UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

EXPRO GROUP HOLDINGS N.V.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
Notice of Annual General Meeting of Shareholders
May 25, 2022
expro.com NYSE: XPRO

Performance is one of our core values and is central to what we stand for as a company.
Performing with integrity and as an ethical company is fundamental to how we build trust with all our stakeholders. Our operations are guided by a range of carefully crafted policies and processes, developed to keep us performing while also achieving our goal of being a good citizen of the world. This work is never finished—best practices always evolve, and we are continually strengthening our approach and exploring best practices to ensure that we are keeping pace in an ever changing environment.
OUR 10 REFRESHED POLICIES
1. Code of Conduct
2. Supply Chain Code of Conduct
3. IT Security and Reasonable Use Policy
4. Human Resources Management Policy
5. Occupational Road Risk Policy    (English, Spanish, French)
6. Competence Policy
7. Real Estate Policy
8. Corporate Social Responsibility Policy
9. Environmental, Social and    Governance (ESG) Policy
10. Quality, Health, Safety and    Environmental Policy
(English, Arabic, Indonesian, Russian, Spanish, Thai, Portuguese, French)
NYSE: XPRO
OUR TIME OUR FUTURE OUR PEOPLE
1.31 47% >7.2K
Total Recordable R&D spend on reducing Employees Case Frequency customers’ carbon (TRCF) reduction challenges in 2022 60 0.46 Countries Lost Time Incident Frequency (LTF)
75
Nationalities
Strong Cash flow outlook
Debt-free balance sheet with significant liquidity
2 Copyright 2022 Expro. All rights reserved.

Expro’s 2022 Annual Meeting Agenda
Items Board recommendation
To elect nine director nominees named in this
1 proxy statement to serve until the Company’s For annual meeting of shareholders in 2023;
To approve on a non-binding advisory basis the
2 compensation of the Company’s named executive For officers for the year ended December 31, 2021; To conduct a non-binding advisory vote on the frequency 3 of future non-binding advisory votes to approve the For compensation of the Company’s named executive officers; To review the annual report for the fiscal year ended December 31, 2021, including the paragraph relating to corporate governance, to confirm and ratify the 4 preparation of the Company’s statutory annual For accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2021; To discharge the members of the Board from liability 5 in respect of the exercise of their duties during For the fiscal year ended December 31, 2021; To appoint Deloitte Accountants B.V. as our auditor who will audit the Dutch statutory annual
6 For accounts of the Company for the fiscal year ending December 31, 2022, as required by Dutch law; To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting
7 For firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2022; To authorize the Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase 8 transaction, at a price between $0.01 and 105% of For the market price on the New York Stock Exchange (the “NYSE”), and during a period of 18 months starting from the date of the 2022 annual meeting; To authorize the Board to issue shares up to 20% of the issued share capital as of the date of the Annual Meeting, for any legal purpose, at the stock exchange or in a private 9 purchase transaction, and during a period of 18 months For starting from the date of the 2022 annual meeting. The authorization also includes the authority to restrict or exclude pre-emptive rights upon an issue of shares; and
10 To adopt the Company’s 2022 Long-Term Incentive Plan. For
Voting Instructions
You may vote using one of the following options. In all cases, have your proxy card or voting instructions form to hand and follow the instructions.
Mail
Follow the instructions to mark, sign, and date your proxy card
Phone
Use any telephone to transmit your voting instructions
1-800-690-6903
Online
Visit www.proxydocs.com/xpro and follow the instructions online.
Voting closes:
25 May, 2022 (5:59am CEST)
Copyright 2022 Expro. All rights reserved. 3

Dear Expro Shareholders,
On behalf of our Board of Directors, I am pleased to have the opportunity as Chairman to introduce the new Expro and share my excitement about the future of this organization. As you know, this past October, Expro and Frank’s International completed our transformational combination to create a new, full-cycle, energy services leader. While Expro and Frank’s were both leaders in their own right, together we have a more resilient business model, financial profile and what we believe to be a leading technology platform that will enable us to win in our markets.
The power and potential of this combined platform cannot be overstated. We believe we have created one of the most compelling investment opportunities in the industry due to Expro’s:
• Scaled business model with through-cycle resiliency to drive sustainable growth;
• Diverse set of global capabilities across the well lifecycle with leading well construction, well flow management, subsea well access and well intervention & integrity businesses;
• Expansive geographic footprint providing insulation from over-exposure in any one region and footholds in key emerging growth markets to capitalize on the expected near-term ramp-up in exploration and production;
• Long-tenured, blue-chip customer base of international and national oil companies that provides stability and opportunities to expand our relationships as we introduce new solutions; and
• Strong financial profile with financial flexibility to continue to invest in our growth priorities and drive value for shareholders.
What truly sets Expro apart is our innovation and commitment to sustainability that will enable us to help define the next chapter of our industry. Our portfolio is built on technology-driven solutions, including automation and digitalization, that focus on supporting our customers’ energy transition goals. Sustainable solutions have never been more important to our industry, and we are ideally positioned to benefit from this trend. We stand firm on our commitment of “innovation with a purpose” to develop the next generation solutions that will enable our customers to tackle the challenges of tomorrow and reach their carbon reduction goals. In fact, in 2021 40% of our research and development spending was on solutions that our customers require to create a more sustainable future.
Equally important to helping our customers prepare for a lower carbon future is our own drive toward sustainability within our own operations. We are targeting a 50% reduction of our carbon emissions by 2030, with the ultimate goal of achieving net zero carbon emissions by 2050. In setting our targets, management took a hard look at our current emissions and designed a path to net zero that is both realistic and achievable with all areas of our business working together to achieve our goals.
Sustainable solutions have never been more important to our industry, and we are ideally positioned to benefit from this trend.”
4 Copyright 2022 Expro. All rights reserved.

We are committed to a culture that promotes diversity and inclusivity, reinforces our high safety standards and empowers each of our employees to take ownership of their responsibilities to help them grow so we can succeed together.”
Underpinning all of this is a commitment to strong governance practices to ensure we are doing right by our shareholders, our team, our customers and our communities. This starts with assembling a Board of diverse, independent directors. Our Board brings a wealth of expertise and experience from both Frank’s and legacy Expro, and is united in its mission to take action to advance shareholders’ best interests and maintain an ESG program that aligns with the highest standards. A small but powerful indication of the Board’s commitment to ESG practices is our recent renaming of the Nominating and Governance Committee to the ESG Committee, as well as amending its charter to add certain duties surrounding ESG and enterprise risk assessment oversight.
As you review the following materials, please note the policies we have implemented to ensure the interests of the Board and management team are aligned with those of all shareholders. This includes a performance-based executive compensation program with clear performance targets that will serve to create sustainable growth in shareholder value.
We also understand that our success is only possible because of the incredible team we have assembled. We are committed to a culture that promotes diversity and inclusivity, reinforces our high safety standards and empowers each of our employees to take ownership of their responsibilities to help them grow so we can succeed together.
While we are a new company in one sense, we possess the numerous historic strengths of two long-standing global players with complementary cultures. Our focus on innovation, sustainability, safety and technological excellence has created an even stronger industry leader. Expro is poised for sustainable growth and substantial shareholder value creation. As we begin this next phase of our journey, I look forward to continuing to update you as we capitalize on the incredible power of the Expro platform.
I would like to close by thanking Keith Mosing for his decades of service to Frank’s International. Keith will be retiring from the Board at this upcoming Annual General Meeting. Through Keith’s initiative, he pioneered and drove the creation of the international business of Frank’s, which grew over the years to become the largest and most profitable part of Frank’s International. As CEO, Keith led Frank’s to become the worldwide leader in tubular running services and a company respected for its employees, their impeccable customer service, and highly innovative technology.
On behalf of your Board, thank you for your continued support and investment in Expro.
Sincerely,
Michael C. Kearney, Chairman
Copyright 2022 Expro. All rights reserved. 5

About Us
We are a full-cycle energy services provider. We combine innovative, future-facing technology with high quality information flow across Well Construction, Well Flow Management, Subsea Well Access and Well Intervention and Integrity.
Well Construction
Innovative, high value, low risk well construction solutions with a focus on operational efficiency and well integrity.
Well Management Flow
Proficient gathering of valuable well and reservoir data, with the utmost regard for well-site safety and environmental impact.
Subsea Access Well
Safe, efficient and cost-effective subsea well access solutions across the entire lifecycle of the well.
Well Intervention    and Integrity
Deployment, insight and enhancement solutions to enable reservoir and well surveillance, production optimization and asset integrity assurance.
Our Business
With roots dating to 1938, the Company is a leading provider of energy services, offering cost-effective, innovative solutions and what the Company considers to be best-in-class safety and service quality. The Company’s extensive portfolio of capabilities spans well construction, well flow management, subsea well access, and well intervention and integrity solutions. The Company provides services in many of the world’s major offshore and onshore energy basins, with over 100 locations and operations in approximately 60 countries.
Expro’s broad portfolio of products and services provides cost-effective solutions to enhance production and improve recovery across the well lifecycle from exploration through abandonment, including:
Well Construction
• Well Construction: Our well construction products and services support customers’ new wellbore drilling, wellbore completion and recompletion, and wellbore plug and abandonment requirements.
Well Management
• Well flow management: We gather valuable well and reservoir data, with a particular focus on well-site safety and environmental impact.
• Subsea well access: We have over 35 years of experience providing a wide range of fit-for-purpose subsea well access solutions throughout the lifecycle of the well. We also provide systems integration and project management services.
• Well intervention and integrity: We provide well intervention solutions to capture well data, ensure well bore integrity and improve production.
OVER
100 LOCATIONS
and
OPERATIONS
in more than
60 COUNTRIES.
Expro operates a global business and has a diverse and stable customer base that is comprised of national oil companies, international oil companies and independent exploration and production companies.
6 Copyright 2022 Expro. All rights reserved.

Environmental | Social | Governance (ESG)
Environment
Expro is committed to preventing harm to the environment and promoting sustainable practices. The depletion of natural resources and the threat of climate change raise legitimate concerns about the environment and the potential financial impact on businesses. Sustainable options are increasingly being considered.
Social
We value diversity in our workforce, and in our customers, suppliers, and others. We provide equal employment opportunity for all applicants and employees. We want to attract, develop and retain the best talent to create a diverse and inclusive working environment, where everyone is accepted, valued and treated fairly without discrimination.
Our approach to human rights is guided by international standards. We are committed to embedding respect for human rights throughout all aspects of our business and within all geographies in which we operate.
We engage with local communities, not only to reduce the impact of our operations, but also to positively impact such communities where possible. The impact that a company has on its employees, local communities and society are a key area of focus.
The issues are diverse, but the main areas are:
• Factors contributing to climate change
• Efficient energy consumption
• Responsible disposal of hazardous waste
• Sustainability of resources
• The impact of climate change on businesses
The main areas of consideration are:
• Preservation of human rights and avoidance of any complicity in human rights abuses
• Equality and diversity amongst employees
• Non-discriminatory employment practices
• Working to eliminate exploitation of child labor or indentured servitude
• Health and safety
Corporate Governance
We are committed to doing business ethically and transparently, using our values and code of conduct to guide us. As a trusted business, we work to a consistent and high standard wherever we operate in the world, including strong anti-bribery, anti-corruption and supply chain standards and financial transparency.
Our corporate governance framework addresses the responsibilities of the management of a company, its structures, corporate values and accountability processes.
This relates to the following areas:
• Our Board and Management structure
• Our employees and workplace culture
• Executive compensation practices
• Compliance with our corporate and supplier codes of conduct
• Transparency and accountability
• Engagement with our customers, suppliers, communities and other relevant stakeholders
• Seeking to comply with and inform industry standard ESG guidelines and best practices
• Monitoring and reporting on ESG data relevant to our operations, including energy use, emissions, safety and other relevant metrics aimed at aligning with TCFD and SASB frameworks
Copyright 2022 Expro. All rights reserved. 7

2022 Annual Meeting Key Information
Board Practices
We are committed to governing the company in accordance with best practices.
The Chairman of the Board Directors are elected by a is a non-executive director simple majority vote standard
The Board conducts an annual Six of nine Board members self-evaluation to determine are independent whether it is functioning effectively
All Board members are The non-management directors elected annually have regularly scheduled meetings in executive session
Risk Oversight
The Board is actively involved in oversight of risks that could affect the Company. This oversight function is conducted primarily through the Audit Committee and the ESG Committee, but the full Board retains responsibility for general oversight of risks.
The Audit Committee is charged with oversight of the Company’s system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance.
The ESG Committee, formerly the Nominating and Governance Committee, is charged with oversight of risks related to environmental, social and governance matters, including climate- and human capital-related risks, as well as enterprise risk management, and the assessment of enterprise and strategic risks, including cybersecurity risks.
8 Copyright 2022 Expro. All rights reserved.

Board Skills and Diversity
Michael C. Kearney
Chairman of the Board
Michael Jardon
President and Chief Executive Officer
Eitan
Arbeter
Robert W. Drummond
Erich L. Mosing
Alan Schrager
Lisa L. Troe
Brian
Truelove
Eileen G. Whelley
Financial literacy
Capital markets professional
Public company governance
Human resources professional
Oil and gas industry
Management
International operations
Age 73 52 41 61 37 53 60 63 68
Gender Male Male Male Male Male Male Female Male Female Preferred Pronouns he/him/his he/him/his he/him/his he/him/his he/him/his he/him/his she/her/hers he/him/his she/her/hers
Copyright 2022 Expro. All rights reserved. 9

Executive Compensation
The Compensation Committee has primary responsibility for our executive compensation program, including decisions regarding the various levels and forms of compensation for each of the Company’s Named Executive Officers following the Merger. The Compensation Committee’s primary objectives are to:
• Set competitive pay practices
• Retain and motivate executives during integration period and beyond;
• Utilize equity compensation to align the incentives of new executives of the Company with the interests of shareholders;
• Maintain continuity with prior compensation arrangements; and
• Reward executives for their efforts in integrating the two companies.
We continue to maintain executive compensation programs that reflect positive corporate governance features. Below is a summary of those practices:
• Variable, at-risk, performance-based elements to align pay and performance
• Multiple performance metrics across our short and long-term incentive plans
• Maximum payout limited under our short- and long-term incentive plans
• Stock ownership guidelines for officers and non-employee directors
• Anti-hedging and anti-pledging policies
• Engagement of an independent outside consultant to help the Committee evaluate and monitor the Company’s compensation program
• Reasonable post-employment and change-in-control provisions
• No single-trigger change-in-control payments or excise tax gross-ups
• Clawback that applies to all incentive compensation paid to our NEOs.
Equity Incentive Plan
Our use of equity is balanced and our plan is aligned with best practices:
Encourage Long-Term Outlook:
Long-term awards have three-year vesting periods.
Pay for Performance: A significant portion of our executives’ equity is performance-based.
Clawback Policy: We adopted a clawback policy that allows for recoupment in the event of a material restatement of the Company’s financial statements.
No Tax Gross-ups: The Plan does not provide for any tax gross-ups.
Reasonable Dilution: Approximate dilution with approval of our share request is currently 10.1%.
No Liberal Share Recycling: We prohibit liberal share recycling on stock options and stock appreciation rights.
No Dividends, Distributions or Dividend Equivalents on Awards:
We prohibit payment of dividends/ equivalents on unvested awards.
Minimum Vesting Requirements:
In general, awards granted under the Plan will include a one-year minimum vesting period.
10 Copyright 2022 Expro. All rights reserved.

EXPRO GROUP HOLDINGS N.V.

1311 Broadfield Blvd., Suite 400

Houston, Texas 77084

(Incorporated in The Netherlands)

To the shareholders of Expro Group Holdings N.V.:

You are cordially invited to attend the annual meeting of the shareholders of Expro Group Holdings N.V. (the “Company”) to be held on May 25, 2022, at 4:00 p.m. Central European Time (“CET”), at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands. This annual meeting has been called by the Company’s board of directors (the “Board”). At this meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect nine director nominees named in this proxy statement to serve until the Company’s annual meeting of shareholders in 2023;

2.	To approve on a non-binding advisory basis the compensation of the Company’s named executive officers for the year ended December 31, 2021;

3.	To conduct a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers;

4.

To review the annual report for the fiscal year ended December 31, 2021, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2021;

5.	To discharge the members of the Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2021;

6.	To appoint Deloitte Accountants B.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2022, as required by Dutch law;

7.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2022;

8.

To authorize the Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange (the “NYSE”), and during a period of 18 months starting from the date of the 2022 annual meeting;

9.

To authorize the Board to issue shares up to 20% of the issued share capital as of the date of the Annual Meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the 2022 annual meeting. The authorization also includes the authority to restrict or exclude pre-emptive rights upon an issue of shares;

10.	To adopt the Company’s 2022 Long-Term Incentive Plan; and

11.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Your vote is very important. Holders of the Company’s shares of common stock, each with a nominal value of €0.06 (the “Common Stock”), held as of April 27, 2022, the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code, are entitled to vote on the matters before the annual meeting. Even if you plan to attend the annual meeting, the Company urges you to promptly vote your shares of Common Stock in advance of the annual meeting. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock personally if you attend the annual meeting. Voting your shares of Common Stock in advance of the annual meeting will not prevent you from attending the annual meeting and voting in person. Please note, however, that if you hold your shares of Common Stock through a broker or other nominee, and you wish to vote in person at the annual meeting, you must obtain from your broker or other nominee a proxy issued in your name.

Pursuant to the “notice and access” rules promulgated by the Securities and Exchange Commission (“SEC”), we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement, a proxy card and our 2021 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe that this process will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

I urge you to review carefully the proxy statement, which contains detailed descriptions of the proposals to be voted upon at the annual meeting.

Sincerely,

John McAlister

General Counsel and Secretary

Den Helder, The Netherlands

                        , 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2022

The Notice of Annual Meeting of Shareholders and the Proxy Statement for the 2022 Annual Meeting of Shareholders, along with the Company’s 2021 Annual Report to Shareholders, is available free of charge at www.proxydocs.com/xpro.

i

EXPRO GROUP HOLDINGS N.V.

1311 Broadfield Blvd., Suite 400

Houston, Texas 77084

(Incorporated in The Netherlands)

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

                    , 2022

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of the Company for use at the Company’s annual meeting.

In this proxy statement, unless indicated otherwise, “we,” “our,” “us,” “Expro,” and the “Company” refer to Expro Group Holdings N.V. (including when it was formerly known as Frank’s International N.V.). References to “Legacy Expro” refer to Expro Group Holdings International Limited, the entity acquired by the Company in the Merger (as defined below).

On March 10, 2021, the Company and New Eagle Holdings Limited, a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Legacy Expro providing for the merger of Legacy Expro with and into Merger Sub in an all-stock transaction, with Merger Sub surviving the merger as a direct, wholly owned subsidiary of the Company (the “Merger”). The Merger closed on October 1, 2021, and the Company was renamed “Expro Group Holdings N.V.” Pursuant to the Merger Agreement, the articles of association of the Company (the “Articles”) were amended to increase the total authorized capital stock of the Company and to effect certain other amendments to the Articles contemplated by the Merger Agreement, including to replace the Company’s Supervisory Board of Directors and the Company’s Management Board of Directors with a single Board of Directors (the “Board”).

In connection with the Merger, Michael Kearney stepped down from his role as President and Chief Executive Officer of the Company. Mr. Kearney continues to serve as the Company’s Chairman of the Board. Further, in connection with the Merger, Michael E. McMahon, Kirkland D. Mosing, Melanie M. Trent, Alexander Vriesendorp, Erich L. Mosing, and L. Don Miller departed as directors of the Company’s Supervisory Board of Directors and Steven Russell, Melissa Cougle and John Symington departed as directors of the Company’s Management Board of Directors.

On October 1, 2021, the Board confirmed the appointments authorized at the General Meeting of the Shareholders of the Company held on September 10, 2021, appointing Michael Jardon as an executive director of the Board and the following individuals as non-executive directors of the Board: Michael Kearney, Eitan Arbeter, Alan Schrager, Lisa Troe, Brian Truelove, Eileen Whelley, Keith Mosing and Robert Drummond. As further described below, Mr. Arbeter, Mr. Schrager and Mr. Mosing were appointed pursuant to a director nomination agreement entered into in connection with the Merger Agreement between the Company and certain shareholders of the Company and Legacy Expro (the “Director Nomination Agreement”). Ms. Troe, Mr. Truelove and Ms. Whelley were appointed to serve on the Company’s Audit Committee. Mr. Drummond, Mr. Arbeter and Ms. Whelley were appointed to serve on the Company’s Compensation Committee. Mr. Truelove, Ms. Troe and Mr. Drummond were appointed to serve on the Company’s ESG Committee. Mr. Keith Mosing is not standing for re-election and, therefore, retiring at the 2022 annual meeting. Pursuant to the Director Nomination Agreement, Mr. Erich L. Mosing, a former supervisory director of the Company, has been designated by the Mosing Parties (as defined in the Director Nomination Agreement) to replace Mr. Keith Mosing as a non-executive director of the Board.

Our Common Stock is traded on the NYSE. Therefore, in accordance with rules and regulations adopted by the SEC, we are providing our stockholders access to our proxy materials on the Internet. Accordingly, the

Notice will be mailed to the Company’s shareholders of record as of March 21, 2022 on or about                 , 2022. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

QUESTIONS AND ANSWERS

Shareholders are urged to carefully read this proxy statement in its entirety. FOR COPIES OF THIS PROXY STATEMENT, OR IF YOU HAVE ANY QUESTIONS ABOUT THE ANNUAL MEETING OR NEED ASSISTANCE VOTING, PLEASE CONTACT OUR INVESTOR RELATIONS DEPARTMENT AT INVESTORRELATIONS@EXPRO.COM.

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on May 25, 2022, at 4:00 p.m. CET, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands.

Q:	Who is soliciting my proxy?

A:	The Board is sending you this proxy statement in connection with their solicitation of proxies for use at the Company’s 2022 annual meeting.

Q:	Who is entitled to vote at the annual meeting?

A:

All shareholders who own shares of Common Stock as of the record date, April 27, 2022, are entitled to vote the shares of Common Stock that they hold as of that date. Each shareholder that attends the annual meeting in person may be asked to present valid picture identification, such as a driver’s license or passport.

Each shareholder is entitled to one vote for each share of Common Stock owned by them on the record date, April 27, 2022, on all matters to be considered. On March 21, 2022, 109,378,748 shares of Common Stock were outstanding.

The Company is sending the Notice to shareholders of record as of March 21, 2022, which we established as the notice date to comply with applicable deadlines for purposes of compliance with the SEC and NYSE proxy solicitation rules. However, receipt of the Notice does not, by itself, entitle you to vote at the annual meeting.

Q:	What vote is required to approve the proposals?

A:

The affirmative vote of a simple majority of the votes cast is required to elect each director nominee and to approve each item on the agenda at the annual meeting. Under Dutch law, there is no required quorum for shareholder action at a properly convened shareholder meeting.

A properly executed proxy (for a holder as of the record date of the annual meeting) will be voted in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	“FOR” the election of each of the director nominees named in this proxy statement (“Item One”);

•	“FOR” the approval on a non-binding advisory basis of the compensation of the Company’s named executive officers (“Item Two”);

•	“FOR” a frequency of “1 Year” for future non-binding advisory votes to approve the compensation of the Company’s named executive officers (“Item Three”);

•

“FOR” the confirmation and ratification of the preparation of the Company’s statutory annual accounts and annual report in the English language and the confirmation and adoption of the annual accounts for the fiscal year ended December 31, 2021 (“Item Four”);

•	“FOR” the discharge of the members of the Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2021 (“Item Five”);

•

“FOR” the appointment of Deloitte Accountants N.V. as our auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2022 as required by Dutch law (“Item Six”);

•

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the fiscal year ending December 31, 2022 (“Item Seven”);

•

“FOR” the authorization of the Company’s Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the NYSE, and during a period of 18 months starting from the date of the 2022 annual meeting (“Item Eight”);

•

“FOR” the authorization of the Board to issue shares up to 20% of the issued share capital as of the date of the Annual Meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the 2022 annual meeting. The authorization also includes the authority to restrict or exclude pre-emptive rights upon an issue of shares (“Item Nine”); and

•	“FOR” the authorization of the Company’s 2022 Long-Term Incentive Plan (“Item Ten”).

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q:	Can I vote my stock by filling out and returning the Notice?

A:

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by personally attending and voting at the annual meeting.

Q:	How can I access the proxy materials over the Internet?

A:

Your Notice, proxy card and/or voting instruction card will contain instructions on how to view our proxy materials for the annual meeting on the Internet. Our proxy materials are also available at www.proxydocs.com/xpro.

Q:	How do I vote?

A:	If you are a shareholder of record as of April 27, 2022, you may vote by any of the following four methods:

•

Internet. Vote on the Internet at www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (“EDT”) on May 24, 2022, or 5:59 a.m. CET on May 25, 2022.

•

Telephone. Vote by telephone by following the instructions on the Notice. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. EDT on May 24, 2022, or 5:59 a.m. CET on May 25, 2022.

•

Mail. If you have requested and received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If you mail in your proxy card, it must be received by the Company before the voting polls close at the annual meeting.

•	In person. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the annual meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the annual meeting if you later decide to attend in person.

If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the annual meeting. Please refer to the voter instruction card provided by your broker or other nominee for specific instructions on methods of voting.

Even if you plan to attend the annual meeting, please vote your proxy in advance of the annual meeting using one of the methods above as soon as possible so that your shares of Common Stock will be represented at the annual meeting if for any reason you are unable to attend in person.

Q:	How can I attend the Annual Meeting if local public health restrictions in Amsterdam, The Netherlands, or elsewhere, do not permit me to attend the Annual Meeting?

A:

In light of the coronavirus (COVID-19) pandemic (“COVID-19”), we encourage you to vote using the internet, telephone or mail methods discussed in the foregoing. We intend to hold the Annual Meeting in person as allowed by Dutch law. However, we are sensitive to the public health and travel concerns our shareholders may have related to the COVID-19 and the public health measures governments may impose. Therefore, we anticipate allowing attendance via telephone and plan to provide details as promptly as practicable. Please monitor our website at investors.expro.com for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.

Q:	What do I do if I want to change my vote after I have already voted by proxy?

A:	If you are a shareholder of record as of the record date, you may change or revoke your vote at any time before the voting polls close at the annual meeting by:

•	voting at a later time by Internet or telephone until 11:59 p.m. EDT on May 24, 2022, or 5:59 a.m. CET on May 25, 2022;

•	delivering a later-dated, executed proxy card to the address indicated in the envelope accompanying the proxy card;

•	delivering a written notice of revocation of your proxy to the Company, Attention: Corporate Secretary at 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084; or

•	attending the annual meeting and voting in person. Please note that attendance at the annual meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

If you are a beneficial owner of Common Stock held in street name and you have instructed your broker or other nominee to vote your Common Stock, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the annual meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	If my shares of Common Stock are held in “street name” by my broker or other nominee, will my broker or other nominee vote my Common Stock for me? How do “abstentions” count?

A:

Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. The annual report ratification proposal (Item Four), Dutch auditor proposal (Item Six), U.S. ratification of auditor proposal (Item Seven), share repurchase proposal (Item Eight) and share issuance proposal (Item Nine) are the only routine matters on which brokers may (but are not required to) vote in their discretion on behalf of customers who have not provided instructions. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the annual meeting. Except for the aforementioned proposals, neither abstentions nor broker non-votes will have any effect on the outcome of voting on items on the agenda for the annual meeting because they are not considered “votes cast.” If any other business properly comes before the annual meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the annual meeting.

Q:	Who covers the expense of the proxy solicitation?

A:

The expense of preparing, printing and mailing the Notice and any proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by employees of the Company, without additional remuneration, by mail, phone, fax or in person. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the Company’s Common Stock as of March 21, 2022 and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares of Common Stock by following the instructions in the Notice will help to avoid additional expense. In addition, we have engaged the firm of Okapi Partners to assist in the solicitation of proxies for the annual meeting and will pay Okapi Partners a fee of approximately $15,000 plus reimbursement of out-of-pocket expenses. The address of Okapi Partners is 1212 Avenue of the Americas, 24th Floor, New York, New York 10036. If you need assistance in completing your proxy card or voting by telephone or on the Internet, or have questions regarding the annual meeting, please contact Okapi Partners at (877) 274-8654 or by email at info@okapipartners.com.

Q:	Are dissenters’ rights available to holders of Common Stock?

A:

Subject to certain exceptions, Dutch law does not recognize the concept of dissenters’ rights. Accordingly, dissenters’ rights are not available to the holders of the Company’s Common Stock with respect to matters to be voted upon at the annual meeting.

Q:	Who can I contact for further information?

A:	If you have questions or need assistance voting, please contact Investor Relations at investorrelations@expro.com.

MANAGEMENT

Board Structure

The Company currently has a one-tier board structure, which Board under the Company’s Articles must consist of one or more executive directors and one or more non-executive directors. Only a non-executive director can serve as Chairman of the Board. This structure is customary for Dutch companies. Executive directors are primarily charged with the Company’s day-to-day operations and non-executive directors are primarily charged with the supervision of the performance of the duties of the directors. Prior to October 1, 2021, the Company had a two-tier board structure consisting of a board of managing directors and a separate board of supervisory directors.

The Board exercises oversight of management with the Company’s interests in mind. At the annual meeting, the terms of our nine incumbent directors will expire. Assuming the shareholders elect the nominees as set forth in “Item 1—Election of Directors,” the Board will continue to consist of nine members.

Directors and Executive Officers

Set forth below are the names and ages of the director nominees standing for election, as well as the names, ages and positions of the Company’s executive officers. All directors are elected for a term of one year or to serve until their successors are elected and qualified or upon earlier of death, disability, resignation or removal. All executive officers hold office until their successors are elected and qualified or upon earlier of death, disability, resignation or removal.

Other than Mr. Erich L. Mosing (as described below), all of the director nominees are current directors whose appointments to the Board in October 2021 were confirmed by the Board, consistent with the authorization of their appointment at the 2021 general meeting of shareholders of the Company. As described in greater detail on page 65, Messrs. Arbeter, Schrager and Mosing were appointed pursuant to the Director Nomination Agreement. Specifically, pursuant to the Director Nomination Agreement, Mr. Erich L. Mosing, a former supervisory director of the Company, has been designated by the Mosing Parties (as defined in the Director Nomination Agreement) to replace Mr. Keith Mosing as a non-executive director of the Board. Mr. Keith Mosing is not standing for re-election at the 2022 annual meeting. Ms. Troe and Ms. Whelley were recommended by a third-party search firm.

Name	Age	Position
Michael C. Kearney	73	Chairman of the Board and non-executive director
Michael Jardon	52	President and Chief Executive Officer and executive director
Eitan Arbeter	41	Non-executive director
Robert W. Drummond	61	Non-executive director
Erich L. Mosing	37	Non-executive director nominee
Alan Schrager	53	Non-executive director
Lisa L. Troe	60	Non-executive director
Brian Truelove	63	Non-executive director
Eileen G. Whelley	68	Non-executive director
Quinn Fanning	58	Chief Financial Officer
Alistair Geddes	60	Chief Operating Officer
Steven Russell	54	Chief Technology Officer
John McAlister	56	General Counsel and Secretary

Michael C. Kearney. Mr. Kearney currently serves as the Company’s Chairman of the Board and non-executive director of the Board, a position he has held since October 2021. Mr. Kearney has over 25 years of upstream energy executive and board experience, principally in the oil services sector. Previously, Mr. Kearney served as supervisory director from November 2013 until October 2021. He was Lead Supervisory Director from May 2014 until December 31, 2015, when he was named Chairman. From September 2017 until September 2021, he served as Chairman, President and Chief Executive Officer of the Company. In addition, he served on the Company’s Audit Committee from 2013 until 2017 and the Compensation Committee from 2014 until 2016. Mr. Kearney previously served as President and Chief Executive Officer of DeepFlex Inc., a privately held oil service company which was engaged in the manufacture of flexible composite pipe used in offshore oil and gas production, from September 2009 until June 2013, and had served as the Chief Financial Officer of DeepFlex Inc. from January 2008 until September 2009. Mr. Kearney served as Executive Vice President and Chief Financial Officer of Tesco Corporation from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President—Administration of Hydril Company. In addition to his executive experience, Mr. Kearney’s oil service experience extends to serving on the Board of Core Laboratories from 2004 until 2017, most recently as its Lead Director, and serving on the board and Audit Committee of Fairmount Santrol from 2015 until its merger with Unimin Corporation in 2018. Mr. Kearney currently serves on the board and Audit Committee of Ranger Energy Services, Inc., an independent provider of well service rigs and associated services, since 2018. He also serves on the board of directors for the Energy Workforce & Technology Counsel. Mr. Kearney received a Bachelor of Business Administration degree from Texas A&M University, as well as a Master of Science degree in Accountancy from the University of Houston. Mr. Kearney was selected as a director because of his experience in the oil and gas industry and his experience serving on the board of directors of other companies.

Michael Jardon. Mr. Jardon currently serves as the Company’s President and Chief Executive Officer and an executive member of the Company’s Board, positions he has held since October 2021. Prior to serving in his current positions, he was appointed Chief Executive Officer of Legacy Expro in April 2016, after five years as Legacy Expro’s Chief Operating Officer. Prior to joining Legacy Expro, he was Vice President Well Testing and Subsea responsible for North and South America at Schlumberger and held senior roles in wireline, completions, well testing and subsea from 1992 until 2008. He held a variety of assignments throughout North America, South America and the Middle East. He spent three years with Vallourec as President of North America, leading the commercial activities across North America, directing global research and development, as well as managing sales and strategy for the region. He holds a Bachelor of Science degree in Mechanical Engineering and Mathematics from Colorado School of Mines. Mr. Jardon was selected as a director because of his extensive experience and familiarity with Legacy Expro and its affiliates as well as his industry and management expertise.

Eitan Arbeter. Mr. Arbeter has been a non-executive member of the Company’s Board since October 2021. Mr. Arbeter previously served on the Board of Directors of Legacy Expro. He shares portfolio management responsibilities as Portfolio Manager and Partner at Oak Hill Advisors, L.P., a leading alternative investment firm. Mr. Arbeter serves on the Oak Hill Advisor’s investment strategy and several fund investment committees. Prior to assuming a portfolio management role, Mr. Arbeter spent over 10 years as a senior research analyst. Prior to joining Oak Hill Advisors, Mr. Arbeter worked at Bear, Stearns & Co. Inc. in its Global Industrials Group. He earned a B.B.A, with Honors, from the Stephen M. Ross School of Business at the University of Michigan. Mr. Arbeter was selected as a director because of his familiarity with Expro as well as his business acumen and capital markets expertise.

Robert W. Drummond. Mr. Drummond has been a director of the Company since May 2017. Prior to October 2021, he served as a supervisory director of the Company, and thereafter, as a non-executive member of the Company’s Board. He currently serves as President and Chief Executive Officer of NexTier Energy Solutions Inc., fka Keane Group, Inc., an oilfield services company, a position he has held since August 2018. He also serves on the Board of Directors of NexTier since August 2018. Prior to serving in his current position, Mr. Drummond served as President and Chief Executive Officer of Key Energy Services, Inc., an oilfield services company, from March 2016 to May 2018, prior to which he was President and Chief Operating Officer since June 2015. He also served on the Board of Directors of Key Energy Services, Inc. from November 2015 until August 2018. Prior to joining Key, Mr. Drummond was previously employed for 31 years by Schlumberger Limited, where he served in multiple engineering, marketing, operations, and leadership positions throughout

North America. His positions at Schlumberger included President of North America from January 2011 to June 2015; President of North America Offshore & Alaska from May 2010 to December 2010; Vice President and General Manager for the US Gulf of Mexico from May 2009 to May 2010; Vice President of Global Sales from July 2007 to April 2009; Vice President and General Manager for US Land from February 2004 to June 2007; Wireline Operations Manager from October 2003 to January 2004; Vice President and General Manager for Atlantic and Eastern Canada from July 2000 to September 2003; and Oilfield Services Sales Manager from January 1998 to June 2000. Mr. Drummond began his career in 1984 with Schlumberger. Mr. Drummond is a member of the Society of Petroleum Engineers and serves on the Advisory Board for the Energy Workforce & Technology Counsel and the University of Alabama College of Engineering Board. Formerly, he served as a member of the Board of Directors of the National Ocean Industries Association; the Board of Directors for the Greater Houston Partnership and on the Board of Trustees for the Hibernia Platform Employees Organization – Newfoundland; and as an advisory board member for each of the University of Houston Global Energy Management Institute, the Texas Tech University Petroleum Engineers and Memorial University’s Oil and Gas Development Partnership. Mr. Drummond received his Bachelor of Science in Mineral/Petroleum Engineering from the University of Alabama in 1983. Mr. Drummond was selected as a director because of his extensive industry and management expertise.

Erich L. Mosing. Mr. Mosing has been nominated by the Board to stand for election at this annual meeting. He served as a supervisory director of the Company from June 2020 until October 2021. Prior to that, he began his career with the Company full time in 2006 and has held various positions, including positions in marketing, until leaving the Company in 2015. Mr. Mosing received his Bachelor of Science Degree from the E. J. Ourso College of Business at Louisiana State University in 2006. Mr. Mosing was selected as a director nominee because of his extensive experience and familiarity with the Company’s business.

Alan Schrager. Mr. Schrager has been a non-executive member of the Company’s Board since October 2021. He currently serves on the board of directors of Associated Materials Incorporated, three Churchill Capital special purpose acquisition companies and New Heights Youth, Inc., and previously served on the board of Legacy Expro. He shares portfolio management responsibilities as Portfolio Manager and Senior Partner at Oak Hill Advisors, L.P., a leading alternative investment firm. Mr. Schrager serves on various Oak Hill Advisors committees, including the investment strategy, valuation, compliance and several fund investment committees. Previously, Mr. Schrager had senior research responsibility for investments in private credit companies, software, industrials and gaming. Prior to joining Oak Hill Advisors in early 2003, he was a Managing Director of USBancorp Libra, where he was responsible for originating, evaluating and structuring private equity, mezzanine and debt transactions and also held several positions at Primary Network, a data CLEC, including Chief Financial Officer and Interim Chief Executive Officer. Mr. Schrager previously worked in the Leveraged Finance and High Yield Capital Markets group at UBS Securities, LLC. Mr. Schrager earned an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. from the University of Michigan. Mr. Schrager was selected as a director because of his familiarity with Expro as well as his business acumen and capital markets expertise.

Lisa L. Troe. Ms. Troe has been a non-executive member of the Company’s Board since October 2021. Since 2014, she has been a Senior Managing Director of Athena Advisors LLC, a business advisory firm she co-founded in 2014 to provide services in securities litigation, public company accounting, financial reporting and disclosure, compliance systems, enterprise risk management, and other business needs and strategies. From 2005 through 2013, Ms. Troe was a Senior Managing Director at FTI Consulting, Inc. (NYSE: FCN), a global business advisory firm. From 1995 through 2005, Ms. Troe served on the staff of the U.S. Securities and Exchange Commission’s Pacific regional office, including seven years as an Enforcement Branch Chief and six years as Regional Chief Enforcement Accountant. Prior to joining the SEC, Ms. Troe was an auditor at a Big Four public accounting firm and held corporate accounting and financial positions in upstream oil and gas companies and a petroleum products pipeline company. Since shortly before its IPO in April 2014, Ms. Troe has served as a director and for eight years served as the audit committee chair of Magnite, Inc. (Nasdaq: MGNI), an independent platform that facilitates the purchase and sale of digital advertising. Since its go-public transaction in April 2021, Ms. Troe has served as a director of Stem, Inc. (NYSE: STEM), a provider of energy storage systems management services that employs a proprietary AI-enabled software platform to optimize the value of energy savings by automatically switching between battery power, onsite generation and grid power. She serves as a director of HireRight Holdings Corporation (NYSE: HRT), that provides employers with global background screening and other workforce solutions. From 2003 to 2014, Ms. Troe was a member of the advisory board that functioned as a board of directors for a Texas general partnership engaged in oil and gas exploration and production. In 2007, Ms. Troe served as a member of a Special Litigation Committee of the board of a public manufacturing company. Ms. Troe is a National Association of Corporate Directors member and Board Leadership Fellow, CERT certified in cybersecurity by the Software Engineering Institute of Carnegie Mellon University, and a CPA. Ms. Troe received her B.S. in Business Administration with honors from the University of Colorado. Ms. Troe was selected as a director due to her expertise in public company accounting, financial reporting and corporate governance, as well as her public company director and audit committee experience.

Brian Truelove. Mr. Truelove has been a non-executive member of the Company’s Board since October 2021. He has over 40 years of experience in the global upstream oil and gas industry. From 2018 to October 2021, he served on the Board of Directors of Legacy Expro. Mr. Truelove has also served on the Board of Directors of Bristow Group Inc. since 2019. From 2011 to 2018, he worked for the Hess Corporation, an energy company, most recently as Senior Vice President, Global Services, which included serving as the Chief Information Officer, Chief Technology Officer, and leading the Supply Chain/Logistics organization. Prior to assuming this role, he served as Senior Vice President for Hess’ global offshore businesses and prior to that he was Senior Vice President for Global Drilling and Completions. From 1980 through 2010, Mr. Truelove worked for Royal Dutch Shell where he most recently served as Senior Vice President for the Abu Dhabi National Oil Company/NDC on secondment from Shell. Prior to that he led Shell’s global deepwater drilling and completions business. During his time with Hess and Shell he held leadership positions around the world in drilling and production operations and engineering, asset management, project management, R&D, Health/Safety/Environment, and corporate strategy, amongst others. Mr. Truelove was selected as a director because of his extensive experience in the oil and gas industry and his public company experience.

Eileen G. Whelley. Ms. Whelley has been a non-executive member of the Company’s Board since October 2021. Ms. Whelley retired from the XL Group, a commercial reinsurance company, in January 2019, having served as Chief Human Resources Officer, where she was responsible for leading all aspects of Human Resources including leadership development and succession planning, compensation and benefits, diversity and inclusion, cultural transformation and colleague engagement. Prior to joining XL Group in 2012, Ms. Whelley spent five years as Chief Human Resources Officer for the Hartford Financial Services Group, and before that, was at General Electric Company for 17 years where she was a Company officer and held a number of Human Resources leadership roles, including Executive Vice President Human Resources for NBC Universal. She has expertise in the areas of organizational transformation, executive development and succession planning, leadership effectiveness, acquisition integration and executive compensation. She is a Trustee of SUNY Potsdam’s Foundation Board and is a member of the SUNY Research Foundation Board of Directors where she chairs the Nominating Committee and serves on the Executive Committee. Ms. Whelley graduated from SUNY Potsdam with a BA in Sociology and earned an MA from Bowling Green State University. Ms. Whelley was selected as a director due to her experience in management and human resources.

Quinn Fanning. Mr. Fanning currently serves as the Company’s Chief Financial Officer, a position he has held since October 2021. Prior to serving in his current position, Mr. Fanning was appointed Chief Financial Officer for Legacy Expro in October 2019. Mr. Fanning has more than 25 years’ experience in financial leadership and general management through his time as Chief Financial Officer of both publicly traded and privately held companies and as an investment banker. Prior to joining Expro, Mr. Fanning was Executive Vice President and Chief Financial Officer of Tidewater Inc., an energy service company, from July 2008 to March 2019, where he played a leadership role in successfully completing Tidewater’s financial restructuring and its business combination with GulfMark Offshore, Inc. Prior to joining Tidewater, Mr. Fanning was a Managing Director with Citigroup Global Markets, Inc. where he was responsible for senior client coverage and executing a wide variety of M&A, strategic advisory and capital markets transactions across all sectors of the global energy complex. Mr. Fanning holds a Bachelor of Business Administration from the University of Notre Dame and a Master of Business Administration from the University of Chicago Graduate School of Business.

Alistair Geddes. Mr. Geddes currently serves as the Company’s Chief Operating Officer, a position he has held since October 2021. Prior to serving in his current position, Mr. Geddes served as Chief Operating Officer of Legacy Expro from 2019 until October 2021, responsible for Region Operations, Group Business Development, Group HR and Group HSEQ. He served as Legacy Expro’s Executive Vice President, responsible for Product Lines, Technology and Business Development from 2014 to 2019. He joined Legacy Expro in 2011 as President for Strategy, Resource Development & Support. Prior to joining Legacy Expro, Mr. Geddes held the position of Vice President for the Asia Pacific region for Weatherford. He has enjoyed a successful 30-year career in the oil and gas industry, having started his career with BP and held senior management roles at Mobil / Exxon Mobil, BG Group and Weatherford International. Mr. Geddes has a BSc in Chemical Engineering from Heriot Watt University, Edinburgh.

Steven Russell. Mr. Russell currently serves as the Company’s Chief Technology Officer, a position he has held since October 2021. Prior to serving in his current position, Mr. Russell was the Company’s Senior Vice President, Operations. Prior to that, he served as the Company’s President, Tubular Running Services, from June 2018 through November 2019, and as the Company’s Senior Vice President, Human Resources from May 2017 to June 2018. Prior to joining the Company, Mr. Russell served as Vice President, Human Resources for Archer Ltd., a global oil services company, from January 2011 until May 2017. Previously, he served as Global Inventory Manager for Schlumberger Ltd., a global oilfield services company, and prior to that, Mr. Russell served in a variety of roles for Schlumberger Ltd. Mr. Russell has over 25 years of experience in the oilfield services industry, with an emphasis on strong line management in North America, Europe, Asia, and Russia. Mr. Russell received a Master’s in Chemical Engineering from the Imperial College of Science & Technology in London, England.

John McAlister. Mr. McAlister currently serves as the Company’s General Counsel and Secretary, a position he has held since October 2021. Prior to serving in his current position, Mr. McAlister was Group General Counsel of Legacy Expro from June 2006 until October 2021. He was appointed to the board of Expro International Group PLC in June 2006 and was appointed as a Director of Expro International Group Holdings Ltd in 2008. Prior to joining Legacy Expro, he was employed as a solicitor by Clifford Chance before moving to work in the energy sector, holding positions with BG Group PLC, Lattice Group PLC and latterly National Grid PLC. Mr. McAlister holds a BA (Hons) in Law from the University of Kent and graduated from the College of Law in 1992 with First Class Honours, and was admitted as a Solicitor of the Senior Courts of England and Wales in 1993.

Director Independence

The Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers and transactions discussed under “Transactions with Related Persons” below, the Board has affirmatively determined each of Mr. Arbeter, Mr. Drummond, Mr. Schrager, Ms. Troe, Mr. Truelove and Ms. Whelley have no material relationships with the Company and are independent under the applicable NYSE rules and, to the extent consistent therewith, the Dutch Code. Prior to the Merger, the Company’s Board determined that Mr. McMahon, Mr. Miller, Ms. Trent and Mr. Vriesendorp were independent under the applicable NYSE rules during their service on the Company’s Board in 2021.

Committees of the Board

The Company’s Board currently has three standing committees: the Audit Committee, the Compensation Committee and the ESG Committee (formerly known as the Nominating and Governance Committee). Each of the three committees is composed of independent directors and has the composition and responsibilities described below. The Company may decide in the future to create additional committees.

Audit Committee

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company’s Board, including: the selection of the Company’s independent accountants; the scope of the Company’s annual audits; fees to be paid to the independent accountants; the performance of the Company’s independent accountants and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. On a quarterly basis, the Audit Committee meetings are typically attended by the Company’s Chief Financial Officer, General Counsel, representatives from its external and internal auditors, and others as necessary and appropriate. The Company has adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the NYSE market standards, which is available at www.expro.com.

Ms. Troe, Mr. Truelove and Ms. Whelley are the current members of the Audit Committee and Ms. Troe is the Chair of the Audit Committee. Each member satisfies the heightened requirements for independence under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in Regulation S-K Item 407(d)(5)(ii) and (iii). The Board has determined that Ms. Troe is an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Company has determined that each of Ms. Troe, Mr. Truelove and Ms. Whelley are financially literate as defined by the rules and regulations of the NYSE. Ms. Troe currently serves on the audit committee of three other public companies. The Board has determined that such simultaneous service does not impair her ability to effectively serve on the Company’s Audit Committee, including as Audit Committee Chair, due to her 100% attendance at Board meetings and meetings of the Committees on which she serves at the Company and her broad experience, including her status as CPA, among other things.

If re-elected to the Board, Ms. Troe, Mr. Truelove and Ms. Whelley will continue to serve on the Audit Committee with Ms. Troe serving as Chair.

Compensation Committee

The Company’s Compensation Committee currently consists of Mr. Arbeter, Mr. Drummond and Ms. Whelley, with Mr. Drummond serving as the Chairman. Each member satisfies the heightened requirements for compensation committee independence set out in Section 303A.02(a)(ii) of the NYSE Manual and Rule 10C-1 of the Exchange Act.

The Compensation Committee oversees, reviews, acts on and reports on various compensation matters to the Company’s Board, including: the compensation of the Company’s executive officers and directors; the Compensation Discussion and Analysis included in the Company’s proxy statement or Annual Report on Form 10-K and the Compensation Committee Report; compensation matters required by Dutch Law; and the discharge of the Board’s responsibilities relating to compensation of the Company’s executive officers and directors. The Company has adopted a compensation committee charter defining the committee’s primary duties, which is available at www.expro.com.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees or to its Chairman when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include other directors, members of the Company’s management, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. Further, Meridian Consultants, LLC has been engaged by the Compensation Committee to provide advice and recommendations regarding compensation.

If re-elected to the Board, Mr. Arbeter, Mr. Drummond and Ms. Whelley will continue to serve on the Compensation Committee, with Mr. Drummond serving as Chair.

ESG Committee (formerly known as Nominating and Governance Committee)

The Company’s ESG Committee currently consists of Mr. Drummond, Ms. Troe and Mr. Truelove, with Mr. Truelove serving as the Chairman. The Nominating and Governance Committee changed its name to the ESG Committee to further focus on increasing the Company’s environmental, social and governance assessment.

The ESG Committee oversees, reviews, acts on and reports on various corporate governance matters to the Company’s Board, including the selection of director nominees; composition of the Board and its committees; compliance with corporate governance guidelines; annual performance evaluations of the Board and its committees; and succession planning for the Chief Executive Officer. It also oversees environmental, social and governance initiatives. The Company has adopted an ESG Committee charter defining the committee’s primary duties, which is available at www.expro.com.

The ESG Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the ESG Committee. The ESG Committee may form and delegate some or all of its authority to subcommittees or to its Chairman when it deems appropriate. Meetings may, at the discretion of the ESG Committee, include other directors, members of the Company’s management, consultants or advisors, and such other persons as the ESG Committee believes to be necessary or appropriate.

If re-elected to the Board, Mr. Drummond, Ms. Troe and Mr. Truelove will continue to serve on the ESG Committee, with Mr. Truelove serving as Chair.

Board and Committee Meetings

During 2021, the Board held eight meetings pre-Merger and two meetings post-Merger, the Audit Committee of the Board held three meetings pre-Merger and one meeting post-Merger, the Compensation Committee of the Board held three meetings pre-Merger and one meeting post-Merger, and the ESG Committee held three meetings pre-Merger and one meeting post-Merger. During 2021, each of the Company’s directors attended at least 75% of the Board meetings and the meetings of the committees on which that director served. The Company’s directors are encouraged to attend the annual meeting of shareholders either in person or telephonically. Eight of the nine directors at the time attended the 2021 annual meeting of shareholders either in person or through electronic conferencing and were available to answer questions.

Dutch Governance Code and Dutch Law Diversity Requirements and Our Board

The importance of diversity is recognized by the Company. The Company’s diversity policy is part of the Corporate Governance Guidelines and the ESG Committee Charter, which are under regular consideration and review by the Board. The Company’s diversity policy is maintained in compliance with the requirements of the Dutch Corporate Governance Code, which is applicable to the Company. The Company strives to give appropriate weight to the diversity policy in the selection and appointment process, while taking into account the overall profile and selection criteria for the appointment of suitable candidates.

The Corporate Governance Guidelines confirm that an important component of the Board is diversity. In addition, the Board acknowledges that the Company should as much as possible take into account a balanced gender representation when making nominations for election and drawing up profiles, and that such balanced memberships of a board exists if at least 30% of the members are men and if at least 30% of the members are women. The Company has established through the ESG Committee selection criteria that identify desirable skills and experience for prospective Board members. In considering diversity for the Board, the ESG Committee will take into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other individual qualities, such as gender, race, ethnicity and age, and the variety of attributes that contribute to the Board’s collective strength.

The ESG Committee Charter states that the ESG Committee will actively seek individuals qualified to become members of the Board for recommendation to the Board. An important component of the Board is diversity including not only background, skills, experience and expertise, but also gender, race and culture. In identifying the most qualified individuals as candidates for a board membership, the Committee will also seek to attain diversity in the composition of the Board. Any search firms retained to assist the Committee will be specifically advised to include qualified, diverse candidates from traditional and nontraditional environments, including women and minorities.

The Board has improved its diversity. However, the Company has not yet achieved all of the targets of its diversity policy. The Company believes that the current composition of the Board, taking into account the knowledge and experience of the current members, is in the best interest of the Company and its businesses. In the future, however, we will continue to pursue a more diverse composition for the Board, although it is not possible to predict when we will be able to fully achieve all targets. Since January 1, 2022, a new bill came into effect under Dutch law regarding gender diversity in top management positions of all large N.V. companies irrespective of whether or where they are listed, which is included in article 166 of Book 2 of the Dutch Civil Code (it being noted that additional rules apply to board positions of companies listed on a regulated stock exchange in the Netherlands).

-	Under this new law, the following rules apply:

i.

The company must set suitable and ambitious targets – in the form of a percentage or number – to ensure a balanced board and group of senior officers/employees (as determined by the company) in terms of gender.

ii.	The company must prepare a plan to meet those gender targets.

iii.

Each year, by October 31, the company must report to the Dutch Social Economic Counsel on the number of men and women who are part of the board by the end of the year; a similar report must be made for the group of senior officers/employees for which a gender target applies.

iv.

As part of its report to the Dutch Social Economic Counsel, the company must also indicate what its targets were, what its plans were to meet those targets and, if applicable, why it failed to meet those targets.

v.	The report as mentioned under iii. and iv. has to be filed by the company for the first time by October 31, 2022.

vi.

For purposes of these rules, a company will qualify as a “large” company, if it has met at least two of the following criteria on two consecutive balance sheet dates without interruption (in principle, determined on a consolidated basis):

•	the value of its assets, determined on the basis of acquisition and creation costs, exceeds €20 million;

•	its annual net turnover exceeds €40 million;

•	annually, on average, it employs at least 250 employees (in or outside the Netherlands).

Selection of Director Nominees and Shareholder Participation

The number of members of the Company’s Board is determined from time to time at a general meeting upon a proposal by the Board. Pursuant to the Company’s Articles, directors are appointed by the shareholders voting at the general meeting upon a proposal of the Board. A proposal made by the Board submitted on time is binding. However, the general meeting may render the proposal non-binding by a resolution to that effect adopted with a majority of no less than two-thirds of the votes cast, representing over one-half of the issued capital. When making a proposal, subject to applicable law, the Board must observe the terms of the Director Nomination Agreement (as defined above). Pursuant to the Director Nomination Agreement, Oak Hill Advisors, L.P. has the right to appoint two directors to the Board provided that it owns at least 20% of the Company’s outstanding Common Stock (and one director if it owns at least 10%, but less than 20%, of the outstanding Common Stock). Messrs. Arbeter and Schrager were appointed pursuant to this right under the Director Nomination Agreement. Also, the Mosing Parties (as defined in the Director Nomination Agreement) holding the Mosing Majority (as defined in the Director Nomination Agreement) has the right to appoint one director as long as they own at least 10% of the Company’s outstanding Common Stock. Mr. Erich L. Mosing was designated pursuant to this right under the Director Nomination Agreement to replace Mr. Keith Mosing as the appointee of the Mosing Parties.

In evaluating director candidates, the Company assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to oversee and direct the Company’s affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and the quality of the Board’s deliberations and decisions. In evaluating directors under its diversity policy, the Company considers diversity in its broadest sense, including persons diverse in perspectives, personal and professional experiences, geography, gender, race and ethnicity. The Board assesses the effectiveness of this policy in connection with its annual evaluation of the Board and its committees.

In order to assist the Board in the director selection process as well as in the selection of Board committee composition, the ESG Committee has developed a written matrix of the ideal characteristics and competencies of a public company board of directors, including the best practice compositions for members of an audit committee, compensation committee and nominating and governance committee. Criteria includes (i) senior leadership experience, (ii) business development/mergers and acquisition experience, (iii) financial expertise and financial literacy, (iv) public board experience, (v) the number of public boards on which the individual is currently serving, (vi) diversity, (vii) global experience, (viii) industry experience, (ix) operational/manufacturing experience, (x) information technology experience, (xi) brand marketing experience, (xii) independence, (xiii) drilling/service company experience, (xiv) controlled company experience, (xv) strategy and vision development, (xvi) collegiality and respectfulness with regards to the ideas of others, and (xvii) emergency CEO capability.

The Company will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Board and other sources. For a description of the procedures and qualifications required to submit shareholder proposals, including for nominating directors, please see “Shareholder Proposals.” Other than as described above, the Company does not have a policy regarding consideration of director candidates submitted by shareholders.

Communications with Directors of the Company

The Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with the Board, the Chair, the non-employee or independent directors, or any individual director, may write to Expro Group Holdings N.V., c/o U.S. Headquarters, Attention: Corporate Secretary – 1311

Broadfield Blvd., Suite 400, Houston, Texas 77084. If requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Corporate Secretary, will:

•	forward the communication to the director or directors to whom it is addressed;

•	refer the inquiry to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Board or an individual director; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Risk Oversight

The Board is actively involved in oversight of risks that could affect the Company. This oversight function is conducted primarily through the Audit Committee and the ESG Committee, but the full Board retains responsibility for general oversight of risks. The Audit Committee is charged with oversight of the Company’s system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. The ESG Committee is charged with oversight of risks related to environmental, social and governance matters, including climate- and human capital-related risks, as well as enterprise risk management, and the assessment of enterprise and strategic risks, including cybersecurity risks. The Company’s Board supports its oversight responsibility through full reports from the Audit Committee chair and the ESG Committee chair regarding the respective committees’ considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. In addition, the Company has internal audit systems in place to monitor adherence to policies and procedures and to support the Company’s internal audit function. The Company has an established practice of conducting enterprise risk assessments and fraud risk assessments on a recurring basis, the results of which are reviewed by the Audit Committee, ESG Committee and the Board.

Executive Sessions of the Board

The non-management directors have regularly scheduled meetings in executive session. In the event the non-management directors include directors who are not independent under the listing requirements of the NYSE, then at least once a year, there will be an executive session including only independent directors. The Lead Director, if applicable, or Chair of the ESG Committee is responsible for preparing an agenda for the meetings of the independent directors in executive session. On October 1, 2021, Mr. Truelove was appointed as Chair of the ESG Committee.

Board Leadership Structure

Under Dutch law, only a non-executive director can be the Chairman of the Board. Currently, Mr. Kearney serves as Chairman of the Board, and Mr. Jardon serves as our President, Chief Executive Officer and executive director. The Board believes this structure promotes increased board independence from management and therefore, leads to better monitoring and oversight.

Annual Performance Evaluation of the Board and its Committees

The Board conducts an annual self-evaluation to determine whether it is functioning effectively. The self-evaluation process is overseen by the Board, in consultation with the ESG Committee. As part of this process, the

Lead Director or non-management Chairman of the Board will receive comments from each director in response to a distributed questionnaire and will determine whether the Board should discuss the findings.

The Board’s committees also conduct an annual self-evaluation to determine whether the committees are functioning effectively. The self-evaluation process is overseen by the Board. As part of this process, the Chair of each committee will receive comments from each of the committee members in response to a distributed questionnaire and will determine whether the applicable committee or the Board should discuss the findings.

Code of Ethics for Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers

The Company’s Board has adopted a Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer and all other financial and accounting officers. Any change to, or waiver from, the Financial Code of Ethics will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Company’s Financial Code of Ethics for its Chief Executive Officer, Chief Financial Officer, Controller and Certain Other Officers is available on the Company’s website at www.expro.com.

Code of Business Conduct and Ethics

The Company’s Board has adopted a Code of Conduct applicable to the Company’s employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any change to, or waiver from (for directors and executive officers), this Code of Conduct may be made only by the Company’s Board and will be promptly disclosed within four business days following the amendment or waiver, as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of Company’s Code of Conduct is available on the Company’s website at www.expro.com, and the Company intends to disclose any amendments or waivers to its Code of Conduct via its website.

Corporate Governance Guidelines

The Company’s Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE. A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website at www.expro.com.

Hedging and Pledging Practices

The Company’s Insider Trading Policy prohibits hedging transactions involving Company securities and other transactions involving Company-based derivative securities. “Derivative securities” are defined in the Insider Trading Policy as options, warrants, stock appreciation rights, convertible notes or similar rights whose value is derived from the value of an equity security, such as Company common stock. Transactions in derivative securities, include, but are not limited to, trading in Company-based option contracts, transactions in straddles or collars, transactions in debt that may be convertible into Company common stock, and writing puts or calls. The Insider Trading Policy does not, however, restrict holding, exercising and settling awards such as options, restricted stock, restricted stock units or other derivative securities granted under a Company equity incentive plan. The Company’s Insider Trading Policy also prohibits pledging Company securities as collateral, including holding shares in a margin account. The Insider Trading Policy applies to all Company insiders, whether employees, executive officers or directors, as well as certain persons related to them.

COMPENSATION COMMITTEE REPORT

The Board reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Board recommended that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Submitted by the Compensation Committee

Robert W. Drummond (Chairman)

Eitan Arbeter

Eileen G. Whelley

COMPENSATION DISCUSSION AND ANALYSIS AND EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This CD&A is intended to provide perspective regarding the Company’s executive compensation program for 2021, and the philosophy, objectives, compensation processes, and key components of compensation that the Compensation Committee of the Company focused on during the Merger integration period. References herein to “Frank’s” refer to the Company prior to the date of the Merger.

Prior to the effective date of the Merger on October 1, 2021 (the “Effective Date”), the legacy compensation committees of Legacy Expro and Frank’s acted in accordance with their then-existing compensation programs to establish compensation of executives. After the Merger, the board formed the Company’s Compensation Committee to, among other things, establish and oversee executive compensation matters. This Compensation Discussion and Analysis (this “CD&A”) discloses compensation for the full year 2021, including certain compensation paid by Legacy Expro, in order to provide a complete understanding of the compensation paid to our Named Executive Officers. Although this CD&A focuses on the Company’s executive compensation program during 2021, it also describes compensation actions taken by the legacy compensation committees before the 2021 fiscal year to the extent such discussion enhances the understanding of the Company’s executive compensation disclosure.

The occurrence of the Merger in 2021 impacted the Company’s executive compensation program significantly. There were significant changes in the slate of executive officers of the Company. As a result, several of the Company’s former Named Executive Officers received severance payments in connection with their separation from Company, as further described in this CD&A. Additionally, Named Executive Officers that continued with the Company following the Merger received initial equity grants on October 1, 2021, which equity grants were intended in substitution for regular annual grants that would normally be made in February 2022. As a result, the equity grants to certain officers in 2021 as reported in this CD&A may be higher than usual due to the fact that it includes grants intended to cover both 2021 and 2022.

Program Highlights for 2021

Like its predecessor, the Company continues to maintain executive compensation programs that reflect positive corporate governance features. Below is a summary of those practices:

•	A large portion of total compensation is provided under variable, at-risk performance-based elements to align pay and performance;

•	Multiple performance metrics are utilized across our short- and long-term incentive plans;

•	Maximum payout is limited under our short- and long-term incentive plans;

•	We maintain stock ownership guidelines for officers and non-employee directors;

•	Anti-hedging and anti-pledging policies are included in our Insider Trading Policy;

•	The Compensation Committee engages an independent outside consultant to help the Committee evaluate and monitor our compensation program;

•

We utilize reasonable post-employment and change-in-control provisions that do not allow single-trigger change-in-control payments or excise tax gross-ups, and we do not maintain employment agreements or other agreements providing our executive officers with a contractual right to cash severance following a termination of employment that occurs without a change in control (other than with respect to individual agreements with Messrs. Kearney and Jardon described below and under a general executive retention and severance plan); and

•	We have clawback provisions in key agreements, and a Recoupment Policy that applies to all incentive compensation paid to our NEOs.

Say-on-Pay

We held our last advisory say-on-pay and say-on-frequency votes regarding executive compensation at the Company’s 2019 Annual Meeting. At that meeting, more than 85% of the votes cast by our shareholders approved the compensation paid to our Named Executive Officers as described in the CD&A and the other related compensation tables and disclosures contained in our Proxy Statement filed with the SEC on March 27, 2019, and more than 57% of the votes cast by our shareholders expressed a preference to hold the advisory vote every three years. The next advisory say-on-pay vote will occur at this 2022 Annual Meeting. In light of the Merger, the Committee also determined it was advisable to hold an advisory say-on-frequency vote at this 2022 Annual Meeting, and is recommending that the Company switch to annual say-on-pay votes in the future.

Overview of Executive Compensation and our Compensation Process

The Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. We intend to annually re-evaluate whether our compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

The Compensation Committee has primary responsibility over our executive compensation program, including the decisions regarding the various levels and forms of compensation for each of the Company’s Named Executive Officers following the Merger. The Compensation Committee’s primary objectives were to:

•	set competitive pay practices;

•	retain and motivate executives during integration period and beyond;

•	utilize equity compensation to align the incentives of executives of the Company with the interests of shareholders by tying a portion of compensation to performance;

•	maintain continuity with prior compensation arrangements; and

•	reward executives for merger completion and for their efforts in integrating the two companies.

As a result of the actions of the Company’s Compensation Committee, the compensation of the Company’s Named Executive Officers consisted primarily of the following items, which are described in greater detail in the sections below:

•	base salary;

•	annual cash incentive awards;

•	equity-based long-term incentive compensation (comprised of both time-based vesting equity awards and performance-based equity awards); and

•	severance benefits for certain terminations of employment.

Independent Compensation Consultant

To ensure the Company continues to meet its compensation objectives as a public company, we have been working with Meridian and using market data to develop an understanding of the current compensation practices among peers and to ensure that our executive compensation program will be benchmarked against peers within the industry.

Peer Group and Benchmarking

The committee reviews a competitive market analysis of officer compensation each year provided by Meridian. This data helps inform pay decisions for the upcoming year. The peer group used in the market analysis in 2020 (which was used to inform 2021 compensation) was:

•	ChampionX Corp

•	Nabors Industries Ltd.

•	Oceaneering International Inc.

•	Helmerich & Payne, Inc.

•	Patterson-UTI Energy, Inc.

•	US Silica Holdings Inc

•	Nextier Oilfield Solutions Inc

•	Archrock Inc

•	Helix Energy Solutions Group, Inc.

•	Propetro Holding Corp

•	Precision Drilling Corp

•	RPC, Inc.

•	USA Compression Partners, LP

•	Exterran Corp

•	Oil States International, Inc.

•	Select Energy Services Inc

Meridian worked with our Compensation Committee to select this group of publicly traded international companies from the same or similar industries and within a certain range of our annual revenue to serve as the Company’s peer group for purposes of obtaining data regarding the compensation practices of peers. The Compensation Committee intends to evaluate this peer group annually so that appropriate adjustments can be made. The Committee takes peer group market data into consideration when establishing officer pay levels, but also considers other relevant factors such as performance, experience, internal alignment, scope of the role, and other relevant factors when making pay decisions. The Committee also uses market data from the same peer group in evaluating non-employee Board of Director compensation.

Named Executive Officers

This CD&A provides information regarding the executive compensation program for the following executive officers (collectively, the “Named Executive Officers”).

Name	Position Prior to Merger	Position Following the Merger
Michael Jardon	Chief Executive Officer of Legacy Expro	President and Chief Executive Officer
Quinn Fanning	Chief Financial Officer of Legacy Expro	Chief Financial Officer
Alistair Geddes	Chief Operating Officer of Legacy Expro	Chief Operating Officer
Steven Russell	Senior Vice President, Operations of Frank’s	Chief Technology Officer
John McAlister	Group General Counsel of Legacy Expro	General Counsel and Secretary
Michael C. Kearney	Chairman, President and Chief Executive Officer of Frank’s	Chairman of the Board
Melissa Cougle	Senior Vice President and Chief Financial Officer of Frank’s	Served in a non-executive capacity until November 1, 2021
John Symington	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Frank’s	Served in a non-executive capacity until December 1, 2021

•	Messrs. Jardon, Fanning, Geddes, and McAlister are collectively referred to in this CD&A as the “Legacy Expro NEOs”.

•	Messrs. Kearney, Russell, and Symington, and Ms. Cougle are collectively referred to in this CD&A as the “Legacy Frank’s NEOs”.

•	Messrs. Kearney and Symington and Ms. Cougle are collectively referred to in this CD&A as the “Separated NEOs” since they ceased to serve as executive officers of the Company following the Merger.

•

Messrs. Jardon, Fanning, Geddes, McAlister and Russell are collectively referred to in this CD&A as the “Continuing NEOs” since they continued to serve as executive officers of the Company through the Merger.

Components of the Company’s Executive Compensation Program

For 2021, in addition to a base salary, each of the Named Executive Officers received a cash incentive bonus and equity-based awards. The Company believes this mix of compensation aligns its executives’ compensation with the Company’s short-term and long-term goals, as well as with the interests of the Company’s shareholders. The executive compensation program for 2021 provided certain differing compensation metrics or features as between the Legacy Expro NEOs and the Legacy Frank’s NEOs, as further described below. The Compensation Committee determined that these differences were advisable in consideration of Legacy Expro and Frank’s separate operations prior to the closing of the Merger. For future years, it is contemplated that all Named Executive Officers of the combined Company will be compensated under a unified compensation program. For additional information on the base salaries paid to our Named Executive Officers, see “—Base Salary” below.

The cash incentive bonus targets were based on a percentage of each Named Executive Officer’s base salary, which percentage is determined based on the achievement of performance metrics further detailed below. For 2021, the cash incentive bonuses were prorated and paid based on separate calculations for the period before the closing of the Merger and the period after the closing of the Merger. For the period prior to the closing of the Merger, different performance metrics were considered for Legacy Expro and Frank’s, in each case based on the metrics considered under the applicable legacy bonus plans. However, the Compensation Committee utilized its discretionary authority to pay cash incentive bonuses to all Named Executive Officers based on the same percentage achievement in order to align their compensation. For the period after the closing of the Merger, the Compensation Committee considered performance metrics of the combined Company, which metrics were consistent for all Named Executive Officers. For additional information on the cash incentive bonuses paid to our Named Executive Officers, see “—Annual Cash Incentives” below.

Legacy Frank’s NEOs received equity-based awards in February 2021 in the form of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs), in accordance with the Frank’s legacy compensation program under the Company’s long-term incentive plan (the “LTIP”). The Compensation Committee also approved equity-based awards to the Continuing NEOs on October 1, 2021, and such awards were made to Legacy Expro NEOs as inducement grants in accordance with NYSE Rule 303A.08 outside the LTIP, and to Mr. Russell under the LTIP. For additional information on the equity-based awards paid to our Named Executive Officers, see “—Long-Term Incentives—Equity Awards” below.

The Company’s Amended and Restated U.S. Executive Change-in-Control Severance Plan (the “CIC Severance Plan”) provides severance protection in connection with certain qualifying terminations following a change in control for the Named Executive Officers who participate in this plan, and the Executive Retention and Severance Plan also provides severance payments in connection with certain qualifying terminations unrelated to a change in control. In light of these arrangements, the employment agreements with our Named Executive Officers do not separately provide for severance payments to be made (other than the employment agreement with Mr. Jardon, entered into as of the closing of the Merger, which does provide for severance payments). Each of the Separated NEOs was a participant in these plans, and received separation payments and accelerated vesting of their unvested equity awards in connection with their qualifying terminations of employment during 2021 in accordance with the CIC Severance Plan. However, while Mr. Kearney is a participant in these plans, Mr. Kearney is also subject to an Offer Letter that provides different terms for the accelerated vesting of his equity awards, and governs the treatment of his outstanding equity awards upon termination events. See “—Long-Term Incentives—Severance Benefits,” for a more detailed discussion of the severance benefits offered by the Company to each of the Named Executive Officers.

Below is a description of each of the principal elements of the Company’s compensation programs in effect as of the close of our most recent fiscal year and the Company’s view on these elements. The Company recognizes that in connection with the review the Board or Compensation Committee is undertaking with Meridian, the goals themselves and the methods of implementing those goals may change in the future.

Base Salary

Each Named Executive Officer’s base salary is a fixed component of compensation for each year for performing specific job responsibilities. Prior to the closing of the Merger, the Named Executive Officers received base salaries set by their respective legacy compensation committees. After the closing of the Merger, the Named Executive Officers received base salaries determined by the Company’s Compensation Committee. In setting the base salaries after the closing of the Merger, the Company’s Compensation Committee considered each Named Executive Officer’s salary prior to the closing of the Merger, as well as other factors, including current market conditions, market and peer group data provided by Meridian, the individual’s performance, experience, and responsibilities, and the overall compensation package received by each Named Executive Officer.

The 2021 annual base salary for each of the Legacy Frank’s NEOs is set forth below (i) for the period prior to March 11, 2021, which reflects temporary salary reductions implemented in 2020 in response to COVID-19 and other factors resulting in the reduction in oil sector activity and (ii) for the period between March 11, 2021 and the closing of the Merger, which reflects the restoration of salaries of the Legacy Frank’s NEOs to the full amount of their salaries prior to the temporary reductions, as well as additional market-based adjustments to the base salary levels of Ms. Cougle and Mr. Russell.

Name	Reduced Annual Base Salary in effect until March 11, 2021	Annual Base Salary in effect from March 11, 2021 until the closing of the Merger
Michael C. Kearney	$675,000	$750,000
Melissa Cougle	$324,000	$400,000
Steven Russell	$337,000	$410,000
John Symington	$337,500	$375,000

The 2021 annual base salary for each of the Legacy Expro NEOs for the period prior to the closing of the Merger is set forth below.

Name	Annual Base Salary in effect until the closing of the Merger
Michael Jardon	$1,200,000
Quinn Fanning	$425,000
John McAlister	$413,776	*
Alistair Geddes	$549,868	*

* Converted to USD from GBP using an exchange ratio of $1.37467 to British Pound, which is the average monthly rate for 2021 as reported by XE.com.

The 2021 annual base salary for each of the Named Executive Officers for the period after the closing of the Merger is set forth below. Mr. Kearney, Ms. Cougle and Mr. Symington ceased to serve as executive officers after the closing of the Merger. To assist with the post-Merger transition, Ms. Cougle and Mr. Symington continued as non-executive employees of the Company until November 1, 2021 and December 1, 2021, respectively, and received the same base salary during this period as in effect prior to the closing of the Merger.

Name	Annual Base Salary in effect after the closing of the Merger
Michael Jardon	$1,000,000
Quinn Fanning	$450,000
John McAlister	$427,522	*
Alistair Geddes	$577,361	*
Steven Russell	$425,000

* Converted to USD from GBP using an exchange ratio of $1.37467 to British Pound, which is the average monthly rate for 2021 as reported by XE.com.

In the future, the Company expects the Compensation Committee will review base salaries on an annual basis to determine if the Company’s financial and operating performance, as well as the executive officer’s personal performance, market conditions, and any other factors that the Compensation Committee deems appropriate to consider, support any adjustment to the executive officer’s base salary. The amounts set forth in the Summary Compensation Table below do not reflect the annual rate of salary that is “set” for the year, but what is considered “earned” for that year and thus they may differ slightly from these amounts due to normal payroll practices.

Annual Cash Incentives

Our annual incentive program in 2021 was designed to provide management, including our Named Executive Officers, with an annual incentive opportunity that was tied to certain metrics measuring the Company’s performance (including an emphasis on the importance of safety in measuring such performance) while remaining competitive with our peers. The annual incentive program is a short-term cash incentive program, which typically has a one-year performance period, but for 2021, the Compensation Committee separately considered the performance period before the closing of the Merger (the “Pre-Merger Plans”) and after the closing of the Merger (the “Post-Merger Plan”). In 2021, the Compensation Committee evaluated and oversaw the annual incentive program for our Named Executive Officers, in consultation with Meridian.

Pre-Merger Plans

Based on the evaluation of the Compensation Committee and similar to the Frank’s legacy annual incentive program for 2020, the Pre-Merger Plans provided for a target incentive opportunity expressed as a percentage of each executive officer’s 2021 base salary prorated for the period prior to the closing of the Merger. The prorated base salary is determined as follows (i) for the Legacy Expro NEOs, based on the annual rate of base salary in effect at the beginning of 2021, (ii) for the Legacy Frank’s NEOs other than Mr. Kearney, based on the actual base salary earned by such individual during the period prior to the closing of the Merger and (iii) for Mr. Kearney, pursuant to the terms of his Offer Letter, based on his base salary in effect on the date of award.

Name	Target Annual Incentive Award (% of Annual Base Salary)	Target Incentive Award ($)
Michael Jardon	100%	900,000
Quinn Fanning	100%	318,750
John McAlister	100%	310,332	*
Alistair Geddes	100%	412,401	*
Steven Russell	100%	282,885
Michael C. Kearney	100%	562,500
Melissa Cougle	100%	332,000
John Symington	75%	257,813

* Converted to USD from GBP using an exchange ratio of $1.37467 to British Pound, which is the average monthly rate for 2021 as reported by XE.com.

The amounts listed in the table above reflect each individual’s short-term incentive (“STI”) target award for the period prior to the closing of the Merger, based on a level of achievement that results in a 100% payout.

For the Legacy Frank’s NEOs, the target incentive opportunity originally granted for the period of 2021 prior to the closing of the Merger was dependent on the Company’s achievement of three corporate-wide quantitative and formulaic performance goals, with each metric being weighted as follows in determining the potential payout for each Legacy Frank’s NEO:

(1)	Free Cash Flow* (weighted 70%);

(2)	Revenue performance goals (weighted 20%); and

(3)	Safety goals (Total Recordable Incident Rate) (weighted 10%).

*	“Free Cash Flow” or “FCF” is defined by the Company as Operating Cash Flow less Capital Expenditures (on a US GAAP cash flow statement basis).

For Legacy Frank’s NEOs, these metrics were approved to ensure that our goals and targets continue to ultimately reflect the true performance of Frank’s prior to the closing of the Merger. The following table illustrates the potential payout levels for 2021. The metrics for Free Cash Flow below were adjusted to exclude certain unusual items, specifically transaction costs associated with the Merger and tubular inventory, which the Compensation Committee of the Company determined were not appropriate to consider in light of the non-recurring nature of these items.

Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
FCF	70%	$(20.3M)	$(16.3M)	$1*
Revenue	20%	$300M	$325M	$376M
Safety (TRIR)	10%	0.57	0.44	0.30

*	Maximum payout cannot be achieved unless FCF is positive.

As reflected in the table above, if Frank’s achieved the target performance metrics for the 2021 period prior to the closing of the Merger, the cash incentive awards for the Legacy Frank’s NEOs were expected to be paid at 100% of the target levels, with no payout unless a threshold performance level of the target metrics was achieved. Achievement of the threshold level was expected to result in a 50% payout of a Legacy Frank’s NEO’s target cash incentive award. In order to reward additional incentive for exceptional performance based on the metrics described above, annual incentive awards for the 2021 period prior to the closing of the Merger for the Legacy Frank’s NEOs could be paid at up to two times the target payout if maximum performance metrics were met.

For performance achievement between threshold, target, and maximum levels, payouts are interpolated on a sliding scale between levels. Payouts based on the achievement of these goals could be modified up to 25% in a positive direction or down to 50% in a negative direction based on individual performance or other factors. The actual results attained by Frank’s during the 2021 period prior to the closing of the Merger with respect to the performance metrics established for 2021 yielded a 68% payout. This was based on actual results as described in the table below.

Goal	Weighting	Actual		Weighted Achievement (%)
FCF, $M	70%	(19.8M	)	73%
Revenue, $M	20%	317M		82%
Safety, TRIR	10%	*		0%
Total Payout %				68%

*	TRIR was zero due to a serious safety incident.

Messrs. Kearney and Symington and Ms. Cougle each received a payment in connection with their terminations of employment that was based on the target bonus amounts provided above in accordance with the terms of the CIC Severance Plan, but the amounts were not paid pursuant to our annual incentive plan.

For the Legacy Expro NEOs, the target incentive opportunity granted for 2021 was dependent on Legacy Expro’s achievement of five quantitative and qualitative corporate-wide performance goals, with each metric being weighted as follows in determining the potential payout for each Legacy Expro NEO. The Compensation Committee of the Company determined it was appropriate to measure performance of Legacy Expro against these metrics as of the closing of the Merger and again at year-end to determine whether the targets set by Legacy Expro were achieved.

Legacy Expro established the following metrics: (i) health, safety and environmental performance and service quality performance (weighted 15% in total, consisting of specific metrics related to Lost Time Incident Frequency (LTIF), Total Recordable Case Frequency (TRCF), Excellence In Operations (EIO), and Serious Service Quality Incident (SSQI), with each metric weighted equally at 3.75%), (ii) rollout of the Company’s new Light Well Intervention services (weighted 12.5%), (iii) rollout of services from the recently acquired Quality Intervention AS business (weighted 12.5%), (iv) FCF and Adjusted EBITDA (weighted 30%), and (v) capital allocation (weighted 30%).

For Legacy Expro NEOs, these metrics were approved to ensure that our goals and targets continue to ultimately reflect the true performance of the Legacy Expro prior to the closing of the Merger. The following table illustrates the potential payout levels for 2021. Legacy Expro did not establish specific quantitative threshold, target and maximum levels for Light Well Intervention Rollout, Integration of Quality Intervention and Capital Allocation, which were each evaluated based on the achievement on specific non-numerical criteria.

Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Health, Safety, Environmental
LTIF		0.4	0.35	n/a
TRCF	15%	1.33	1.21	n/a
EIO		81%	90%	n/a
SSQI		2.37	2.15	n/a
Light Well Intervention Rollout	12.5%	n/a	n/a	n/a
Integration of Quality Intervention	12.5%	n/a	n/a	n/a
FCF	15%	$17M	$21M	$25M
Adjusted EBITDA	15%	$94M	$106M	$120M
Capital Allocation	30%	n/a	n/a	n/a

As of the closing of the Merger, the Compensation Committee of the Company determined that the Legacy Expro metrics had been achieved at 65.25% by year-end. The Compensation Committee exercised discretion to harmonize payouts between legacy companies.

In considering what payout should be made to the Legacy Expro NEOs in respect of the Legacy Expro Pre-Merger Plan, the Company’s Compensation Committee determined that the achievements of the Legacy Frank’s NEOs and the Legacy Expro NEOs under their respective Pre-Merger Plans were generally consistent, and that it would be appropriate to pay the STI awards under both of the Pre-Merger Plans at a level of achievement of 68% of the target incentive award for all Continuing NEOs, including the Legacy Expro NEOs.

Post-Merger Plan

Based on the evaluation of the Compensation Committee and consistent with each the Company’s and Legacy Expro’s historical practices, the Post-Merger Plan provided for a target incentive opportunity expressed as a percentage of each executive officer’s 2021 base salary following the closing of the Merger.

Name	Target Annual Incentive Award (% of Annual Base Salary)	Target Incentive Award ($)
Michael Jardon	125%	350,000
Quinn Fanning	100%	119,808
John McAlister	100%	106,881	*
Alistair Geddes	100%	144,340	*
Steven Russell	100%	113,500

* Converted to USD from GBP using an exchange ratio of $1.37467 to British Pound, which is the average monthly rate for 2021 as reported by XE.com.

The amounts listed in the table above reflect each individual’s STI target award for the period after the closing of the Merger, based on a level of achievement that results in a 100% payout.

For the Named Executive Officers, the target incentive opportunity originally granted for the period of 2021 after the closing of the Merger was dependent on the Company’s achievement of four corporate-wide quantitative and formulaic performance goals, with each metric being weighted as set forth below. These metrics were approved to ensure that our goals and targets continue to ultimately reflect the true performance of the Company after the closing of the Merger. The following table illustrates the potential payout levels for 2021.

Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Adjusted EBITDA*	35%	$44.2M	$49.1M	$58.9M
FCF**	20%	$6.8M	$9.0M	$18.0M
Synergies***	35%	195	244	n/a
Safety (TRCF)	10%	1.55	1.51	1.35

*

“Adjusted EBITDA” is defined by the Company as net income/(loss) adjusted for interest and finance charges, net, income tax expense, foreign exchange gains/(losses), severance and other charges, stock-based compensation expense, other income/(expense), gain/(loss) on disposal of assets and exceptional items (including merger and integration costs), depreciation, amortization and impairments.

**	“Free Cash Flow” or “FCF” is defined by the Company as Adjusted Operating Cash Flow less Core Capital Expenditures.
***	“Synergies” is defined by the Company as headcount reductions relative to integration targets following completion of the Merger.

As reflected in the table above, if the Company achieved the target performance metrics for the 2021 period after the closing of the Merger, the cash incentive awards for the Named Executive Officers were expected to be paid at 100% of the target levels, with no payout unless a threshold performance level of the target metrics was achieved. Achievement of the threshold level was expected to result in a 50% payout of a Named Executive Officer’s target cash incentive award. In order to reward additional incentive for exceptional performance based on the metrics described above, annual incentive awards the 2021 period after the closing of the Merger for the Named Executive Officers could be paid at up to 1.5 times the target payout if maximum performance metrics were met.

For performance achievement between threshold, target, and maximum levels, payouts are interpolated on a sliding scale between levels. Payouts based on the achievement of these goals could be modified at the Compensation Committee’s discretion based on individual performance or other factors. The actual results attained by the Company during the 2021 period after the closing of the Merger with respect to the performance metrics established for 2021 yielded a 113.4% payout. This was based on actual results as described in the table below.

Goal	Weighting	Actual	Weighted Achievement (%)
Adjusted EBITDA, $M	35%	50.6M	37.7%
FCF, $M	20%	24.6M	30.0%
Synergies	35%	232	30.7%
Safety, TRCF	10%	1.31	15.0%
Total Payout %			113.4%

No other adjustments were made to any of our Named Executive Officer’s individual annual incentive payment for 2021 under the Post-Merger Plan.

Long-Term Incentives

Equity Awards

To create additional incentives for the executive officers to continue to grow value, we maintain the Company’s Long-Term Incentive Plan (the “LTIP”), which was originally approved by Frank’s shareholders prior to the completion of its initial public offering. We believe a formal long-term equity-based incentive program is important and consistent with the compensation programs of the companies in our peer group. We also believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

•	balances short and long-term objectives;

•	aligns our executives’ interests with the long-term interests of our shareholders;

•	rewards long-term performance relative to industry peers;

•	makes our compensation program competitive from a total remuneration standpoint;

•	encourages executive retention; and

•	gives executives the opportunity to share in our long-term value creation.

Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the committee determines appropriate in its sole discretion. To date, our long-term equity-based incentive compensation has consisted of grants of time-based and performance-based restricted stock unit (“RSU”) awards; however, our Compensation Committee may determine in the future that different and/or additional award types are appropriate. An RSU is a notional share of the Company’s common stock that entitles the grantee to receive a share of common stock upon the vesting of the RSU. We believe RSUs effectively align our executive officers with the interests of our shareholders on a long-term basis and have retentive attributes.

Pre-Merger Equity Awards

Generally, in February of each fiscal year, including 2021, the legacy compensation committee of Frank’s made grants on the following terms to the Legacy Frank’s NEOs: 50% of the annual RSU awards were provided in the form of performance-based RSUs (“PRSUs”), while the remaining 50% of annual RSUs were provided in the form of time-based RSUs. The time-based RSUs provide for ratable vesting over a period of three years. The PRSUs vest at the end of a three-year performance period, subject to both the awardholder’s continuous employment and the Company’s total shareholder return (“TSR”) performance as compared to the TSR performance of its peer group, with payout determined as follows: (1) performance at the end of the three-year performance period is measured by calculating TSR performance separately with respect to three separate one-year achievement periods included in the three year performance period, resulting in a weighted average payout at the end of the three-year performance period; (2) the Company’s relative TSR is measured against the companies listed in the SPDR S&P Oil & Gas Equipment and Services ETF, a fund whose investments are based on an index derived from the oil and gas equipment and services segment of a U.S. total market composite index; and (3) in determining payout amounts, the TSR relative percentile rank and the resulting payout percentages include the following levels:

Level	TSR Percentile Rank vs. Peer Group	Payout Percentage
Maximum	90th percentile and above	200% of Target Level
Target	75th percentile	150% of Target Level
Target	50th percentile	100% of Target Level
Threshold	25th percentile	50% of Target Level
	Below 25th percentile	0%

Because there is expected consolidation in the industry, the relied-upon index is both a relevant comparison of industry performance and a stable comparator set. The one-year achievement periods were intended to smooth out cyclicality in our industry.

Post-Merger Equity Awards

In connection with the close of the Merger, and in order to establish immediate shareholder alignment for the new officer team of the combined Company, the Compensation Committee of the Company made grants on the following terms to the Continuing NEOs: 40% of the annual RSU awards were provided in the form of PRSUs, while the remaining 60% of annual RSUs were provided in the form of time-based RSUs (except with respect to Mr. Jardon, who received his grant 60% in the form of PRSUs and 40% in the form of time-based RSUs). The time-based RSUs provide for ratable vesting on each of one-third on each of February 22, 2023, February 22, 2024 and February 22, 2025. The PRSUs vest at the end of a performance period ending on December 31, 2024, subject to both the awardholder’s continuous employment and the Company’s total shareholder return (“TSR”) performance as compared to the TSR performance of its peer group, with payout determined as follows: (1) performance at the end of the three-year performance period is measured by calculating TSR performance separately with respect to three separate one-year achievement periods included in the three year performance period, resulting in a weighted average payout at the end of the three-year performance period; (2) the Company’s relative TSR is measured against the companies listed in the SPDR S&P Oil & Gas Equipment and Services ETF, a fund whose investments are based on an index derived from the oil and gas equipment and services segment of a U.S. total market composite index; and (3) in determining payout amounts, the TSR relative percentile rank and the resulting payout percentages include the following levels, however, if TSR for the performance period is negative, the payout will not exceed 100% of the target level:

Level	TSR Percentile Rank vs. Peer Group	Payout Percentage
Maximum	90th percentile and above	200% of Target Level
Target	75th percentile	150% of Target Level
Target	50th percentile	100% of Target Level
Threshold	25th percentile	50% of Target Level
	Below 25th percentile	0%

Other than the grants to Mr. Russell, which grants were made under the LTIP, all of grants to the Continuing NEOs made at the closing of the Merger were issued outside of the LTIP as inducement grants in accordance with NYSE Rule 303A.08. The Compensation Committee determined it was appropriate to make these grants at the closing of the Merger in order to align new management and shareholder objectives during the Merger integration period. The Compensation Committee does not intend to make additional equity grants to Named Executive Officers in 2022, as these grants in October 2021 are intended in lieu of grants typically made in February of each year.

Employee Stock Purchase Plan

We maintain the Company’s Employee Stock Purchase Plan (the “ESPP”), which was originally approved by Frank’s shareholders prior to the completion of its initial public offering, in order to enable eligible employees (including the Named Executive Officers) to purchase shares of the Company’s Common Stock at a discount. This plan encourages stock ownership and aligns the interests of the executives with our shareholders. Purchases under the ESPP are accomplished through participation in discrete offering periods. This ESPP is intended to qualify as an employee stock purchase under section 423 of the Internal Revenue Code of 1986, as amended, (the “Code”). A maximum of 500,000 shares of the Company’s Common Stock has been reserved for issuance under the ESPP, subject to appropriate adjustments to reflect changes in the Common Stock caused by certain events like stock splits or a change in control, and which amount was adjusted in connection with the Merger. The number of shares of stock that may be granted to any single participant in any single option period will be subject to certain limitations set forth in the plan.

Severance Benefits

Other than (a) Mr. Kearney, who is party to an Offer Letter providing for certain equity award treatment upon certain qualifying terminations of employment and (b) Mr. Jardon, who is party to an employment agreement, none of our Named Executive Officers is a party to an individual employment agreement providing for severance upon a termination of employment. However, the CIC Severance Plan provides severance payments in a “double-trigger” situation, and the Executive Retention and Severance Plan provides severance benefits in the case of a qualifying termination. The Named Executive Officers other than Mr. Jardon all participate in the CIC Severance Plan and the Executive Retention and Severance Plan, which supersede any of their individual severance rights, except with respect to treatment of Mr. Kearney’s outstanding equity awards upon certain qualifying terminations of employment, which continue to be governed by the provisions of his Offer Letter.

CIC Severance Plan

Under the CIC Severance Plan, the Named Executive Officers who are participants in the plan are entitled to receive a cash severance equal to two times the sum of the executive’s annual base salary and target incentive opportunity for the year of termination, as well as certain other severance benefits (including accelerated vesting of outstanding equity awards and a pro-rated cash bonus based on their target incentive amount for the year of termination), upon a qualifying termination, which is defined as an involuntary termination within the 24-month period following a change in control. Other than Mr. Jardon, all of our Named Executive Officers were participants in this plan in 2021. When Mr. Kearney became a participant in this plan in 2019, he forfeited any right to cash severance benefits in connection with a change in control under the terms of his Offer Letter. In March of 2021, our Board of Directors approved an amendment to the CIC Severance Plan to clarify that any accelerated vesting of outstanding performance-based equity-based awards that may be required pursuant to the terms of the plan upon a qualifying termination of employment in connection with a change in control will be determined based on the greater of (i) actual performance through the date of termination of employment, or (ii) the 100% target payout level under the applicable awards (as amended, the “Amended CIC Severance Plan”). There are no single-trigger change-of-control payments provided under this plan, nor do we provide any 280G parachute payment tax gross-ups. However, we believe that competitive double-trigger payments provide financial protection to employees following an involuntary loss of employment in connection with a change in control. We believe that these types of benefits enable our executives to focus on important business decisions in the event of any future acquisition of our business, without regard to how the transaction may affect them personally. We believe that this structure provides executives with an appropriate incentive to cooperate in completing a change in control transaction if such transaction is in the best interest of the Company and its shareholders. Participation in the CIC Severance Plan is contingent upon the executive entering into a participation agreement in which the executive agrees to certain restrictive covenants during and following employment with the Company.

Each of the Separated NEOs was a participant in the plan, and received separation payments in connection with their qualifying terminations of employment during 2021 in accordance therewith.

Executive Retention and Severance Plan

Under the Executive Retention and Severance Plan, the Named Executive Officers who are participants in the plan are entitled to receive severance in the amount of one times annual base salary, plus limited payments and reimbursements to cover outplacement assistance and health plan coverage, upon a qualifying termination of employment, which is defined as a termination by the Company without cause, or resignation by the executive for good reason. In order to prevent payment of benefits under both the CIC Severance Plan and the Executive Retention and Severance Plan, a termination in connection with a change in control entitling the executive to payment under the CIC Severance Plan cannot be a qualifying termination under the Executive Retention and Severance Plan. Other than Mr. Jardon, all of our Named Executive Officers were participants in this plan in 2021.

Mr. Kearney’s Offer Letter

Although Mr. Kearney’s Offer Letter provides for certain limited severance benefits upon a qualifying termination of employment, in 2019 Mr. Kearney became a participant in the CIC Severance Plan and the Executive Retention and Severance Plan, and as a consequence is no longer entitled to any severance benefits under the terms of his Offer Letter, except with respect to the treatment of his outstanding equity awards upon certain qualifying terminations of employment, which continue to be governed by the terms of his Offer Letter. To bring further consistency in the treatment of executive officers’ outstanding equity awards upon a qualifying termination following a change in control, Mr. Kearney’s Offer Letter was amended in 2021 to provide for accelerated vesting of outstanding equity awards upon certain qualifying terminations of employment, with any such awards that are subject to performance criteria being determined based on actual performance through the date of termination (or in the event of a qualifying termination within 24 months following a change in control, based on the 100% target payout level, if greater), subject to the satisfaction of certain restrictive covenant obligations.

Mr. Jardon’s Employment Agreement

At the closing of the Merger, the Company and Mr. Jardon entered into an employment agreement (the “Jardon Agreement”), which provides that if Mr. Jardon is terminated by the Company without “Cause” or resigns for “Good Reason” (each such term as defined in the Jardon Agreement), Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Jardon Agreement:

•

Cash severance equal to 2.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the date on which his employment is terminated (the “Termination Date”) and (ii) the average of the annual bonuses received by Mr. Jardon for the two years immediately preceding the Termination Date (or if two annual bonuses have not yet been received by Mr. Jardon as of the Termination Date, the annual bonus received by Mr. Jardon for the year preceding the Termination Date, annualized to the extent necessary), payable in ten substantially equal monthly installments;

•	Payment of any earned but unpaid annual bonus for the year immediately preceding the year in which the Termination Date occurs;

•	A lump sum cash payment equal to $12,500 in consideration of the cost of health care continuation; and

•	Reimbursement of up to $7,500 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date.

The Jardon Agreement further provides that if Mr. Jardon is terminated by the Company without Cause or for Good Reason within the 24 months following a “Change in Control” (such term as defined in the Jardon Agreement), Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Jardon Agreement:

•

Cash severance equal to 3.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the Termination Date or the date of the Change in Control, whichever results in the greater amount (the “CIC Base Salary”), and (ii) the product of (x) the highest target bonus percentage in place for Mr. Jardon during the year in which the Termination Date occurs and (y) the CIC Base Salary, payable in ten substantially equal monthly installments;

•	Payment of a pro-rata portion of the target annual bonus that would have been earned for the year in which the Termination Date occurs, based on the number of days employed during such year;

•	A lump sum cash payment equal to $22,500 in consideration of the cost of health care continuation;

•

Accelerated vesting of any outstanding equity awards, with vesting of any performance-based equity awards determined based on the greater of (x) actual performance as of the Termination Date and (y) target performance at the 100% target payout level; and

•	Reimbursement of up to $15,000 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date.

Other Arrangements

In addition, the Named Executive Officers may become entitled to continued or accelerated vesting under the terms of certain outstanding RSU and/or PRSU awards upon qualifying terminations of employment (subject to certain restrictive covenant obligations). In March of 2021, the Compensation Committee approved an amendment to all outstanding PRSUs to align the provisions of these awards with the terms of the Amended CIC Severance Plan, as described above.

See “—Potential Payments upon Termination or a Change in Control,” for a more detailed discussion of the payments and benefits provided under each of the arrangements noted above. We believe that these arrangements help to ensure the day-to-day stability and focus of our management team and are consistent with competitive practices.

Perquisites and Other Compensation Elements

The Company pays automobile expenses for each of the Legacy Expro NEOs in an amount equal to approximately $12,000 annually. Messrs. McAlister and Geddes each receive a cash allowance in lieu of pension participation, since they are otherwise not eligible to participate in the Expro North Sea Limited Retirement and Death Benefits Plan. The cash allowance is equal to 20% of their respective base salaries. The Compensation Committee of the Company determined that it was appropriate to continue to offer these two benefits to the applicable Legacy Expro NEOs consistent with their prior compensation packages.

Risk Assessment

The Company’s Board has reviewed the Company’s compensation policies as generally applicable to employees and believes that these policies do not encourage excessive or unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	The Company’s overall compensation levels are competitive with the market;

•

The Company’s compensation mix is balanced among (i) fixed components, like salary and benefits, (ii) annual incentives that reward the Company’s overall financial and business performance, business unit financial performance, operational measures, and individual performance, and (iii) long-term incentives that align executives’ interests with those of our shareholders, encouraging them to preserve long-term shareholder value and avoid excessive risks;

•	Multiple performance metrics are used across the short- and long-term incentive program;

•	Incentive programs have maximum payout limitations;

•

Long-term incentive awards are granted on an annual basis, creating overlapping vesting and performance measurement periods, and ensuring that executives remain exposed to the risks of their decisions over time;

•	Named Executive Officers are subject to stock ownership guidelines that require that they hold a minimum value of stock while employed by the Company;

•

We have clawback provisions in key agreements, such as our RSU award agreements and the CIC Severance Plan, and our Named Executive Officers are also subject to a Recoupment Policy that applies to all incentive compensation paid to our NEOs; and

•	Our insider trading policy contains prohibitions against pledging and engaging in hedging transactions with respect to our stock and other securities.

In summary, although a portion of the compensation provided to the Named Executive Officers may be based on the Company’s performance and on the individual successes of the employee, the Company believes its compensation programs do not encourage excessive and unnecessary risk-taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both short- and long-term operational and financial goals of the Company. Additionally, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests of executives and shareholders, thereby reducing the incentives for unnecessary risk-taking. Facets of compensation that incentivize these executives but mitigate risk-taking have been and will continue to be one of the many factors considered by the Compensation Committee during its review of the Company’s compensation programs and during the design of new programs that may become effective in connection with the Company’s continued growth and development. In the future, the Compensation Committee will seek to ensure that any changes made to the compensation programs do not encourage excessive or unnecessary risk-taking and that any level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

Our Named Executive Officers are subject to stock ownership guidelines that were established by our Board as of the closing of the Merger, and replaced a similar set of guidelines that had previously been established by the Company’s then Supervisory Board prior to the Merger. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our shareholders. The current guidelines are expressed in terms of the value of our executive officers’ equity holdings as a multiple of each currently employed executive officer’s base salary, as follows:

Officer Level	Ownership Guideline
President/Chief Executive Officer	5x annualized base salary
Direct Reports to the CEO (that are executive officers)	3x annualized base salary
All other direct reports to the CEO (other than the Executive Assistant) and the Principal Accounting Officer	2x annualized base salary

These stock ownership levels must be achieved by each individual within 5 years of the later of October 1, 2021 or the date that the individual was first appointed as an executive officer or Direct Report to the CEO (with such 5-year period resetting upon an officer’s promotion to a higher ownership guideline multiple). All of the Continuing NEOs are subject to the stock ownership guidelines.

Equity interests that count toward the satisfaction of the ownership guidelines include stock owned directly by the employee or jointly owned, stock owned indirectly by the employee (e.g., by a spouse, by an immediate family member residing in the same household or in a trust for the benefit of the executive or his family), stock held under the officer’s account under any company-sponsored retirement plan or under the Company’s employee stock purchase plan, unvested (or vested but unsettled) time-based RSUs or restricted stock held by the officer granted pursuant to the Company’s LTIP (but only to the extent required to be settled in shares of common stock), any non-restricted shares granted to the officer pursuant to the LTIP, and any stock purchased by the officer in the open market. During the five-year grace period for compliance, an individual may not sell any shares of common stock, except for personally-held shares or shares sold to meet expected tax obligations, until that individual’s stock ownership level has been achieved. To the extent shares of common stock have been sold from vested RSUs granted by the Company, the equivalent amount of personally-held shares of common stock may not be sold unless the individual has satisfied their applicable ownership level. Pursuant to our stock ownership guidelines, ownership is calculated based on an individual’s annual base salary and the average closing price of a share of the Company’s common stock over the previous calendar year. All of our Continuing NEOs are currently in compliance with or are on track to be in compliance with the applicable requirements of our stock ownership guidelines.

Additionally, we have stock ownership guidelines for our non-employee directors, requiring a minimum holding of 5x the annualized cash retainer. For information regarding these guidelines, please see “Director Compensation” below.

Recoupment Policy

Our Named Executive Officers are subject to a “Recoupment Policy” applicable to (i) incentive compensation granted, vested, paid or settled after such date of the Recoupment Policy and (ii) incentive compensation granted under a plan or award agreement that references the possibility of recovery or forfeiture under a clawback or compensation recoupment policy. All outstanding awards of incentive compensation provide for such possibility.

The Recoupment Policy provides that the Compensation Committee may, in its sole discretion, recover from any current or former employee of the Company who is or was an officer under the Exchange Act (including our Named Executive Officers) any or all of the incentive compensation granted within the 36-month period preceding a financial restatement or in the 36-month period preceding and following any Named Executive Officer’s “misconduct.”

“Misconduct” is defined in the Recoupment Policy to mean a determination by the independent directors of the Board that a Named Executive Officer has (i) engaged in gross negligence, incompetence, or misconduct in the performance of the Named Executive Officer’s duties with respect to the Company; (ii) has failed to materially perform his duties and responsibilities to the Company; (iii) has breached any written agreement with the Company; (iv) has breached any corporate policy or code of conduct established by the Company; (v) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company, in terms of business operations, financial results, or reputation; (vi) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company, or (vii) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

Accounting and Tax Considerations

Section 162(m) of the Code limits the deductibility of certain compensation expenses in excess of $1,000,000 to certain of executive officers in any fiscal year.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Company believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public shareholders, and therefore, the Company may award compensation to the Named Executive Officers that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits shareholders. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.

Any equity awards granted to our employees, including executive officers, are reflected in the Company’s consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, Topic 718, “Compensation—Stock Compensation.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the annual compensation earned by or granted by the Company to the Named Executive Officers during the 2021, 2020, and 2019 fiscal years. For an explanation of the compensation mix and the relative amounts of each compensation element, please see the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael Jardon
President and Chief Executive Officer	2021	1,149,618	—	5,952,714	1,008,900	12,000	8,123,233
Quinn Fanning
Chief Financial Officer	2021	431,298	—	2,263,510	352,612	12,000	3,059,419
Alistair Geddes
Chief Operating Officer	2021	556,792	—	2,037,160	444,113	121,850	3,159,915
John McAlister
General Counsel and Secretary	2021	417,237	—	1,273,228	335,032	96,639	2,121,136
Steven Russell
Chief Technology Officer	2021	400,219	—	1,798,994	321,071	—	2,520,284
	2020	354,819	—	413,741	177,413	7,139	953,111
	2019	369,943	—	448,558	247,643	12,600	1,078,744
Michael C. Kearney
Chairman; Former President and Chief Executive Officer	2021	471,765	—	3,119,059	—	3,643,750	7,234,574
	2020	709,637	—	2,896,176	354,825	553,478	3,973,463
	2019	750,000	—	2,943,659	502,500	13,378	4,209,537
Melissa Cougle
Former Senior Vice President and Chief Financial Officer	2021	345,292	—	678,562	—	1,969,500	2,993,354
	2020	340,626	—	397,192	170,316	4,985	913,119
	2019	213,793	—	270,000	135,443	4,862	624,098
John Symington
Former Senior Vice President, General Counsel, Secretary and Chief Compliance Officer	2021	290,696	—	530,134	—	1,607,813	2,428,643
	2020	354,819	—	413,741	133,059	4,760	906,378
	2019	369,559	—	448,558	185,539	11,077	1,014,733

(1)	Reflects positions as of December 31, 2021. Messrs. Kearney and Symington and Ms. Cougle ceased to serve as executive officers of the Company as of the closing of the Merger.

(2)

The amounts reflected in this column include total annual salary earned for the fiscal year, regardless of whether these amounts were paid by the Company, Legacy Expro or Frank’s. The amounts set forth do not reflect the annual rate of salary that is “set” for the year, but what is considered “earned” for that year and thus they may differ slightly from the stated base salary amounts due to normal payroll practices. Amounts for Messrs. Geddes and McAlister converted to USD from GBP using an exchange ratio of $1.37467 to British Pound, which is the average monthly rate for 2021 as reported by XE.com. Amounts for Messrs. Kearney and Symington and Ms. Cougle for 2021 include cash payments of $48,101, $17,308 and $26,681, respectively, for accrued but unused vacation time in connection with their departure.

(3)

The amounts reflected in this column for 2021 reflect equity grants of RSUs and PRSUs granted in 2021, the details of which are reflected in the “Components of the Company’s Executive Compensation Program” section of our Compensation Discussion and Analysis above. All amounts reflected in this column represent the aggregate grant date fair value of the awards granted to the Named Executive Officers calculated pursuant to FASB ASC Topic 718, disregarding any potential forfeitures. With respect to PRSUs, the amount is also reflective of the “probable” outcome of vesting for accounting purposes. Please see Note 20 to our Consolidated Financial Statements for the 2021 fiscal year within our Form 10-K, filed with the SEC on March 8, 2022, for more details on the valuation assumptions for these equity awards. Amount for Mr. Kearney includes 8,522 RSUs he received as annual compensation as a non-employee member of the Board on October 1, 2021.

(4)

The amounts in this column for 2021 reflect combined short-term incentive awards approved for the Named Executive Officers under the Pre-Merger Plans and the Post-Merger Plan, the details of which are as described under “Compensation Discussion and Analysis— Components of the Company’s Executive Compensation Program—Annual Cash Incentives”. Amounts for Messrs. Geddes and McAlister converted to USD from GBP using an exchange ratio of $1.37467 to British Pound, which is the average monthly rate for 2021 as reported by XE.com.

(5)

The amounts reflected in this column for the last completed fiscal year include the specific items reflected in the All Other Compensation table below. Amounts for Messrs. Geddes and McAlister converted to USD from GBP using an exchange ratio of $1.37467 to British Pound, which is the average monthly rate for 2021 as reported by XE.com.

All Other Compensation:

Name	UK Pension Allowance ($)(1)(2)	Automobile Expenses ($)(1)	Severance ($)(3)	Director and Consulting Fees ($)(4)	Total ($)(1)
Michael Jardon	—	12,000	—	—	12,000
Quinn Fanning	—	12,000	—	—	12,000
Alistair Geddes	111,348	10,502	—	—	121,851
John McAlister	84,267	12,372	—	—	96,639
Steven Russell	—	—	—	—	—
Michael C. Kearney	—	—	3,600,000	43,750	3,643,750
Melissa Cougle	—	—	1,969,500	—	1,969,500
John Symington	—	—	1,607,813	—	1,607,813

(1)	Amounts for Messrs. Geddes and McAlister converted to USD from GBP using an exchange ratio of $1.37467 to British Pound, which is the average monthly rate for 2021 as reported by XE.com.

(2)

Messrs. McAlister and Geddes each receive a cash allowance in lieu of pension participation, since they are otherwise eligible to participate in the Expro North Sea Limited Retirement and Death Benefits Plan. The cash allowance is equal to 20% of their respective base salaries.

(3)

This column reflects cash severance payments to be made to departing Named Executive Officers. For more information regarding payments received by the Named Executive Officers upon termination, please see “Potential Payments Upon Termination or a Change in Control—Payments Upon Termination of Employment for Departing Named Executive Officers.”

(4)	Amount for Mr. Kearney includes the cash retainer received by him in connection with his service as a non-employee director after the closing of the Merger.

Grants of Plan-Based Awards for 2021

Share amounts have been adjusted to reflect a 1-for-6 reverse stock split that occurred on October 1, 2021.

	Type	Grant Date(1)	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target 50th Percentile (#)	Target 75th Percentile (#)	Maximum (#)	(#)(4)	($)(5)
Michael Jardon	RSU(6)	10/1/2021	—	—	—	—		—	—	113,062	1,994,414
	PRSU (6)	10/1/2021	—	—	—	84,797	169,593	254,390	339,186	—	3,958,301
	Cash (7)	n/a	—	900,000	—	—	—	—	—	—	—
	Cash (8)	n/a	175,000	350,000	525,000	—	—	—	—	—	—

Quinn Fanning	RSU (6)	10/1/2021	—	—	—	—		—	—	68,178	1,202,660
	PRSU (6)	10/1/2021	—	—	—	22,726	45,452	68,178	90,904	—	1,060,850
	Cash (7)	n/a	—	318,750	—	—	—	—	—	—	—
	Cash (8)	n/a	59,904	119,808	179,712	—	—	—	—	—	—

Alistair Geddes	RSU (6)	10/1/2021	—	—	—	—		—	—	61,360	1,082,390
	PRSU (6)	10/1/2021	—	—	—	20,454	40,907	61,361	81,814	—	954,769
	Cash (7)	n/a	—	412,401	—	—	—	—	—	—	—
	Cash (8)	n/a	72,170	144,340	216,510	—	—	—	—	—	—

John McAlister	RSU (6)	10/1/2021	—	—	—	—		—	—	38,350	676,494
	PRSU (6)	10/1/2021	—	—	—	12,784	25,567	38,351	51,134	—	596,734
	Cash (7)	n/a	—	310,332	—	—	—	—	—	—	—
	Cash (8)	n/a	53,441	106,881	160,322	—	—	—	—	—	—

Steven Russell	RSU (9)	2/22/2021	—	—	—	—		—	—	20,337	388,030
	PRSU (9)	2/22/2021	—	—	—	10,169	20,337	30,506	40,674	—	307,495
	Cash (10)	n/a	141,443	282,885	565,770	—	—	—	—	—	—
	RSU (11)	10/1/2021	—	—	—	—		—	—	33,237	586,301
	PRSU (11)	10/1/2021	—	—	—	11,079	22,158	33,237	44,316	—	517,168
	Cash (8)	n/a	56,750	113,500	170,250	—	—	—	—	—	—

Michael C. Kearney	RSU (9)	2/22/2021	—	—	—	—	—	—	—	86,805	1,656,239
	PRSU (9)	2/22/2021	—	—	—	43,403	86,805	130,208	173,610	—	1,312,492
	Cash (10) (12)	n/a	281,250	562,500	1,125,000	—	—	—	—	—	—
	RSU (13)	10/1/2021	—	—	—	—	—	—	—	8,522	150,328

Melissa Cougle	RSU (9)	2/22/2021	—	—	—	—	—	—	—	19,841	378,566
	PRSU (9)	2/22/2021	—	—	—	9,921	19,841	29,762	39,682	—	299,996
	Cash (10) (12)	n/a	166,000	332,000	664,000	—	—	—	—	—	—

John Symington	RSU (9)	2/22/2021	—	—	—	—	—	—	—	15,501	295,759
	PRSU (9)	2/22/2021	—	—	—	7,751	15,501	23,252	31,002	—	234,375
	Cash (10) (12)	n/a	128,907	257,813	515,626	—	—	—	—	—	—

(1)	The dates included in this column reflect the dates that the cash or equity awards disclosed in the table were granted.

(2)

Represents cash awards under the Company’s annual incentive program as described under “Compensation Discussion and Analysis— Components of the Company’s Executive Compensation Program—Annual Cash Incentives”. Amounts for Messrs. Geddes and McAlister converted to USD from GBP using an exchange ratio of $1.37467 to British Pound, which is the average monthly rate for 2021 as reported by XE.com.

(3)

Represents the potential number of shares payable under the performance-based restricted stock units (or PRSUs). Amounts reported (a) in the “Threshold” column reflect 50% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the PRSUs, (b) in the “Target 50th Percentile” column reflect 100% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which is the target amount payable under the PRSU awards for performance at target levels, (c) in the “Target 75th Percentile” column reflect 150% of the target number of shares denominated under each Named Executive Officer’s PRSU award, which is the target amount payable under the PRSU awards for performance at the 75th percentile target levels, and (d) in the “Maximum” column reflect 200% of the target number of shares denominated under the PRSUs, which is the maximum amount payable for performance at maximum levels. If less than minimum levels of performance are attained with respect to the total shareholder return (TSR) performance metrics applicable to the PRSUs, then 0% of the target number of PRSUs awarded will be earned. The number of shares actually delivered at the end of the performance period may vary from the target number of PRSUs, based on our achievement of the specific performance measures. Performance targets and target awards for the awards reported above are described under “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Equity Awards.”

(4)

Represents shares of restricted stock units subject to time-based vesting conditions. The terms of these grants are described under “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Equity Awards.”

(5)	See Note 3 in the Summary Compensation Table above for information on the value of the RSUs (the “2021 RSUs”) and PRSUs (the “2021 PRSUs”) granted in 2021.

(6)	Grants of RSUs and PRSUs made to Legacy Expro NEOs on October 1, 2021 were granted as inducement grants in accordance with NYSE Rule 303A.08 outside the LTIP.

(7)

For cash awards under the Legacy Expro Pre-Merger Plan, the “Target” column represents 100% of the potential incentive opportunity set as a percentage of each executive officer’s salary for the period prior to the closing of the Merger. Cash awards under the Legacy Expro Pre-Merger Plan did not set “Threshold” or “Target” levels for the awards.

(8)

For cash awards under the Post-Merger Plan, the “Target” column represents 100% of the potential incentive opportunity set as a percentage of each executive officer’s salary for the period after the closing of the Merger. Amounts reported in the “Threshold” column reflect 50% of the each Named Executive Officer’s individual short-term incentive award target, and amounts in the “Maximum” column reflect 150% of each Named Executive Officer’s individual short-term incentive award target. If less than minimum levels of performance are attained with respect to the applicable performance goals, then no amount will be earned.

(9)

Grants of RSUs and PRSUs made to Legacy Frank’s NEOs on February 22, 2021 were granted under the LTIP. Vesting of such RSUs and PRSUs granted to Messrs. Kearney and Symington and Ms. Cougle was accelerated in connection with each of their separation from the Company as described under “Potential Payments Upon Termination or a Change in Control—Payments Upon Termination of Employment for Departing Named Executive Officers.”

(10)

For cash awards under the Frank’s Pre-Merger Plan, the “Target” column represents 100% of the potential incentive opportunity set as a percentage of each executive officer’s salary for the period prior to the closing of the Merger. Amounts reported in the “Threshold” column reflect 50% of the each Named Executive Officer’s individual short-term incentive award target, and amounts in the “Maximum” column reflect 200% of each Named Executive Officer’s individual short-term incentive award target. If less than minimum levels of performance are attained with respect to the applicable performance goals, then no amount will be earned.

(11)	Grants of RSUs and PRSUs made to Mr. Russell on October 1, 2021 were granted under the LTIP.

(12)

Cash awards granted under the Company’s annual incentive program to Messrs. Kearney and Symington and Ms. Cougle were forfeited in connection with each of their separation from the Company. Instead, they will receive cash payments in accordance with the CIC Severance Plan as described under “Potential Payments Upon Termination or a Change in Control—Payments Upon Termination of Employment for Departing Named Executive Officers.”

(13)	Grant of RSUs made to Mr. Kearney on October 1, 2021 in connection with his service as a non-employee director after the closing of the Merger.

Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2021 Fiscal Year

Summary Compensation Table. As of the closing of the Merger, the Company entered into an employment agreement with Mr. Jardon. Mr. Jardon’s Employment Agreement provides for an initial base salary of $1,000,000 and an annual incentive bonus opportunity, beginning with a prorated bonus in 2021, based on performance criteria determined by the Board or the Compensation Committee. Also pursuant to his Employment Agreement, Mr. Jardon is eligible to receive (i) a one-time retention equity award valued at approximately $1,475,000, which was granted 60% in the form of PRSUs and 40% in the form of time-based RSUs and (ii) an initial equity award in lieu of a grant for the 2022 calendar year valued at approximately $3,500,000, which was granted 60% in the form of PRSUs and 40% in the form of time-based RSUs. Beginning in 2023, Mr. Jardon is eligible to receive annual LTIP awards, as determined by the Board or the Compensation Committee in its sole discretion. Mr. Jardon’s Employment Agreement also provides for certain severance payments, as described under “Potential Payments Upon Termination or a Change in Control—Jardon Agreement.”

As of the closing of the Merger, the Company entered into an Offer Letter with Mr. Fanning. Mr. Fanning’s Offer Letter provides for an initial base salary of $450,000 and an annual incentive bonus opportunity equal to 100% of his annualized base salary. Mr. Fanning’s Offer Letter also provides for an initial equity award valued at approximately $2,000,000 which was granted in the form of PRSUs and time-based RSUs and participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan.

As of the closing of the Merger, the Company entered into a Service Contract with Mr. Geddes. Mr. Geddes’ Service Contract provides for an annual base salary of £420,000 (or approximately $577,361). It also provides for participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan, a monthly car allowance of £636.67 (or approximately $875), and an additional monthly payment equal to 20% of base salary in lieu of pension scheme contributions. In addition to compensation under his Service Contract, Mr. Geddes received an annual incentive cash bonus and an inducement equity award in the form of PRSUs and time-based RSUs.

As of the closing of the Merger, the Company entered into a Service Contract with Mr. McAlister. Mr. McAlister’s Service Contract provides for an annual base salary of £311,000 (or approximately $427,522). It also provides for participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan, a monthly car allowance of £749.66 (or approximately $1,031), and an additional monthly payment equal to 20% of base salary in lieu of pension scheme contributions. In addition to compensation under his Service Contract, Mr. McAlister received an annual incentive cash bonus and an inducement equity award in the form of PRSUs and time-based RSUs.

As of the closing of the Merger, the Company entered into an Employment Assignment Letter with Mr. Russell. Mr. Russell’s Employment Assignment Letter provides for an initial annual base salary of $425,000 and an annual incentive bonus opportunity equal to 100% of his base salary. Mr. Russell’s Employment Assignment Letter also provides for an initial equity award valued at approximately $975,000 which was granted in the form of PRSUs and time-based RSUs and participation in the Company’s Executive Retention and Severance Plan and CIC Severance Plan. Prior to the closing of the Merger, the terms of Mr. Russell’s employment were subject to the terms of a prior Offer Letter, pursuant to which he also received an equity award in February 2021 in in the form of PRSUs and time-based RSUs.

Consistent with the terms of the CIC Severance Plan, Mr. Kearney entered into a Separation Agreement with the Company on October 1, 2021, which provided for cash payments of (i) $3,000,000, paid in ten monthly installments, (ii) $22,500, in consideration of the cost of health care continuation, (iii) $562,000, which equals a prorated portion of his target annual incentive bonus and (iv) outplacement assistance benefits up to $15,000, which amounts are reflected as “All Other Compensation” in the Summary Compensation Table. In addition, pursuant to the terms of his Offer Letter, the Separation Agreement provides for accelerated vesting of a minimum of 318,303 shares under outstanding equity awards as follows: (a) 100% vesting for all outstanding time-based awards and (b) vesting of outstanding performance-based awards at a level equal to the greater of actual performance through the separation date or 100% of the target payout level. Prior to his separation date, Mr. Kearney’s employment was subject to the terms of an Offer Letter, pursuant to which Mr. Kearney received an equity award in February 2021 in in the form of PRSUs and time-based RSUs with an expected aggregate grant date value equal to 350% of his annual base salary.

Consistent with the terms of the CIC Severance Plan, Ms. Cougle entered into a Separation Agreement with the Company on November 1, 2021, which provided for cash payments of (i) $1,600,000, paid in ten monthly installments, (ii) $22,500, in consideration of the cost of health care continuation, (iii) $332,000, which equals 100% of her target annual incentive bonus and (iv) outplacement assistance benefits up to $15,000, which amounts are reflected as “All Other Compensation” in the Summary Compensation Table. In addition, pursuant to the terms of the CIC Severance Plan, the Separation Agreement provides for accelerated vesting of a minimum of 56,059 shares under outstanding equity awards as follows: (a) 100% vesting for all outstanding time-based awards and (b) vesting of outstanding performance-based awards at a level equal to the greater of actual performance through the separation date or 100% of the target payout level. Prior to her separation date, Ms. Cougle’s employment was subject to the terms of an Offer Letter, pursuant to which Ms. Cougle received an equity award in February 2021 in in the form of PRSUs and time-based RSUs with an expected aggregate grant date value equal to 150% of her annual base salary.

Consistent with the terms of the CIC Severance Plan, Mr. Symington entered into a Separation Agreement with the Company on December 1, 2021, which provided for cash payments of (i) $1,312,500, paid in ten monthly installments, (ii) $22,500, in consideration of the cost of health care continuation, (iii) $257,813, which equals 100% his target annual incentive bonus and (iv) outplacement assistance benefits up to $15,000, which amounts are reflected as “All Other Compensation” in the Summary Compensation Table. In addition, pursuant to the terms of the CIC Severance Plan, the Separation Agreement provides for accelerated vesting of a minimum of 52,093 shares under outstanding equity awards as follows: (a) 100% vesting for all outstanding time-based awards and (b) vesting of outstanding performance-based awards at a level equal to the greater of actual performance through the separation date or 100% of the target payout level. Prior to his separation date, Mr. Symington’s employment was subject to the terms of an Offer Letter, pursuant to which Mr. Symington received an equity award in February 2021 in in the form of PRSUs and time-based RSUs with an expected aggregate grant date value equal to 125% of his annual base salary.

Each Named Executive Officer’s fixed payments (i.e., base salary) for 2021, as a percentage of total compensation varied, depending on the position. For both Mr. Jardon and Mr. Fanning, salary represented approximately 14% of total compensation. For Mr. Russell, our only Named Executive Officers employed with us for the entire year, salary represented approximately 16% of total compensation. Due to the Merger, compensation of all Named Executive Officers includes certain unusual items. As a result, we expect these percentages will generally be higher in the future.

Grants of Plan Based Awards Table. The 2021 RSUs granted in October 2021 to Messrs. Jardon, Fanning, Geddes, McAlister and Russell are scheduled to vest ratably in three equal annual instalments beginning on February 22, 2023. The 2021 RSUs granted in February 2021 to Mr. Russell are scheduled to vest ratably in three equal annual instalments beginning on February 22, 2021. Further details regarding the treatment of the 2021 RSUs upon termination of employment of our named executive officers is described in “—Potential Payments Upon Termination or a Change in Control.”

The 2021 PRSUs granted in October 2021 to Messrs. Jardon, Fanning, Geddes, McAlister and Russell and the 2021 PRSUs granted February 2021 to Mr. Russell are scheduled to vest based on the applicable payout percentage as determined by the performance criteria for the three-year performance period ending December 31, 2024 and subject to the Named Executive Officer’s continued employment through the applicable vesting date. The vesting of these PRSUs is described in more detail in “Compensation Discussion and Analysis—Components of the Company’s Executive Compensation Program—Long Term Incentives—Equity Awards.” Further details regarding the treatment of the 2021 PRSUs upon termination of employment of our named executive officers is described in “—Potential Payments Upon Termination or a Change in Control.”

The 2021 RSUs and PRSUs granted in February 2021 to Messrs. Kearney and Symington and Ms. Cougle vested in accordance with the terms of their Separation Agreements, as described in more detail in “—Payments Upon Termination of Employment for Departing Named Executive Officers.”

Outstanding Equity Awards at 2021 Fiscal Year End

The table below reflects each option and equity-based compensation award held by our Named Executive Officers as of December 31, 2021. Share amounts have been adjusted to reflect a 1-for-6 reverse stock split that occurred on October 1, 2021.

	Option Awards(1)					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(5)
Michael Jardon	117,482	1,330,232	—	17.08	02/04/2028	113,062	1,622,440	169,593	2,433,659
Quinn Fanning	19,638	343,357	—	17.74	02/04/2028	68,178	978,354	45,452	652,236
Alistair Geddes	32,307	365,814	—	17.08	02/04/2028	61,360	880,516	40,907	587,015
John McAlister	29,370	332,558	—	17.08	02/04/2028	38,350	550,323	25,567	366,886
Steven Russell	—	—	—	—	—	60,999	875,336	56,161	805,910
Michael C. Kearney	—	—	—	—	—	8,522	—	—	—
Melissa Cougle	—	—	—	—	—	—	—	—	—
John Symington	—	—	—	—	—	—	—	—	—

(1)

In connection with the Merger, the Company assumed the outstanding option awards of Legacy Expro, which were then adjusted in accordance with the Merger consideration. The unvested options will vest upon satisfaction of internal rate of return thresholds.

(2)

This column reflects the number of shares of unvested restricted stock units (RSUs) held by each Named Executive Officer on December 31, 2021. These include the following grants of restricted stock unit awards:

•	In February 2019 to Mr. Russell (5,058 RSUs) of which one third vested on February 19, 2020, one third vested on February 19, 2021 and one third vested on February 19, 2022.

•	In February 2020 to Mr. Russell (8,608 RSUs) of which one third vested on February 18, 2021, one third vested on February 18, 2022 and one third vests on February 18, 2023.

•	In February 2021 to Mr. Russell (20,337 RSUs) of which one third vested on February 22, 2022, one third vests on February 22, 2023 and one third vests on February 22, 2024.

•

In October 2021 to Messrs. Jardon (113,062 RSUs), Fanning (68,178 RSUs), Geddes (61,360 RSUs), McAlister (38,350 RSUs) and Russell (33,237 RSUs) of which one third vests on February 22, 2023, one third vests on February 22, 2024 and one third vests on February 22, 2025.

•	In October 2021 to Mr. Kearney, in connection with his services as a non-employee director of the Board, which vest on May 1, 2022.

(3)

This column reflects the aggregate market value of all shares of unvested restricted stock units held by each Named Executive Officer on December 31, 2021 and is calculated by multiplying the number of RSUs outstanding on December 31, 2021 by the closing price of our common stock on December 31, 2021, the last day of trading on the NYSE for the 2021 fiscal year, which was $14.35 per share.

(4)

This column reflects the number of shares of unvested PRSUs held by each Named Executive Officer on December 31, 2021 and is based on the target number of PRSUs subject to each award. These include the following grants of PRSU awards (with numbers specified at the target level of performance):

•	In February 2019 to Mr. Russell (5,058 PRSUs) with a performance period ending on December 31, 2022.

•	In February 2020 to Mr. Russell (8,608 PRSUs) with a performance period ending on December 31, 2023.

•	In February 2021 to Mr. Russell (20,337 PRSUs) with a performance period ending on December 31, 2024.

•

In October 2021 to Messrs. Jardon (169,593 PRSUs), Fanning (45,452 PRSUs), McAlister (25,567 PRSUs), Geddes (40,907 PRSUs) and Russell (22,158 PRSUs), in each case, with a performance period ending on December 31, 2024.

(5)

This column reflects the aggregate market value of all shares of unvested PRSUs held by each Named Executive Officer on December 31, 2021 and is calculated by multiplying the number of unvested PRSUs, determined as described in Note (4) to this table, by the closing price of our common stock on December 31, 2021, the last day of trading on the NYSE for the 2021 fiscal year, which was $14.35 per share.

Option Exercises and Stock Vested in Fiscal Year 2021

The following table provides information concerning equity awards of our Named Executive Officers that vested during the 2021 fiscal year. No stock options were exercised by our Named Executive Officers during the 2021 fiscal year. Share amounts have been adjusted to reflect a 1-for-6 reverse stock split that occurred on October 1, 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Michael Jardon	—	—
Quinn Fanning	—	—
Alistair Geddes	—	—
John McAlister	—	—
Steven Russell	9,754	194,859
Michael C. Kearney	376,090	6,966,296
Melissa Cougle	61,418	1,076,967
John Symington	58,010	870,019

(1)

The equity awards that vested during the 2021 fiscal year consist of RSUs and PRSUs previously granted under the LTIP. These numbers include (i) 138,043 RSUs and 180,260 PRSUs granted to Mr. Kearney in 2019, 2020 and 2021 that are governed by the terms of his Separation Agreement, (ii) 27,954 RSUs and 28,105 PRSUs granted to Ms. Cougle in 2019, 2020 and 2021 that are governed by the terms of her Separation Agreement and (iii) 22,926 RSUs and 29,167 PRSUs granted to Mr. Symington in 2019, 2020 and 2021 that are governed by the terms of his Separation Agreement. In each case, receipt of the shares that have vested pursuant to the Separation Agreements are payable six months following separation from service.

(2)

The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of the RSUs or PRSUs held by such Named Executive Officer, computed based on the closing price of our common stock on the last trading day prior to the applicable vesting date. The value of shares that have vested pursuant to the Separation Agreements are computed based on the closing price of our common stock on the applicable Separation Date.

Pension Benefits

In connection with the Merger, the Company assumed certain pension plans of Legacy Expro. None of the Named Executive Officers participate in any of the Company’s pension plans. Consequently, no table is included herein.

Non-Qualified Deferred Compensation Table

The Company maintains the EDC Plan, but as of the end of 2021, no contributions to the EDC Plan had been made by Mr. Kearney (or by the Company on his behalf), and none of the other Named Executive Officers participated in the EDC Plan. Consequently, no table is included herein.

Potential Payments Upon Termination or a Change in Control

Long Term Incentive Plan

The following discussion and the amounts disclosed in the table below are based on the terms of arrangements as in effect on December 31, 2021.

2019, 2020 and 2021 RSU Awards

The RSUs that were granted to the Named Executive Officers during 2019, 2020 and 2021 will receive accelerated vesting upon a termination of employment due to death or “Disability.” For all Named Executive Officers other than Mr. Kearney and Mr. Jardon, the awards will also accelerate in the event that the Company incurs a “Change in Control” and the executive is involuntarily terminated within 24 months following such Change in Control, in accordance with the terms of the CIC Severance Plan as described below. In addition, each of Mr. Kearney (pursuant to the terms of his Offer Letter) and Mr. Jardon (pursuant to the terms of his Employment Agreement) is entitled to accelerated or continued vesting treatment of his outstanding equity awards, in each case as described below. Upon an involuntary termination without a Change in Control, the Company may elect, in its sole discretion (or as otherwise provided under Mr. Kearney’s Offer Letter or Mr. Jardon’s Employment Agreement), to enter into a special vesting agreement, contingent upon the executive’s execution thereof, under which the RSUs will continue to vest according to the vesting schedule as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the RSU award agreements, each of the terms have the following meaning:

•

“Disability” means the executive’s inability to perform his or her duties or fulfil his or her obligations under the terms of his employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months as determined by the Company and certified in writing by a competent medical physician selected by the Company.

•

A “Change in Control” is generally defined in our LTIP as one of the following events: (i) the consummation of an agreement to acquire, or a tender offer for beneficial ownership of, 50% or more of either the then outstanding shares of common stock, or the combined voting securities that are entitled to vote in the election of directors; (ii) individuals who are on our board of directors on the effective date of our LTIP or any individuals whose election or appointment was approved by a majority of the board of directors as of that date (the “Incumbent Board”) cease to constitute a majority of the members of the board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, where following such transaction, (a) our outstanding common stock or voting securities are converted into or exchanged for securities which represent more than 50% of the then outstanding shares of securities of the entity resulting from the transaction, (b) no person beneficially owns 20% or more of the then outstanding securities of the entity resulting from the transaction, or (c) at least a majority of the members of the board of directors or similar governing body of the entity resulting from the transaction were members of the Incumbent Board at the time of the execution of the agreement leading to the transaction; or (iv) our shareholders approve our complete liquidation or dissolution.

•	An “Involuntary Termination” means a termination of employment by the Company or an affiliate without Cause.

•

“Cause” shall generally mean that the executive (i) has engaged in gross negligence, gross incompetence, or misconduct in the performance of his or her duties; (ii) has failed without proper legal reason to perform his or her duties and responsibilities; (iii) has breached any material provision of the award agreement or any written agreement or corporate policy or code of conduct established by the Company; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

2019, 2020 and 2021 PRSU Awards

The PRSUs that were granted to the Named Executive Officers during 2019, 2020 and 2021 will receive accelerated vesting at the “target” level upon a termination of employment due to death or Disability. For all Named Executive Officers other than Mr. Kearney and Mr. Jardon, in the event that the Company incurs a Change in Control and the executive’s employment is involuntarily terminated within the 24-month period following such Change in Control, the PRSUs will vest as determined under the provisions of the CIC Severance Plan. In the event that the Named Executive Officer’s qualifying termination of employment is not in connection with a Change in Control, then, except as otherwise determined by the Compensation Committee, in its sole discretion (or as otherwise provided under Mr. Kearney’s Offer Letter or the Mr. Jardon’s Employment Agreement), the Company and the executive will enter into a special vesting agreement under which the PRSUs will continue to vest as if the executive were continuing in the employment of the Company throughout the period during which the executive continuously satisfies certain non-competition and non-solicitation obligations. As defined in the PRSU award agreements, each of the terms referenced herein have the same meaning described above with respect to the 2019, 2020 and 2021 RSU awards.

Upon a qualifying termination of Mr. Kearney’s employment, the treatment of his outstanding PRSUs is governed by his Offer Letter, which provides for accelerated vesting of outstanding equity awards, with any such awards that are subject to performance criteria being determined based on actual performance through the date of termination (or in the event of a qualifying termination within 24 months following a change in control, based on the 100% target payout level, if greater), subject to the satisfaction of certain restrictive covenant obligations. Similarly, upon a qualifying termination of Mr. Jardon’s employment, the treatment of his outstanding PRSUs will be governed by his Employment Agreement, which provides for accelerated vesting of outstanding equity awards in the event of a qualifying termination within 24 months following a change in control, with any such awards that are subject to performance criteria being determined based on the greater of actual performance through the date of termination or based on the 100% target payout level, subject to the satisfaction of certain restrictive covenant obligations.

Executive Change-In-Control Severance Plan

In 2021, all Named Executive Officers other than Mr. Jardon were participants in this plan, which superseded any severance rights that previously applied to Mr. Kearney pursuant to his Offer Letter, except with respect to the treatment of Mr. Kearney’s outstanding equity awards, which were governed by the terms of his Offer Letter. The CIC Severance Plan provides for the following severance benefits in the case of an

“Involuntary Termination” on or within 24 months following a “Change in Control” (as such terms are defined in the plan), subject to the timely delivery of a release by the covered executive:

•	Two times the sum of the “Base Salary” and “Target Bonus Amount,” (as such terms are defined in the CIC Severance Plan), to be paid in equal monthly instalments over ten months;

•	A lump sum cash payment of $22,500 in consideration of health care continuation to be paid on the last day of the month that is 60 days following the date of termination;

•	A lump sum cash amount equal to the executive’s target annual incentive opportunity for the year of termination, pro-rated through and including the date of termination;

•

Accelerated vesting of any outstanding equity-based awards, with vesting of PRSUs determined based on the greater of actual performance through the date of termination or target performance at the 100% payout level; and

•	Outplacement assistance benefits, as provided in each individual participation agreement.

The following definitions apply to the CIC Severance Plan:

•

“Cause” means a determination by the Company or the employing affiliate (the “Employer”) that the executive (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his or her duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform the executive’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of the CIC Severance Plan or the accompanying Participation Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•	“Change in Control” or “CIC” has the meaning given such term under the LTIP (as discussed under “2019, 2020 and 2021 RSU Awards” above).

•

“Good Reason” means the occurrence, on or within 24 months after the date upon which a CIC occurs, of any one or more of the following: (i) a material reduction in the authority, duties, or responsibilities of a covered executive from those applicable to him immediately prior to the date on which the CIC occurs; (ii) a material reduction in a covered executive’s annual rate of base salary or target annual bonus opportunity in effect immediately prior to the CIC; (iii) a change in the location of a covered executive’s principal place of employment by more than 50 miles from the location where he was principally employed immediately prior to the date on which the CIC occurs unless such relocation is agreed to in writing by the covered executive; provided, however, that a relocation scheduled prior to the date of the CIC shall not constitute Good Reason; (iv) any material breach by the Company or the Employer of their obligations under the CIC Severance Plan; (v) the failure of any successor or assigns of the Company and/or the Employer to assume the obligations of the Company and the Employer under the CIC Severance Plan; or (vi) the receipt of a written notice, within the 24-month period following a CIC, of termination of the CIC Severance Plan or of any amendment that would adversely reduce the covered executive’s potential severance payments or benefits or his or her coverage under the CIC Severance Plan.

•

“Involuntary Termination” means any termination of the covered executive’s employment with the Employer that is either a termination by the Employer other than for Cause or a termination by the covered executive for Good Reason; provided, however, that it shall not include any termination occurring as a result of the covered executive’s death or a disability under circumstances entitling him to disability benefits under the standard long-term disability plan of the Employer.

Executive Retention and Severance Plan

In 2021, all Named Executive Officers, except Mr. Jardon were participants in this plan, which superseded any severance rights that previously applied to Mr. Kearney pursuant to his Offer Letter, except with respect to the treatment of his outstanding equity awards, which continue to be governed by the terms of his Offer Letter. The Executive Retention and Severance Plan provides for the following severance benefits in the case of a “qualifying termination” (as such term is defined in the plan), subject to the timely delivery of a release by the covered executive:

•	A lump sum cash payment equal to one year of “base salary” (as such term is defined in the plan), to be paid in equal monthly instalments over ten months;

•	A lump sum cash payment of $12,500 in consideration of health care continuation to be paid within 60 days following the “separation date” (as such term is defined in the plan);

•

If the covered executive’s employment is terminated prior to payment of the “annual bonus” (as such term is defined in the plan) for the prior calendar year, the covered executive will receive an “annual bonus” at the same time as bonus payments are made to similarly situated employees under the Company’s bonus plan; and

•	Reimbursement of up to $7,500 in outplacement assistance, to be provided within 12 months following the “separation date.”

The following definitions apply to the Executive Retention and Severance Plan:

•	“Annual Bonus” means the annual bonus paid pursuant to the Frank’s International L.L.C. short term incentive program.

•

“Cause” shall mean a determination by the Company or the Employer that the Covered Employee (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his or her duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform the Covered Employee’s duties and responsibilities to the Employer or any of its affiliates; (iii) has breached any material provision of this Plan or the Participation Agreement or any written agreement or corporate policy or code of conduct established by the Employer or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Employer or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Employer or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•

“Good Reason” means the occurrence of any one or more of the following: (a) a material reduction in a Covered Employee’s annual rate of Base Salary; (b) a change in the location of a Covered Employee’s principal place of employment by more than 50 miles from the location where he or she was principally employed, unless such relocation is agreed to in writing by the Covered Employee: (c) any material breach by the Company or the Employer of their obligations under this Plan; or (d) the failure of any successor or assigns of the Company and/or the Employer, as applicable, to assume the obligations of the Company and the Employer under this Plan. Notwithstanding the foregoing provisions of this Section or any other provision in this Plan to the contrary, any assertion by a Covered Employee of a termination of employment for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (i) the condition described in the foregoing clauses of this Section giving rise to the Covered Employee’s termination of employment must have arisen without the Covered Employee’s consent; (ii) the Covered Employee must provide written notice to the Employer of such condition in accordance with the Notice Section of this Plan within 45 days of the initial existence of the condition; (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Employer; and the date of the Covered Employee’s termination of employment must occur within 90 days after the initial existence of the condition specified in such notice.

•

“Qualifying Termination” means a Qualifying Termination of the Covered Employee’s employment with the Employer which is either: (i) a Separation from Service by the Employer other than for Cause; or (ii) a Separation from Service by the Covered Employee for Good Reason; provided, however, that the term “Qualifying Termination” shall not include any termination occurring as a result of (a) the Covered Employee’s death or a disability under circumstances entitling him or her to disability benefits under the standard long-term disability plan of the Employer; or (b) the Covered Employee’s termination in connection with a change in control entitling him or her to severance benefits under the CIC Plan.

•	“Separation Date” for purposes of this Plan means the date designated by the Administrator on which the Covered Employee’s employment is terminated.

•	“Separation from Service” shall have the same meaning as the term “separation from service” in Code Section 409A(a)(2)(A)(i)

Offer Letter with Mr. Kearney

In connection with Mr. Kearney’s appointment as Chief Executive Officer of Frank’s, we entered into an Offer Letter with Mr. Kearney effective September 25, 2017. The Offer Letter, which governed Mr. Kearney’s rights to severance until the date he became a participant in the CIC Severance Plan and the Executive Retention and Severance Plan, does not govern Mr. Kearney’s rights to severance payments and benefits but does provide for accelerated vesting of 100% of Mr. Kearney’s outstanding RSUs and PRSUs upon an involuntary or mutually agreed separation from service, with PRSUs vesting based on actual performance through the date of such termination. In addition, pursuant to the terms of his Offer Letter in effect as of the date of his separation, in the event of a qualifying termination within 24 months following a Change in Control, Mr. Kearney’s outstanding PRSUs shall vest based on the greater of (i) actual performance through the date of termination of his employment, or (ii) a 100% target payout. Mr. Kearney’s separation on October 1, 2021 was considered a qualifying termination following a Change in Control pursuant to the terms of his Offer Letter.

The following definition applies to Mr. Kearney’s Offer Letter:

•	“Change in Control” has the meaning given such term under the LTIP (as discussed under “2019, 2020, and 2021 RSU Awards,” above).

Employment Agreement with Mr. Jardon

Mr. Jardon is not a participant in the CIC Severance Plan or the Executive Retention and Severance Plan. The terms of his Employment Agreement, effective as of the closing of the Merger, govern the severance payable to him. Pursuant to his Employment Agreement, if Mr. Jardon is terminated by the Company without Cause or resigns for Good Reason, Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Employment Agreement:

•

Cash severance equal to 2.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the date on which his employment is terminated (the “Termination Date”) and (ii) the average of the annual bonuses received by Mr. Jardon for the two years immediately preceding the Termination Date (or if two annual bonuses have not yet been received by Mr. Jardon as of the Termination Date, the annual bonus received by Mr. Jardon for the year preceding the Termination Date, annualized to the extent necessary), payable in ten substantially equal monthly installments;

•	Payment of any earned but unpaid annual bonus for the year immediately preceding the year in which the Termination Date occurs;

•	A lump sum cash payment equal to $12,500 in consideration of the cost of health care continuation; and

•	Reimbursement of up to $7,500 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date.

The Employment Agreement further provides that if Mr. Jardon is terminated by the Company without Cause or for Good Reason within the 24 months following a Change in Control, Mr. Jardon will be eligible to receive the following benefits, in each case, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with the confidentiality, intellectual property, non-competition, non-solicitation and non-disparagement covenants set forth in the Employment Agreement:

•

Cash severance equal to 3.0 times the sum of (i) the highest base salary in effect for Mr. Jardon during the six-month period ending immediately prior to the Termination Date or the date of the Change in Control, whichever results in the greater amount (the “CIC Base Salary”), and (ii) the product of (x) the highest target bonus percentage in place for Mr. Jardon during the year in which the Termination Date occurs and (y) the CIC Base Salary, payable in ten substantially equal monthly installments;

•	Payment of a pro-rata portion of the target annual bonus that would have been earned for the year in which the Termination Date occurs, based on the number of days employed during such year;

•	A lump sum cash payment equal to $22,500 in consideration of the cost of health care continuation;

•

Accelerated vesting of any outstanding equity awards, with vesting of any performance-based equity awards determined based on the greater of (x) actual performance as of the Termination Date and (y) target performance at the 100% target payout level; and

•	Reimbursement of up to $15,000 in outplacement assistance benefits procured by Mr. Jardon within 12 months following the Termination Date.

The following definitions apply to Mr. Jardon’s Employment Agreement:

•

“Cause” means Mr. Jardon: (a) has engaged in gross negligence, incompetence, or misconduct in the performance of his duties with respect to any member of the Company group; (b) has failed to materially perform his duties and responsibilities to any member of the Company group; (c) has breached any material provision of his Employment Agreement or any written agreement or corporate policy or code of conduct established by any member of the Company group; (d) has engaged in conduct that is, or could reasonably expected to be, materially injurious to any member of the Company group; (e) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to any member of the Company group; or (f) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

•	“Change in Control” means the occurrence of any of the following events, excluding for the avoidance of doubt the transaction contemplated by the Merger Agreement:

(A) the consummation of an agreement to acquire, or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by any person of, 50% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of The Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by The Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph (c) below;

(B) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(C) consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

•

“Good Reason” means the occurrence of any of the following events: (a) a material reduction in Mr. Jardon’s authority, duties, or responsibilities; (b) a material reduction in Mr. Jardon’s base salary or target annual bonus; (c) a change in the location of Mr. Jardon’s principal place of employment by more than 50 miles from the Company’s principal office in Houston, Texas; or (d) a material breach by the Company of the Employment Agreement.

•

“Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the closing of the Merger and any other individual who becomes a director of the Board after the closing of the Merger and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

Separation Agreements

Messrs. Kearney and Symington and Ms. Cougle each entered into a Separation Agreement as of their respective separation dates, which Separation Agreements were entered into in accordance with the CIC Severance Plan, and in the case of Mr. Kearney, the terms of his Offer Letter.

Payments Upon Termination of Employment for Departing Named Executive Officers

The following table quantifies the actual payments and benefits that the Company provided to Messrs. Kearney and Symington and Ms. Cougle in connection with their termination of employment, pursuant to the terms of their respective Separation Agreements, and the RSU and PRSU award agreements issued under the LTIP. Share amounts have been adjusted to reflect a 1-for-6 reverse stock split that occurred on October 1, 2021.

Name	Cash Payments ($)	Reimbursement of COBRA Premiums ($)	Accelerated Equity ($)		Other Reimbursements ($)(1)	Total ($)
Michael C. Kearney	3,562,500	22,500	6,015,927	(2)	63,101	9,664,028
Melissa Cougle	1,932,000	22,500	1,001,905	(3)	41,681	2,998,086
John Symington	1,570,313	22,500	699,088	(4)	32,308	2,324,209

(1) This amount represents the value of outplacement assistance made available following termination, specifically $15,000, together with payments for unused vacation leave as follows: (x) Kearney: $48,101; Cougle: $26,681; and Symington: $17,308.

(2) This represents accelerated vesting of 318,303 shares at a share price of $18.90, the closing price of our stock on October 1, 2021, the separation date.

(3) This represents accelerated vesting of 56,509 shares at a share price of $17.73, the closing price of our stock on November 1, 2021, the separation date.

(4) This represents accelerated vesting of 52,093 shares at a share price of $13.42, the closing price of our stock on December 1, 2021, the separation date.

Potential Payments Upon Termination or Change in Control for Remaining Named Executive Officers

The following table quantifies the potential payments and benefits that the Company would provide to its other Named Executive Officers in connection with a termination of employment and/or change in control occurring on December 31, 2021, pursuant to the terms of tthe RSU and PRSU award agreements granted pursuant to the LTIP, the CIC Severance Plan, and, in the case of Mr. Jardon, his Employment Agreement. Each value below represents the Company’s best estimate of the amount that could be paid upon the applicable scenario, but until an actual termination of employment or a change in control occurs, the Company cannot know with any certainty what value the executives would receive. Stock prices were calculated based upon the closing price of the Company’s common stock on December 31, 2021 of $14.35 per share.

Executive	Involuntary Termination of Employment ($)	Termination of Employment for Death or Disability ($)	Termination of Employment by Retirement ($)	Change in Control or Liquidity Event (Without a Termination of Employment) ($)	Change in Control (With an Involuntary Termination) ($) (2)
Michael Jardon
Cash Payments	4,500,000	—	—	—	7,062,500
Accelerated Equity(1)	—	4,056,099	—	—	4,056,099
Reimbursement of COBRA Premiums	12,500	—	—	—	22,500
Outplacement Assistance	7,500	—	—	—	15,000

Total	4,520,000	4,056,099	—	—	11,156,099
Quinn Fanning
Cash Payments	—	—	—	—	1,912,500
Accelerated Equity(1)	—	1,630,591	—	—	1,630,591
Reimbursement of COBRA Premiums	—	—	—	—	22,500
Outplacement Assistance	—	—	—	—	15,000

Total	—	1,630,591	—	—	3,580,591
Alistair Geddes
Cash Payments	—	—	—	—	2,455,438	(3)
Accelerated Equity(1)	—	1,467,531	—	—	1,467,531
Reimbursement of COBRA Premiums	—	—	—	—	22,500
Outplacement Assistance	—	—	—	—	15,000

Total	—	1,467,531	—	—	3,960,469
Steven Russell
Cash Payments	—	—	—	—	1,806,250
Accelerated Equity(1)	—	1,378,590	—	—	1,378,590
Reimbursement of COBRA Premiums	—	—	—	—	22,500
Outplacement Assistance	—	—	—	—	15,000

Total		1,378,590			3,222,340
John McAlister
Cash Payments	—	—	—	—	1,817,406	(3)
Accelerated Equity(1)	—	917,209	—	—	917,209
Reimbursement of COBRA Premiums	—	—	—	—	22,500
Outplacement Assistance	—	—	—	—	15,000

Total	—	917,209	—	—	2,772,115

(1)

Mr. Jardon’s equity awards will accelerate upon an involuntary termination that results in his ceasing to provide services to the Company in any capacity, which scenario is reflected in the “Involuntary Termination of Employment” column. All other Named Executive Officers’ RSUs and PRSUs will continue to vest according to their normal schedule upon an involuntary termination or retirement so long as the executive complies with non-competition and non-solicitation obligations and assuming any required special vesting agreements are entered into between the executive and the Company. The table above does not include amounts that would be realized from this continued vesting of awards, but rather reflects only the awards that become accelerated in full.

(2)

The Cash Payment in the event of a Change in Control includes a prorated portion of the target bonus amount. For this purpose, we have prorated the amount of each Named Executive Officer’s target bonus to reflect that they occupied their positions for the three-month period preceding December 31, 2021.

(3)	Converted to USD from GBP using an exchange ratio of $1.37467 to British Pound, which is the average monthly rate for 2021 as reported by XE.com.

Director Compensation

In accordance with Dutch law and the Company’s Articles, the shareholders shall determine the compensation policy of the Board. At the 2021 annual meeting the Company’s remuneration policy was adopted. The authority to establish the actual compensation for the members of the Board is vested in the Board, with due observance of the compensation policy.

The Company’s Board believes that attracting and retaining qualified non-employee directors is critical to the Company’s future value, growth, and governance. The Board also believes that the compensation package for the Company’s non-employee directors should require a portion of the total compensation to be equity-based to align the interests of these directors with the Company’s stockholders. The Company, along with Meridian, has determined that the compensation program applicable to the non-employee directors should be comparable with the packages identified at the Company’s peer group. Based on this decision, the director compensation program for 2021 until the time of the merger on October 1 consisted of an annual retainer compensation package for the non-employee directors valued at approximately $200,000, of which $50,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is paid in a grant of restricted stock units under the LTIP. In addition, the Company paid (i) the Audit Committee Chairman and each Audit Committee member an annual amount of $20,000 and $10,000, respectively, (ii) the Compensation Committee Chairman and each Compensation Committee member an annual amount of $15,000 and $7,500, respectively, (iii) the Nominating and Governance Committee Chairman an annual amount of $10,000, (iv) the Lead Supervisory Director an annual amount of $20,000, and (v) the non-executive Chairman of the Supervisory Board (if applicable) an annual retainer valued at approximately $120,000, of which $80,000 is to be paid in the form of an annual cash retainer, and the remaining $40,000 is to be paid in a grant of restricted stock units under the LTIP. We granted the 2021 RSU awards to our directors in July 2021. We did not have a non-executive Chairman in 2021 and as such, no additional compensation was paid for this position. In addition, the Company’s then Supervisory Board established a Special Transactions Committee on October 30, 2020. The Company paid the Special Transactions Committee Chairman and each member of the Special Transactions Committee a monthly amount of $15,000 and $10,000, respectively, during the period that the Special Transactions Committee was active from October 30, 2020 until March 9, 2021. The Special Transactions Committee consisted of Mr. Drummond, L. Don Miller, Melanie M. Trent and Alexander Vriesendorp.

On October 1, 2021 in connection with the merger, the Compensation Committee recommended and the Board approved the following remuneration: (i) an annual retainer compensation package for the non-executive directors valued at approximately $225,000, of which $75,000 is paid in the form of an annual cash retainer, and the remaining $150,000 is expected to be paid in a grant of RSUs under the Expro Group Holdings N.V. Long-Term Incentive Plan, As Amended and Restated; (ii) payment to the Audit Committee Chair and each other Audit Committee member of an annual amount of $25,000 and $12,500, respectively; (c) payment to the non-executive Chairman of an annual amount of $100,000; (d) payment to the Compensation Committee Chairman and each other Compensation Committee member of an annual amount of $15,000 and $7,500, respectively; and (e) payment to the Nominating and Governance Committee Chairman and each other Nominating and Governance Committee member of an annual amount of $10,000 and $5,000, respectively.

Our directors are subject to Stock Ownership Guidelines, which require our non-employee directors to hold shares of our common stock with a value equal to five times the amount of annual cash retainer (which does not include any extra fees for chairmanships or service on committees) paid to such directors. Our non-employee directors are required to achieve this stock ownership guideline within five years following the later of the date the guidelines became effective at the closing of the Merger or the date that the director was elected to our Board. Holdings that count towards satisfaction of this guideline, and the valuation measures used to determine such satisfaction, are the same that apply to our Named Executive Officers, as described in the section of our CD&A entitled, “—Stock Ownership Guidelines,” above.

The following table reflects information concerning the compensation that the Company’s non-employee directors earned during the last completed fiscal year ended December 31, 2021. Directors who are also employees of the Company will not receive any additional compensation for their service on the Board. Share amounts have been adjusted to reflect a 1-for-6 reverse stock split that occurred on October 1, 2021.

2021 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael C. Kearney(3)	43,750	150,328	—	—	194,078
Eitan Arbeter(5)(6)	20,625	150,328	—	—	170,953
Robert W. Drummond	121,250	266,862	—	—	388,112
Michael E. McMahon(4)	146,875	116,534	—	—	263,409
L. Don Miller(4)	99,375	116,534	—	—	215,909
Erich Mosing(4)	36,250	116,534	—	—	152,784
D. Keith Mosing	55,000	266,862	—	—	321,862
Kirkland D. Mosing(4)	36,250	116,534	—	—	152,784
Alan Schrager(5)(6)	18,750	150,328	—	—	169,078
Melanie M. Trent(4)	101,250	116,534	—	—	217,784
Lisa L. Troe(5)	26,250	150,328	—	—	176,578
Brian Truelove(5)	24,375	150,328	—	—	174,703
Alexander Vriesendorp(4)	93,750	116,534	—	—	210,284
Eileen G. Whelley(5)	23,750	150,328	—	—	174,078

(1)

Includes an annual cash retainer fee, and if applicable, committee, chairman, or lead director, all as described above and prorated for periods of partial service in such capacities during 2021. The below summarizes the components of each director’s cash compensation as disclosed above:

Name	Annual Cash Retainer Fee ($)	Committee Membership or Chair Fee ($)	Board Chairman / Lead Director Fees ($)
Michael C. Kearney	18,750	—	25,000
Eitan Arbeter	18,750	1,875	—
Robert W. Drummond	55,000	66,250	—
Michael E. McMahon	36,250	95,625	15,000
L. Don Miller	36,250	63,125	—
Erich Mosing	36,250	—	—
D. Keith Mosing	55,000	—	—
Kirkland D. Mosing	36,250	—	—
Alan Schrager	18,750	—	—
Melanie M. Trent	36,250	65,000	—
Lisa L. Troe	18,750	7,500	—
Brian Truelove	18,750	5,625	—
Alexander Vriesendorp	36,250	57,500	—
Eileen G. Whelley	18,750	5,000	—

(2)

The amounts reflected in this column are the aggregate grant date fair value of the RSUs granted to the non-employee directors during 2021 and calculated pursuant to ASC FASB Topic 718, disregarding any potential forfeitures. Please see Note 20 to our Consolidated Financial Statements for the 2021 fiscal year within our Form 10-K, filed with the SEC on March 8, 2022, for more details on the valuation assumptions for these equity awards. The number of RSUs granted to each non-employee director was determined (i) at July 1, 2021, by dividing $150,000 by the 90 day volume weighted average price of our common stock on the date immediately preceding the date these awards were approved and (ii) at October 1, 2021, by dividing $150,000 by the 30 day volume weighted average price of our common stock on the date immediately preceding the date these awards were approved.

These grants were as follows:

Name	Grant Date	Number of Restricted Stock Units (#)	Grant Date Fair Value ($)
Michael C. Kearney	10/1/2021	8,522	150,328
Eitan Arbeter	10/1/2021	8,522	150,328
Robert W. Drummond	10/1/2021	8,522	150,328
	7/1/2021	6,410	116,534
Michael E. McMahon	7/1/2021	6,410	116,534
L. Don Miller	7/1/2021	6,410	116,534
Erich Mosing	7/1/2021	6,410	116,534
D. Keith Mosing	10/1/2021	8,522	150,328
	7/1/2021	6,410	116,534
Kirkland D. Mosing	7/1/2021	6,410	116,534
Alan Schrager	10/1/2021	8,522	150,328
Melanie M. Trent	7/1/2021	6,410	116,534
Lisa L. Troe	10/1/2021	8,522	150,328
Brian Truelove	10/1/2021	8,522	150,328
Alexander Vriesendorp	7/1/2021	6,410	116,534
Eileen G. Whelley	10/1/2021	8,522	150,328

(3)	Mr. Kearney did not receive any compensation for his service on the Board until after the closing of the Merger.
(4)	Michael E. McMahon, L. Don Miller, Erich Mosing, Kirkland D. Mosing, Melanie M. Trent, Alexander Vriesendorp served as directors only for the period prior to the closing of the Merger.
(5)	Eitan Arbeter, Alan Schrager, Lisa L. Troe, Brian Truelove and Eileen G. Whelley served as directors only for the period after the closing of the Merger.
(6)

Messrs. Arbeter and Schrager have instructed that each of their cash retainer should be paid to their employer, Oak Hill Advisors, L.P. Similarly, they both disclaim beneficial ownership of their stock awards and are holding such awards on behalf of Oak Hill Advisors, L.P.

CEO Pay Ratio Disclosures

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annualized total compensation of Michael Jardon, our current Chief Executive Officer (our “CEO”).

For 2021, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $24,161; and

•	The annual total compensation of our CEO, using annualized 2021 compensation data from the Summary Compensation Table, was $8,123,233.

•	Based on this information, for 2021 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 336.22 to 1.

As a result of the Merger, we identified a new median employee for the pay ratio calculation above for 2021. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•	We determined that, as of December 31, 2021, our employee population world-wide consisted of approximately 7,084 individuals. As of December 31, 2021, we had 1,146 employees in the United

States, and 5,585 employees in non-United States jurisdictions. To calculate our median employee, we excluded all employees that reside in each of Argentina (304) and Ecuador (49). Collectively, our excluded employees totaled 353 employees or 4.98% of our total employee population, leaving us with a balance of 6,731 employees in the identified population used to determine our median employee.

•

We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages, bonuses and any other cash compensation reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2021 (or the equivalent of a Form W-2 reported to an applicable governmental entity for any employees in a non-US jurisdiction).

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our assumptions, adjustments (including any cost-of-living adjustments), or estimates were applied to this calculation.

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2021 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $24,161.

•

With respect to the total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2021 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report, which resulted in annual total compensation for purposes of determining the ratio in the amount of $8,123,233, including annualized salary data for 2021.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021 with respect to equity compensation plans under which our common stock is authorized for issuance.

Share amounts have been adjusted to reflect a 1-for-6 reverse stock split that occurred on October 1, 2021.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by our shareholders	8,780,384	(1)	$$17.14	1,492,865
Equity compensation plans not approved by our shareholders	—		—	—

Total	8,780,384		$$17.14	1,492,865

(1)

Represents securities to be issued upon exercise of outstanding RSUs and PRSUs under the LTIP, and outstanding options assumed in the Merger from Legacy Expro. As of December 31, 2021, 1,235,100 shares were subject to outstanding RSUs, 691,631 were subject to outstanding PRSUs and 6,853,653 were subject to outstanding assumed options. The number of shares subject to outstanding PRSUs is based on the target number of shares subject to each award and payments could occur at larger amounts if maximum performance metrics are met. The shares underlying the assumed options are available for issuance under the LTIP and do not reduce the shares available for issuance thereunder, but if such options are forfeited, the underlying shares are not otherwise available for issuance under the LTIP. Also includes 444,721 shares that are subject to vested RSU awards that are not yet settled due to 409A deferred compensation rules.

(2)

The weighted-average exercise price excludes RSU and PRSU awards that do not have an exercise price. The weighted average grant date fair value of all RSUs is $20.49 and the weighted average grant date fair value of all PRSUs is $27.75, assuming a 100% target performance payout.

(3)

The 1,492,865 shares remaining available for issuance as of December 31, 2021 consist of the following: 222,995 shares available under our existing employee stock purchase plan (approximately 33,507 of which are estimated to be issued in the current purchase period) and 1,269,869 shares available under the LTIP, assuming the target number of shares subject to outstanding PRSUs is no longer available for issuance. The shares available under the LTIP includes 862,251 shares that remained available for delivery under the legacy Expro Group Holdings International Limited 2018 Management Incentive Plan as of immediately prior to the Merger, which may be delivered with respect to awards under the LTIP in accordance with the listing rules of the New York Stock Exchange.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Audit Committee:

•	reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021 with management and with the independent registered public accountants;

•

considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

•

reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter received from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and the independent registered public accountants’ independence, and (3) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, the Auditing Standards Board of the American Institute of Certified Public Accountants, and the Securities and Exchange Commission;

•

discussed with management and with the independent registered public accountants the process by which the Company’s chief executive officer, chief financial officer and principal accounting officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; and

•

based on the reviews and discussions referred to above, recommended to the Board that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Audit Committee also met to review and discuss the Company’s audited Dutch statutory annual accounts for the financial year 2021 with management and Deloitte Accountants B.V. The discussion included the observations of the independent registered public accountants during the audit as well as regulatory and financial reporting developments that may affect the Company in future years. The Audit Committee recommended that the Company’s audited Dutch statutory annual accounts for the financial year 2021 be approved by the Board.

As recommended by the NYSE’s corporate governance rules, the Audit Committee also regularly considers whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.

The Committee meets regularly with management and the independent registered public accountants, including private discussions periodically with the independent registered public accountants, and receives the communications described above. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Board of Directors

Lisa L. Troe (Chairman)

Brian Truelove

Eileen G. Whelley

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) was appointed as our independent registered accounting firm on October 1, 2021 to complete our 2021 audit and to serve as our independent auditor going forward. KPMG LLP (“KPMG”) audited the Company’s financial statements until the business combination on October 1 and was dismissed at that time effective upon the completion of the review of accounts for the quarter ended September 30, 2021, as discussed in further detail below. Deloitte has audited financial statements of Legacy Expro since August 2020. The following table presents the aggregate fees for services rendered by Deloitte to us (including Legacy Expro) for the years ended December 31, 2021 and December 31, 2020:

	2021	2020
Audit Fees	$3,809,032	$2,197,162
Audit-Related Fees	1,009,725	—
Tax Fees	192,600	155,000
All Other Fees	—	—

Total	$5,001,357	$2,352,162

Audit fees consist of the aggregate fees and expenses billed or expected to be billed for professional services rendered by Deloitte and its affiliates for the audit of our consolidated annual financial statements, including the Annual Report on Form 10-K for the year ended 2021, the review of quarterly financial statements and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years, including comfort letters, statutory audits, attest services and consents.

Audit-related fees consist of the aggregate fees billed or expected to be billed for assurance and related services by Deloitte, if applicable, that are reasonably related to the performance of the audit or review of the financial statements and are not reported as audit fees herein. This category includes fees related to registration statements.

Tax fees consist of international tax compliance and corporate tax consulting.

All other fees are the aggregate fees billed for products and services other than “Audit Fees.” “Audit-Related Fees” or Tax Fees.”

The Audit Committee has adopted procedures for the approval of Deloitte’s and Deloitte Accountants B.V.’s services and related fees. At the beginning of each year, all audit and audit-related services, tax fees and other fees for the upcoming audit are provided to the Audit Committee for approval.

The Audit Committee is updated on the status of the auditor’s services and related fees at its regular meetings.

As set forth in the Audit Committee Report on page 60 of this proxy statement, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

Policy for Pre-Approval of Audit and Non-Audit Fees

The Audit Committee has an Audit and Non-Audit Services Pre-Approval Policy. The policy requires the Audit Committee to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. Under the policy, the Audit Committee establishes the audit, audit-related, tax and all other services that have the approval of the Audit Committee. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee adopts a shorter period and so states. The Audit

Committee will periodically review the list of pre-approved services and will add to or subtract from the list of pre-approved services from time to time. The Audit Committee will also establish annually pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.

The Audit Committee has delegated to any financial officer of the Company the authority to engage the Company’s independent registered public accounting firm in any of the pre-approved audit services or audit-related services of the pre-approval policy. The Audit Committee has delegated to the principal accounting officer the authority to engage the Company’s independent registered public accounting firm in any of the pre-approved tax services or permitted non-audit services for which estimated fees do not exceed cumulatively up to $500,000 annually. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chair will be informed and will report any such pre-approval to the Audit Committee at its next scheduled meeting.

Dismissal of KPMG LLP

As previously disclosed in the Company’s Current Report on Form 8-K filed on October 5, 2021, on October 1, 2021 (the “Closing Date”), the Company completed its previously announced Merger with Legacy Expro. On the Closing Date, the Audit Committee recommended, and the Board approved, the dismissal of KPMG, which was then serving as the Company’s independent registered public accounting firm. The dismissal of KPMG became effective following the completion of its review of the Company’s interim consolidated financial statements for the quarter ended September 30, 2021.

The reports of KPMG on the consolidated financial statements of the Company as of December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The reports of KPMG for the fiscal years ended December 31, 2020 and 2019 expressed an unqualified opinion on the consolidated financial statements and included an explanatory paragraph referring to the Company’s change in its method of accounting for leases due to the adoption of ASC Topic 842, Leases, as amended. During the fiscal years ended December 31, 2019 and 2020 and the subsequent interim period through September 30, 2021, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of KPMG’s engagement and the subsequent interim period preceding KPMG’s dismissal.

The Company provided KPMG with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of the Current Report on Form 8-K on October 5, 2021 and requested that KPMG furnish a letter addressed to the SEC dated October 5, 2021, which is filed as Exhibit 16.1 to that Current Report, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Representatives of KPMG are not expected to be present at the annual meeting.

TRANSACTIONS WITH RELATED PERSONS

Tax Receivable Agreement

In connection with the Agreement and Plan of Merger (the “Merger Agreement”) that provides for the combination of the Company and Legacy Expro, the Company, Frank’s International C.V. (“FICV”) and Mosing Holdings, LLC (“Mosing Holdings”) entered into the Amended and Restated Tax Receivable Agreement (the “A&R TRA”), that amends and restates the original tax receivable agreement (the “Original TRA”). Pursuant to the A&R TRA, the Company, FICV and Mosing Holdings agreed, among other things, to settle the early termination payment obligations that would otherwise be owed to Mosing Holdings under the Original TRA as a result of the merger in exchange for the payment by the Company to Mosing Holdings of $15 million cash, which was made October 1, 2021, and certain other contingent payments by the Company to Mosing Holdings made in the future in the event we realize cash tax savings from tax attributes covered under the Original TRA during the ten year period following October 1, 2021 in excess of $18,057,000, as more fully described in the A&R TRA.

Transactions with Directors, Executive Officers and Affiliates

In connection with the Company’s IPO, Mosing Holdings caused the Company’s U.S. operating subsidiaries to distribute certain assets that generated a de minimis amount of revenue, including aircraft, real estate and life insurance policies. Accordingly, these assets were not contributed to FICV in connection with the IPO. As a result, the Company entered into real estate lease agreements with customary terms for continued use of the real estate. In addition, the Company entered into various aviation services agreements with customary terms for continued use of the aircraft.

As stated above, the Company has entered into various operating leases with Mosing Land & Cattle Company of Texas L.L.C., Mosing Properties LP, 4-M Ranch, LLC, Mosing Holdings (through its wholly owned subsidiary, Mosing Ventures, LLC) and Mosing Queens Row Properties, LLC, each of which are entities owned by certain members of the Mosing family to lease operating facilities as well as office space from such entities. Rent expense related to lease operating facilities was $2.6 million for the year ended December 31, 2021. The expiration date of the operating leases that remain in place ranges from 2023 to 2024, unless otherwise extended, and the Company expects to incur approximately $1.3 million during the remainder of the terms of these leases. In December 2014, the Company entered into a property lease amendment for the Company’s U.S. headquarters with Mosing Properties, L.P., which was terminated by the Company in October 2021. Further, in 2015, the Company entered into four property lease amendments for the Company’s headquarters with Mosing Properties, L.P. The Audit Committee and the Board approved and ratified these lease amendments in November 2015. In 2017, the Company entered into an agreement with Mosing Queen Properties, LLC to lease certain buildings in Lafayette, Louisiana. The Board also approved this lease in May 2017.

Registration Rights Agreement

In connection with the Merger Agreement, the Company and certain of Legacy Expro shareholders (the “Registration Rights Holders”) entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, among other things and subject to certain restrictions, upon request by the Registration Rights Holders, the Company is required to file with the SEC a registration statement under the Securities Act, to register for sale the shares of Common Stock held by the Registration Rights Holders, or to conduct certain underwritten offerings. The Registration Rights Agreement also provides for customary piggyback registration rights. The Registration Rights Agreement became effective on October 1, 2021. The Registration Rights Agreement contained a lock-up provision prohibiting, subject to certain limitations and exceptions, Registration Rights Holders from transferring the Common Stock received as merger consideration for a period of 90 days after October 1, 2021, which expired on December 30, 2021.

Amended Registration Rights Agreement

In connection with the Merger Agreement, the Company and certain of its shareholders have entered into an Amendment (the “RRA Amendment”) to that certain Registration Rights Agreement, dated as of August 14, 2013 (the “Existing Registration Rights Agreement”) that became effective on October 1, 2021. The RRA Amendment amends the Existing Registration Rights Agreement in order to facilitate the transactions contemplated by the Registration Rights Agreement described above.

Voting and Support Agreements

In connection with the Merger Agreement, certain Company shareholders and Legacy Expro shareholders entered into Voting and Support Agreements with the Company and Legacy Expro pursuant to which, among other things, such shareholders agreed, subject to certain limitations and exceptions, not to transfer any of their Company common stock or Legacy Expro ordinary shares, respectively, until the earlier of the date of the termination of the Merger Agreement, the effective time of the Merger and October 31, 2021, and to vote such shares in a manner to facilitate the consummation of the Merger and the transactions contemplated by the Merger Agreement. Certain of the Voting and Support Agreements of the Company’s shareholders party thereto also contain customary lock-up provisions that restricted the ability of such shareholders to transfer their shares of Common Stock for a period of 90 days following the closing of the Merger, which expired on December 30, 2021.

Director Nomination Agreement

As described elsewhere in this proxy statement, in connection with the Merger Agreement, the Company and certain shareholders of the Company and Legacy Expro entered into the Director Nomination Agreement that became effective on October 1, 2021. The Director Nomination Agreement provides, among other things, that commencing with this annual general meeting:

•

Oak Hill Advisors will have the right to designate (i) two persons as its nominees for election to the Board as non-executive directors for so long as the Oak Hill Group (as defined in the Director Nomination Agreement) collectively owns shares of Common Stock equal to at least 20% of the total shares outstanding and (ii) one person as its nominee for election to the Board as a non-executive director for so long as the Oak Hill Group collectively owns shares of Common Stock equal to at least 10% (but less than 20%) of the total shares outstanding. Upon the Oak Hill Group ceasing to collectively own shares of Common Stock equal to at least 10% of the total shares outstanding, Oak Hill Advisors will not have a right to designate a director to the Board.

•

The Mosing Parties (as defined in the Director Nomination Agreement) holding a majority of Common Stock (the “Mosing Majority”) owned by the Mosing Parties shall have the right to designate one person as their nominee for election to the Board as a non-executive director. Upon the Mosing Family Members (as defined in the Director Nomination Agreement) ceasing to collectively own shares of Common Stock equal to at least 10% of the total shares outstanding, the Mosing Majority will not have a right to designate a director to the Board.

Procedures for Approval of Related Person Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;

•	any person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of any class of the Company’s voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of any class of the Company’s common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company’s Board adopted a written Related Party Transactions Policy and has approved, along with the Audit Committee, the applicable related party transactions at this time. Pursuant to this policy, the Audit Committee will review all material facts of all new Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee expects to take into account, among other factors, the following: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock by:

•	each person known to the Company to beneficially own more than 5% of the Company’s Common Stock;

•	each of the Company’s named executive officers;

•	each member of the Company’s Board and each director nominee; and

•	all of the Company’s directors and executive officers as a group.

Unless otherwise indicated below, the number of shares of the Company’s Common Stock outstanding and the percentage of beneficial ownership is presented as of March 21, 2022.

Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of May 20, 2022 (60 days after March 21, 2022) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after May 20, 2022 and any RSUs vesting/settling, as applicable, on or before May 20, 2022 that may be payable in cash or shares at the Company’s election. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of the Company’s Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse.

Unless otherwise indicated, the address of each person or entity named in the table is 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084.

Name of Beneficial Owner	Number of Shares	% of Shares Beneficially Owned
5% shareholders:
Entities affiliated with Oak Hill Advisors, L.P.(1)	29,311,089	26.8%
T. Rowe Price Associates, Inc.(2)	12,609,221	11.5%
Entities affiliated with HPS Investment Partners, LLC(3)	9,388,761	8.6%
Entities affiliated with Angelo, Gordon & Co., L.P.(4)	7,008,039	6.4%
Directors and Named Executive Officers:
Michael Jardon(5)	694,264	*	%
Quinn Fanning(6)	87,443	*	%
Michael C. Kearney(7)	440,750	*	%
Melissa Cougle(8)	56,613	*	%
Alistair Geddes(9)	187,755	*	%
Steven Russell(10)	22,881	*	%
John McAlister(11)	169,107	*	%
John Symington(12)	53,864	*	%
Eitan Arbeter(13)	—	—%
Robert W. Drummond(14)	34,514	*	%
D. Keith Mosing(15)	1,641,269	1.5%
Erich L. Mosing	15,562	*	%
Alan Schrager(13)	—	—%
Lisa L. Troe(16)	8,522	*	%
Brian Truelove(17)	68,937	*	%
Eilleen G. Whelley(18)	8,522	*	%
All directors and executive officers as a group (14 persons)(5)(6)(7)(9)(10)(11)(13)(14)(15)(16)(17) (18)	3,379,526	3.1%

*	Represents less than 1%.

(1)

As reflected in a Schedule 13D filed with the SEC on October 12, 2021, represents shares held by client accounts advised and/or managed by Oak Hill Advisors, L.P. and/or one of its investment advisory affiliates (collectively, the “Advisor” or “OHA”). Includes shares issuable to OHA upon the exercise of options for which the time-based vesting condition has been satisfied. Such options were originally issued to Messrs. Arbeter and Schrager and were subsequently transferred to OHA. Messrs. Arbeter and Schrager are employees of OHA and members of the Board. OHA and its investment advisory affiliates are subsidiary businesses of T. Rowe Price Associates, Inc. (“TRP”). In accordance with the Securities and Exchange Commission Release No. 34-39538 (the “Release”), TRP’s beneficial ownership of securities is disaggregated from that of OHA. Glenn R. August is the Founder and Chief Executive Officer of OHA. OHA, TRP and Glenn August disclaim beneficial ownership of shares of the common stock held by the client accounts beyond each of their respective pecuniary interests in the client accounts for purposes of Section 16 under the Exchange Act. The address of Oak Hill Advisors, L.P. is One Vanderbilt Avenue, 16th Floor, New York, New York 10017. Includes 101,491 time-based vested stock options held by Mr. Arbeter on behalf of OHA, and 96,663 time-based vested stock options held by Mr. Schrager on behalf of OHA. Also includes 8,522 RSUs for each of Messrs. Arbeter and Schrager that vest on May 1, 2022 as annual compensation to the non-employee members of the Board. Pursuant to the policies of OHA, the RSUs received by Messrs. Arbeter and Schrager are held for the benefit of certain clients of OHA.

(2)

Based on information included in a Schedule 13G/A filed with the SEC on February 14, 2022. T. Rowe Price Associates, Inc. has sole voting power over 4,592,104 shares and sole dispositive power over all of the shares included in the table above. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(3)

Based on information included in a Schedule 13G/A filed by HPS Investment Partners, LLC (“HPS Investment Partners”) with the SEC on February 14, 2022. HPS is the sole member of HPS Mezzanine Management III, LLC, which is the investment manager of each of Mezzanine Partners III, L.P., AP Mezzanine Partners III, L.P. and MP III Offshore Mezzanine Investments, L.P. (the “III Funds”). HPS Investment Partners is the sole member of HPS Mezzanine Partners, LLC, which is the investment manager of each of Mezzanine Partners, L.P., Mezzanine Partners Offshore Investment Master Fund, L.P. and Institutional Mezzanine Partners, L.P. (together with the III Funds, the “Funds”). The Funds are holders of record of 9,292,097 shares. In addition, Don Dimitrievich may purchase shares of common stock upon the exercise of options (the “Options”) underlying 96,663 shares that Mr. Dimitrievich holds for the benefit of the Funds. As such, HPS Investment Partners may be deemed to beneficially own the shares of Common Stock underlying the Options. As such, HPS Investment Partners has shared voting and shared dispositive power over all the shares held by the Funds and the Options for a total of 9,388,761 shares. The address of HPS Investments is 40 West 57th Street, 33rd Floor, New York, New York 10019.

(4)

Based on information included in a Schedule 13G filed with the SEC on February 14, 2022. Represents shares held of record for the account of discretionary investment advisory clients of Angelo, Gordon & Co., L.P. (“Angelo Gordon”), a registered investment adviser. Angelo Gordon has voting and dispositive power over all such shares. The address of Angelo Gordon is 245 Park Ave., 26th Floor, New York, New York 10167.

(5)

Excludes 113,062 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 20, 2022. Includes 482,571 time-based vested stock options and 156,643 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(6)

Excludes 68,178 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder prior, to May 20, 2022. Includes 60,499 time-based vested stock options and 19,638 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(7)

Includes 8,522 RSUs that vest on May 1, 2022 as annual compensation to the non-employee members of the Board. Also includes 195,625 performance-based restricted stock units and 138,043 time-based restricted stock units.

(8)

Ms. Cougle’s beneficial ownership is as of November 1, 2021, her last date of employment with the Company. Includes 28,659 performance-based restricted stock units and 27,954 time-based restricted stock units.

(9)

Excludes 61,360 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 20, 2022. Includes 132,706 time-based vested stock options and 43,077 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(10)	Excludes 49,665 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 20, 2022.
(11)

Excludes 38,350 restricted stock units because such award does not begin to vest, and no common stock may be received thereunder, prior to May 20, 2022. Includes 120,642 time-based vested stock options and 39,161 performance-based vested and exercisable stock options due to the satisfaction of internal rate of return thresholds.

(12)

Mr. Symington’s beneficial ownership is as of December 1, 2021, his last date of employment with the Company. Includes 30,938 performance-based restricted stock units and 22,926 time-based restricted stock units.

(13)

Messrs. Arbeter and Schrager each disclaims beneficial ownership of the shares held by the client accounts beyond their respective pecuniary interest in the client accounts for purposes of Section 16 under the Exchange Act.

(14)	Includes 8,522 RSUs that vest on May 1, 2022 as annual compensation to the non-employee members of the Board.
(15)

Directly owns 740,337 shares (including 8,522 RSUs that vest on May 1, 2022 as annual compensation to the non-employee members of the Board.) and indirectly owns 7,064 shares held by spouse, 96,992 held by each of his two children, 516,474 shares held by Donald Keith Mosing Family Partnership, Ltd., and 183,410 shares held by 2015 Mosing Family Delaware Trust fbo Keith Mosing. Mr. D. Keith Mosing disclaims beneficial ownership of the shares indirectly held, except to the extent of his pecuniary interest therein.

(16)	Includes 8,522 RSUs that vest on May 1, 2022 as annual compensation to the non-employee members of the Board.
(17)	Includes 8,522 RSUs that vest on May 1, 2022 as annual compensation to the non-employee members of the Board. Also includes 60,415 time-based vested stock options.
(18)	Includes 8,522 RSUs that vest on May 1, 2022 as annual compensation to the non-employee members of the Board.

DELINQUENT SECTION 16(A) REPORTS

The executive officers and directors of the Company and persons who own more than 10% of the Company’s Common Stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership. Based solely on its review of reports, the Company believes that all required reports were timely filed during 2021, with the following exceptions: (i) Mr. Steven Russell had a delinquent Form 4 filing on April 23, 2021, for a transaction occurring on February 23, 2021 and (ii) Mr. D. Keith Mosing had a delinquent Form 4 filing on October 19, 2021, for a transaction occurring on May 22, 2020.

ITEM ONE – ELECTION OF DIRECTORS

The Board has nominated the following individuals for election to the Board, with a term beginning on May 25, 2022 to serve until the Company’s 2023 annual meeting of shareholders or until their successors are elected and qualified or upon earlier of death, disability, resignation or removal:

Michael C. Kearney

Michael Jardon

Eitan Arbeter

Robert W. Drummond

Erich L. Mosing

Alan Schrager

Lisa L. Troe

Brian Truelove

Eileen G. Whelley

Biographical information for each nominee, as well as for the Company’s current executive officers, is contained in “Management—Directors and Executive Officers.”

The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the number of members of the Company’s Board will be reduced for the time being, until a meeting is called to appoint a substitute nominee that the Board recommends.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to elect each director nominated.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

ITEM TWO – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company is asking its shareholders to provide advisory, non-binding approval of the compensation paid to its Named Executive Officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 20, and the compensation tables and narrative discussion that follow such section, as required pursuant to Section 14A of the Exchange Act. The Board recognizes that executive compensation is an important matter for the Company’s shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

As described in detail in the CD&A section of this proxy statement, the Company is focused on establishing an executive compensation program that is intended to attract, motivate, and retain key executives and to reward executives for creating and increasing the value of the Company. These objectives are taken into consideration when creating the Company’s compensation arrangements, when setting each element of compensation under those programs, and when determining the proper mix of the various compensation elements for each of the Named Executive Officers. The Company periodically reevaluates whether its compensation programs and the levels of pay awarded under each element of compensation achieve these objectives.

As described in the CD&A, the Company believes its compensation program is effective, appropriate and strongly aligned with the long-term interests of its shareholders and that the total compensation package provided to its Named Executive Officers is reasonable and not excessive. As you consider this Item two, the Company urges you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about compensation philosophy and objectives and the past compensation of the Company’s Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

As a non-binding advisory vote, Item two is not binding on the Board, will not overrule any decisions made by the Board or require the Board to take any specific action. Although the vote is non-binding, the Board and the members thereof responsible for setting executive compensation value the opinions of the shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s Named Executive Officers. In particular, to the extent there is any significant vote against the Company’s Named Executive Officers’ compensation as disclosed in this proxy statement, the Company will consider its shareholders’ concerns, and the Board will evaluate whether any actions are necessary to address those concerns. To the extent majority of the Company’s shareholders support annual frequency in Item three below, we expect to hold the next advisory vote to approve named executive officer compensation in 2023.

Text of the Resolution to be Adopted

The Company is asking shareholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required

The affirmative vote of a simple majority of the votes cast is required for approval of Item two. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM THREE—ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In addition to the non-binding advisory vote on the compensation of the Company’s named executive officers in Item two, the Company is also required by Section 14A of the Exchange Act to conduct a related non-binding advisory vote that enables its shareholders to indicate how frequently it should seek a non-binding advisory vote on the compensation of the Company’s named executive officers. By voting on Item three, shareholders may indicate whether the non-binding advisory vote on the compensation of the Company’s named executive officers should occur every three years, every two years or every year. After careful consideration of this Item three, the Company’s Board has determined that a non-binding advisory vote on the compensation of the Company’s named executive officers that occurs every year is the most appropriate alternative for the Company, and therefore recommends that you support a frequency period of every year for the advisory vote on the compensation.

Setting a one-year period for holding this shareholder vote will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about its executive compensation philosophy. The Company believes a vote every year is preferable to a vote every two years or every three years, which might hinder the focus of the Company’s compensation plans. The Company’s executive compensation programs are based on its business strategy, which the Company believes is most appropriately assessed each year.

Vote Required

Shareholders are being provided with the opportunity to choose among four options: holding the non-binding advisory vote on named executive officer compensation every one, two, or three years, or abstaining. Therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board. Generally, approval of matters presented to shareholders requires the affirmative vote of a simple majority of the votes cast; however, because this vote is advisory and non-binding, if none of the frequency options receives a simple majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders.

This vote is advisory and not binding on the Company or the Board in any way. Although non-binding, the Board will carefully review the voting results on this Item three. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct non-binding advisory votes on the compensation of the Company’s named executive officers on a more frequent basis and may vary its practice based on factors such as discussions with shareholders or material changes to compensation programs. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR A FREQUENCY OF ONE YEAR FOR FUTURE ADVISORY VOTES ON THE COMPENSATION TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM FOUR – ADOPTION OF ANNUAL ACCOUNTS FOR 2021

At the annual meeting, you will be asked to confirm and ratify the preparation of the Company’s Dutch statutory annual accounts and annual report of the Board in the English language and to adopt the Company’s Dutch statutory annual accounts for the year ended December 31, 2021 (the “Annual Accounts”), as required under Dutch law and the Articles.

The Company’s Annual Accounts are prepared in accordance with the statutory provisions of Title 9, Book 2 of the Dutch Civil Code and International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. The Annual Accounts contain certain disclosures not required under generally accepted accounting principles in the United States (“US GAAP”) and there are differences between IFRS and US GAAP.

A copy of the Annual Accounts can be accessed through the Company’s website, www.expro.com, and may be obtained free of charge by request to the Company’s principal executive offices at 1311 Broadfield Blvd., Suite 400, Houston, TX 77084 Attn: Investor Relations.

A representative of Deloitte Accountants B.V., who has audited the Company’s Annual Accounts, will be available, either in person or telephonically, to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to adopt the Company’s Annual Accounts and to authorize the preparation of the Company’s Dutch statutory annual accounts and annual report in the English language.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE COMPANY’S ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF THE COMPANY’S DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN THE ENGLISH LANGUAGE.

ITEM FIVE – DISCHARGE OF MEMBERS OF THE BOARD

Under Dutch law, at the annual meeting shareholders may discharge the members of the Board from liability in respect of the exercise of their duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Board from liability in respect of the exercise of their duties during 2021.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to approve the discharge from liability of the members of the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF THE MEMBERS OF THE BOARD FROM LIABILITY FOR 2021.

ITEM SIX – APPOINTMENT OF AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS

In accordance with Dutch law and the Company’s Articles, the Company shall have its Dutch statutory annual accounts (prepared in accordance with IFRS) audited by a Dutch auditor. The Dutch auditor shall be appointed by the Company’s shareholders at the Annual Meeting. Upon the recommendation of the Audit Committee, the Board proposes to appoint Deloitte Accountants B.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2022.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to appoint Deloitte Accountants B.V as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2022.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF DELOITTE ACCOUNTANTS B.V. AS OUR AUDITOR WHO WILL AUDIT OUR DUTCH ANNUAL ACCOUNTS FOR THE YEAR ENDING DECEMBER 31, 2022.

ITEM SEVEN – RATIFICATION OF SELECTION OF INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the international independent registered public accounting firm of the Company for the year ending December 31, 2022. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2021 was completed by Deloitte & Touche LLP on March 8, 2022.

The Board is submitting the selection of Deloitte & Touche LLP for ratification at the Annual Meeting. The submission of this matter for ratification by shareholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s international independent registered public accounting firm. Representatives of Deloitte & Touche LLP will be available, either in person or telephonically, to respond to appropriate questions at the Annual Meeting if necessary and make a statement if they desire to do so. Also, a representative of Deloitte Accountants B.V., who has audited the Company’s Annual Accounts, will also be available to answer any questions from the Company’s shareholders in relation to the auditor’s statement in relation to the fairness of the Company’s Annual Accounts. See “Item Four—Adoption of Annual Accounts for 2021.”

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s international independent registered public accounting firm. The shareholders’ ratification of the appointment of Deloitte & Touche LLP does not limit the authority of the Audit Committee to change the Company’s international independent registered public accounting firm at any time.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INTERNATIONAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2022.

ITEM EIGHT – AUTHORIZATION OF BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE

In accordance with Dutch law and the Company’s Articles, the Company may only acquire its own fully paid-up shares with consideration if and insofar the general meeting has authorized the Board in that respect. Such authorization shall be valid for a period of no longer than eighteen months. In the authorization, the general meeting shall state the number of shares that may be acquired, how the shares may be acquired and the limits within which the price of the shares must be set. No authorization is required when the Company acquires shares in its capital for the purpose of transferring those shares to employees of the Company or of a group company, under a plan applicable to such employees.

At the annual general meeting in 2021, the Company’s then Supervisory Board and the Company’s then Management Board proposed to limit the authorization of the Company’s then Management Board to repurchase shares in such way that a maximum of 10% of the issued capital may be repurchased and at a price between $0.01 and 105% of the market price on the NYSE. At the 2021 annual general meeting, the shareholders approved such proposal.

Therefore, for the Annual Meeting, the Board proposes to authorize the repurchase of shares for any legal purpose under the following same conditions:

(i)	the shares may be repurchased up to a total of 10% of the issued share capital (currently consisting of 110,033,225 shares);

(ii)	the shares may only be repurchased at an open market purchase or in a private purchase transaction;

(iii)	the shares may only be repurchased at a price between $0.01 and 105% of the market price on the NYSE; and

(iv)	the authorization of the Board is valid for a period of 18 months starting from the date of the Annual Meeting.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to authorize the Board to repurchase shares for any legal purpose under the relevant conditions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF THE BOARD TO REPURCHASE SHARES FOR ANY LEGAL PURPOSE.

ITEM NINE – AUTHORIZATION OF BOARD TO ISSUE SHARES FOR ANY LEGAL PURPOSE

Under the Company’s Articles, the Company may only issue shares up to the entire authorized share capital pursuant to a resolution of the Board. The designation in the Articles ends on May 19, 2022. Therefore, for the Annual Meeting, in accordance with customary practice in the Netherlands, the Board proposes to authorize the Board to issue shares for any legal purpose under the following conditions, replacing the authorization as currently included in the Company’s Articles, which authorization also includes the authority to restrict or exclude pre-emptive rights upon an issue of shares:

(i)	the shares may be issued up to a total of 20% of the issued share capital as of the date of the Annual Meeting; and

(ii)	the authorization of the Board is valid for a period of 18 months starting from the date of the Annual Meeting.

Notwithstanding the foregoing, we expect to propose renewal of this authorization annually at the annual general meetings in subsequent years. Please be informed that although the previous authorization has been included in the Articles, no amendment to the Articles is necessary to validly authorize the Board to issue shares, as the authorization granted in the Annual Meeting will replace the one included in the Articles.

In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Dutch law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

The affirmative vote of a simple majority of the votes cast at the annual meeting is required to authorize the Board to issue shares for any legal purpose under the relevant conditions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AUTHORIZATION OF THE BOARD TO ISSUE SHARES FOR ANY LEGAL PURPOSE.

ITEM TEN – ADOPTION OF THE 2022 LONG-TERM INCENTIVE PLAN

By unanimous written consent effective as of March 9, 2022, the Board of Directors unanimously adopted the Expro Group Holdings N.V. 2022 Long-Term Incentive Plan (the “Equity Plan”), subject to the approval of the Company’s stockholders at the 2022 Annual Meeting. If approved, the Equity Plan will become effective as of May 25, 2022. The Equity Plan is provided as Appendix A to this proxy statement.

Existing awards under the Company’s current equity incentive plan, the LTIP, will remain in full force and effect in accordance with the plan’s terms. No new awards will be made under the LTIP after approval of the Equity Plan by stockholders.

Stockholder approval of the Equity Plan is required under the rules of the NYSE. The Company is also asking the stockholders to approve the Equity Plan for purposes of Section 421 of the IRC.

Description of the Equity Plan

The following summary describes briefly the material features of the Equity Plan and is qualified in its entirety by reference to the full text of the Equity Plan, which is provided as Appendix A to this Proxy Statement. You are urged to read the text of the Equity Plan in its entirety.

Purpose

The purpose of the Equity Plan is provide a means through which the Company may attract qualified persons to serve as directors or consultants or to enter the employ of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Equity Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

Administration

Generally, the Equity Plan will be administered by the Compensation Committee, which is and will be composed of independent directors of the Company. The Compensation Committee will have full authority, subject to the terms of the Equity Plan, to establish rules and regulations for the proper administration of the Equity Plan, to select the employees, consultants and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards.

Eligibility

All employees, consultants and directors of the Company and its affiliates are eligible to participate in the Equity Plan (any such individual participating in the Equity Plan is referred to herein as a “Participant”). The selection of those employees, consultants and directors, from among those eligible, who will receive awards is within the discretion of the Compensation Committee. As of March 21, 2022, there were approximately 315 employees and approximately 0 consultants of the Company and its affiliates who were eligible to participate in the Equity Plan. Each of our nine directors are eligible to participate in the Equity Plan. It is not possible at this time to determine the benefits or amounts that will be received by or allocated to Participants under the Equity Plan.

Term of the Plan

The Equity Plan will terminate on May 25, 2032, after which time no additional awards may be made under the Equity Plan.

Number of Shares Subject to Equity Plan and Award Limits

A total of 11,050,000 shares would be available for grants under the Equity Plan, representing 10.1% of the Company’s outstanding shares as of March 21, 2022, which amount shall be increased by the number of shares remaining available for issuance under the Company’s LTIP as of the effective date of the Equity Plan. The closing price of a share of the Company’s common stock on the NYSE on March 21, 2022 was $________.

Any shares that are tendered or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an award, other than an option award or a stock appreciation right (“SAR”), under the Equity Plan shall be added back to the number of shares available for issuance under the Equity Plan. Whenever any outstanding option or other award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares, the number of shares available for issuance under the Equity Plan shall be increased by the number of shares allocable to the expired, forfeited, cancelled or otherwise terminated option or other award (or portion thereof). To the extent that any award is forfeited, or any option or SAR terminates, expires or lapses without being exercised, the shares subject to such awards will not be counted as shares delivered under the Equity Plan. If shares of Common Stock are tendered in payment of an option price of an option or the exercise price of a SAR, those shares will not be available for issuance under the Equity Plan.

The maximum value of any award of equity to a member of our board during any calendar year may not exceed $1,000,000. This limitation may be adjusted upon a reorganization, stock split, recapitalization or other change in the Company’s capital structure.

Types of Awards

The Equity Plan permits the granting of any or all of the following types of awards (“Awards”): (1) stock options, (2) restricted stock awards, (3) restricted stock units, (4) performance grants, (5) stock appreciation rights, (6) bonus stock awards, and (7) other stock-based awards.

Dividends and Dividend Equivalents; Minimum Vesting

The Committee may provide in an award agreement that an award under the Equity Plan shall earn dividends or dividend equivalents; provided, however, that the payment of such dividends or dividend equivalents shall be subject to the same vesting conditions as apply to the underlying awards. No portion of any dividends or dividend equivalents will be paid prior to vesting or during a forfeiture restriction period. Prior to payment, any dividends or dividend equivalents will be credited to an account maintained on the books of the Company and will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including reinvestment in additional shares of common stock or common share equivalents. No dividends or dividend equivalents will be paid on stock options or stock appreciation rights.

Awards under the Equity Plan shall have a vesting period of not less than one (1) year (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one-year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Committee may issue awards with a vesting period of less than one (1) year in the following circumstances: (i) substitute Awards granted in connection with certain transactions; (ii) shares of stock issued in lieu of fully vested cash bonuses; and (iii) awards issued to non-employee directors may provide for vesting on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders, provided such meeting is at least fifty (50) weeks after the immediately preceding year’s annual meeting. Notwithstanding the preceding, the one (1) year of vesting period requirement (1) will not apply to five percent (5%) of the available share reserve authorized for issuance under the Plan, and (2) will not limit Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death or disability, in the terms of an Award Agreement or otherwise.

Stock Options

The term of each option shall be as specified by the Compensation Committee at the date of grant, but in no event shall an option be exercisable after the expiration of 10 years from the date of grant. An option shall be exercisable in whole or in such installments and at such times as determined by the Compensation Committee.

The Compensation Committee shall specify whether a given option shall constitute an incentive stock option or a nonqualified stock option. An incentive stock option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation at the time the option is granted.

Each option shall be evidenced by a Stock Option Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Equity Plan as the Compensation Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the IRC. Each Stock Option Award Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. The terms and conditions of the respective Award Agreements need not be identical. Subject to the consent of the Participant, the Compensation Committee may, in its sole discretion, amend an outstanding Stock Option Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Equity Plan (including, without limitation, an amendment that accelerates the time at which the option, or a portion thereof; may be exercisable).

The option price will be determined by the Compensation Committee and will be no less than the fair market value of the shares on the date that the option is granted, except for adjustments for certain changes in the Company’s common stock. The Compensation Committee may determine the method by which the option price may be paid upon exercise. Moreover, a Stock Option Award Agreement may provide for a “cashless exercise” of the option by establishing procedures satisfactory to the Compensation Committee with respect thereto. Further, a Stock Option Award Agreement may provide for the surrender of the right to purchase shares under the option in return for a payment under a Stock Appreciation Right.

Except in connection with certain recapitalizations or reorganizations as contemplated by the Equity Plan, the Compensation Committee may not, without approval of the stockholders of the Company, amend any outstanding Stock Option Award Agreement to lower the option price.

Restricted Stock Awards

Awards may be granted in the form of restricted stock (“Restricted Stock Award”). Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Compensation Committee in its sole discretion, and the Compensation Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals, (ii) the Participant’s continued employment with the Company or continued service as a consultant or director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Compensation Committee.

Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in an Award Agreement, the Participant shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the

Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Compensation Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Compensation Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a consultant or director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in an Award Agreement made in conjunction with the Award. The terms and provisions of Restricted Stock Award Agreements need not be identical.

Restricted Stock Units

Restricted Stock Units are rights to receive shares of Common Stock (or the fair market value thereof), which vest over a period of time as established by the Compensation Committee and with the satisfaction of certain performance criteria or objectives. The Compensation Committee may, in its discretion, require payment or other conditions of the Participant respecting any Restricted Stock Unit. The Compensation Committee shall establish, with respect to and at the time of each Restricted Stock Unit, a period over which the award shall vest with respect to the Participant. In determining the value of Restricted Stock Units, the Compensation Committee shall take into account a Participant’s duties, past and potential contributions to the success of the Company, and such other considerations as it deems appropriate.

Following the end of the vesting period for a Restricted Stock Unit (or at such other time as the applicable Restricted Stock Unit Agreement may provide), the holder of a Restricted Stock Unit shall be entitled to receive one share of Common Stock for each Restricted Stock Unit then becoming vested or otherwise able to be settled on such date.

A Restricted Performance Unit shall terminate if the Participant does not remain continuously in the employ of the Company or its subsidiaries or does not continue to perform services as a consultant or a director for the Company or its subsidiaries at all times during the applicable vesting period, except as may be otherwise determined by the Compensation Committee. The terms and provisions of Restricted Stock Unit Agreements need not be identical.

Stock Appreciation Rights

A Stock Appreciation Right is an award that may or may not be granted in tandem with an option, and entitles the holder to receive an amount equal to the difference between the fair market value of the shares of Common Stock at the time of exercise of the Stock Appreciation Right and the base amount, subject to the applicable terms and conditions of the tandem options and the Equity Plan.

A Stock Appreciation Right shall entitle the holder of an option to receive, upon the exercise of the Stock Appreciation Right, shares of Common Stock (valued at their fair market value at the time of exercise), cash, or a combination thereof, in the discretion of the Compensation Committee, in an amount equal in value to the excess of the fair market value of the shares of Common Stock subject to the Stock Appreciation Right as of the date of such exercise over the purchase price of the Stock Appreciation Right. If granted in tandem with an option, the exercise of a Stock Appreciation Right will result in the surrender of the related option and, unless otherwise provided by the Compensation Committee in its sole discretion, the exercise of an option will result in the surrender of a related Stock Appreciation Right, if any. The terms and provisions of Stock Appreciation Right Award Agreements need not be identical.

The “expiration date” with respect to a Stock Appreciation Right shall be determined by the Compensation Committee, and if granted in tandem with an option, shall be not later than the expiration date for the related option. If neither the right nor the related option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash.

Performance Awards

The Equity Plan provides the Compensation Committee the ability to (i) grant Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Appreciation Rights, and (ii) grant Performance Awards that are settled in cash or shares of Common Stock based on the satisfaction of performance criteria.

A Performance Award shall be awarded to a Participant contingent upon attainment of future performance goals of the Company or its affiliates during a performance cycle. The performance goals shall be pre-established by the Compensation Committee. Performance goals determined by the Compensation Committee may include, but are not limited to, (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the fair market value of our common stock; (23) operating income; (24) objective safety measures such as the total recordable incident rate or the lost time incident rate; (25) other objective measures related to completion of projects, or (26) such other events or matters as the Committee determines appropriate in its sole discretion. In determining the value of Performance Awards, the Compensation Committee shall take into account a Participant’s duties, past and potential contributions to the success of the Company, and such other considerations as it deems appropriate. The Compensation Committee, in its sole discretion, may make adjustments to the amount payable under a Participant’s Performance Award during or after a performance period.

Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Compensation Committee. Payment of a Performance Award may be made in a lump sum in cash, Common Stock, or a combination thereof, as determined by the Compensation Committee, and shall be made after the end of the performance period and certification by the Compensation Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the fair market value of the Common Stock on the payment date.

A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company or does not continue to perform services as a consultant or a director for the Company at all times during the applicable performance period, except as may be determined by the Compensation Committee.

Bonus Stock Awards

Bonus stock awards are unrestricted shares of our common stock that are subject to such terms and conditions as the Committee may determine. They need not be subject to performance criteria or objectives or to forfeiture.

Other Stock-Based Awards.

The Committee, in its discretion, may also grant to participants an award denominated or payable in, referenced to, or otherwise based on or related to the value of our common stock.

Change in Control and Other Adjustments

Unless otherwise provided in an Award Agreement, in the event of a Change of Control (defined below), if the successor company does not assume or substitute for an outstanding Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then as of the Change of Control the Committee, acting in its sole discretion without the consent or approval of any Participant, shall affect one or more of the following alternatives, which may vary among individual Participants and which may vary among Awards held by any Participant: (A) the Committee may accelerate the vesting of options and Stock Appreciation Rights, cancel options and Stock Appreciation Rights and cause us to make payments in respect thereof in cash, or adjust the outstanding options and Stock Appreciation Rights as appropriate to reflect such Change in Control; (B) for a Restricted Stock Award, a Restricted Stock Unit Award, Bonus Stock Award, an Other Stock-Based Awards, or any Performance Award, any restrictions, limitations and other conditions applicable to such Award shall lapse and the shares of Stock subject to such Award shall, as applicable, be issued and/or become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original Award; and (C) for any Award subject to performance criteria, the number of shares of Stock delivered with respect to such Award shall be calculated based on the greater of (1) actual performance for the Performance Period through the date of the Change of Control, or (ii) the target number of shares of Stock for the Award.

In addition, upon a Change in Control, the Committee may, cause any award (whether vested or unvested) to be assumed or have a new award of a similar nature substituted for the award by an entity which is a party to the transaction resulting in the Change in Control and which is then (or will be upon completion of the Change in Control transaction) employing the holder or which is (or will be upon completion of the Corporate Change transaction) affiliated or associated with the holder in the same or a substantially similar manner as the Company prior to the Change in Control, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Common Stock subject to the award immediately after the assumption or substitution is equal to the excess of the aggregate fair market value of all Common Stock subject to the award immediately before such assumption or substitution, and (B) the assumed rights under such existing award or the substituted rights under such new award, as the case may be, will have substantially the same terms and conditions as the rights under the existing award assumed or substituted for, as the case may be.

In addition, unless otherwise provided in an Award Agreement or any severance plan under which a Participant is eligible to receive benefits, if a Participant is involuntarily terminated without cause during the twenty-four (24) month period immediately following the date a Change in Control occurs, then such Award will become fully vested.

The Equity Plan provides that a Change in Control occurs if (i) we are not the surviving entity in any merger or consolidation or other reorganization (or we survive only as a subsidiary of an entity other than an entity that was directly or indirectly wholly-owned by us immediately prior to such merger, consolidation or other reorganization), (ii) we sell, lease or exchange all or substantially all of our assets to any other person (other than an entity that is directly or indirectly wholly owned by us), (iii) we are to be dissolved, (iv) any person or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock, or (v) as a result of a contested election of directors, the persons who were our directors before the election cease to constitute a majority of our Board.

The maximum number of shares that may be issued under the Equity Plan, as well as the number and price of shares of Common Stock or other consideration subject to an award under the Equity Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding common stock by reason of stock dividends, recapitalizations, mergers, consolidations, combinations, split, spin-offs, extraordinary dividend, exchanges of shares or other relevant changes in capitalization or distributions to the holders of common stock occurring after an award is granted.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the grant, vesting and exercise of awards under the Equity Plan. This summary is based on the tax laws in effect as of the date of this

Proxy Statement. Changes to these laws could alter the tax consequences described below. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes. Individuals receiving option awards under the Equity Plan should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Options granted under the Equity Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the IRC, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as described below.

Incentive Stock Options

An optionee will not recognize any taxable income at the time of the award of an incentive stock option. In addition, an optionee will not recognize any taxable income at the time of the exercise of an incentive stock option (although taxable income may arise at the time of exercise for alternative minimum tax purposes) if the optionee has been an employee of the Company at all times beginning with the option award date and ending three months before the date of exercise (or twelve months in the case of termination of employment due to disability). If the optionee has not been so employed during that time, the optionee will be taxed as described below for non-statutory stock options. If the optionee disposes of the shares purchased through the exercise of an incentive stock option more than two years after the option was granted and more than one year after the option was exercised, then the optionee will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the optionee disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the optionee will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of (i) the fair market value of the shares disposed of on the date of exercise over (ii) the exercise price paid for those shares. Any additional gain realized by the optionee on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the optionee. The Company will, subject to Section 162(m) of the IRC, generally be entitled at the time of the disqualifying disposition to a tax deduction equal to that amount of ordinary income reported by the optionee.

Non-Statutory Options

An optionee will not recognize any taxable income at the time of the award of a non-statutory option. The optionee will recognize ordinary income in the year in which the optionee exercises the option equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required at that time to satisfy the tax withholding requirements applicable to such income. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the optionee at the time he or she disposes of those shares. The Company will, subject to Section 162(m) of the IRC, generally be entitled to an income tax deduction at the time of exercise equal to the amount of ordinary income recognized by the optionee at that time.

Restricted Stock Awards

The recipient of shares of restricted stock will not recognize any taxable income at the time of the award so long as the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture. Accordingly, the Company is not entitled to a compensation deduction at that time. The recipient will have to report as ordinary income as and when those shares of Common Stock subsequently vest, that is, when they either become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the excess of (i) the fair market value of the shares upon vesting over (ii) the cash consideration (if any) paid for the shares. The Company will, subject to Section 162(m) of the IRC, then be entitled to a corresponding compensation deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the employee before the risk of forfeiture lapses will also be compensation income to the Participant when paid. Notwithstanding the foregoing, the recipient of a restricted stock award may elect under Section 83(b) of the IRC to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (1) subject to Section 162(m) of the IRC, the Company will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (3) there will be no further federal income tax consequences when the risk of forfeiture lapses. In such case, any appreciation or depreciation in the fair market value of those shares of Common Stock after grant will generally result in a capital gain or loss to the recipient at the time he or she disposes of those shares. This election must be made not later than thirty days after the grant of the restricted stock award and is irrevocable.

Restricted Stock Units

Restricted stock units are not subject to taxation at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon receipt of shares of Common Stock (or the equivalent value in cash or other property) in settlement of an award of restricted stock units, the Participant will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock, and any previously unpaid dividends, received in settlement for the units at such time over the amount, if any, paid for the shares, and subject to Section 162(m) of the IRC, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights

The recipient of a stock appreciation right will not recognize taxable income at the time of the award. The recipient will recognize ordinary income when the stock appreciation right is exercised in an amount equal to the excess of (i) the fair market value of the underlying shares of Common Stock on the exercise date over (ii) the base price in effect for the stock appreciation right, and the recipient will be required to satisfy the tax withholding requirements applicable to such income. The Company will generally be entitled at the time of exercise to an income tax deduction equal to the amount of ordinary income recognized by the recipient in connection with the exercise of the stock appreciation right.

Performance Awards

Performance Awards generally result in taxable income to the Participant and, subject to Section 162(m) of the IRC, a compensation deduction by the Company at the time the payment is made. If such awards are paid in shares of Common Stock, the compensation amount will be equal to the fair market value of the Common Stock on the date of transfer and result in a corresponding compensation deduction for the Company. Performance Awards are subject to federal income and employment tax withholding.

Bonus Stock Awards and Other Stock-Based Awards

Bonus Stock Awards and Other Stock-Based Awards generally result in taxable income to the Participant and, subject to Section 162(m) of the IRC, a compensation deduction by the Company at the time the payment is made. If such awards are paid in shares of Common Stock, the compensation amount will be equal to the fair market value of the Common Stock on the date of transfer and result in a corresponding compensation deduction for the Company. Bonus Stock Awards and Other Stock-Based Awards are subject to federal income and employment tax withholding.

Effect of a Change of Control

Under certain circumstances, accelerated vesting, exercise or payment of awards under the Equity Plan in connection with a “change of control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the IRC. To the extent it is so considered, the Participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Deductibility of Executive Compensation

Section 162(m) of the IRC places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any taxable year with respect to each “covered employee” within the meaning of Section 162(m) of the IRC.

Miscellaneous

The board may amend or modify the Equity Plan at any time; provided, however, that stockholder approval will be obtained for any amendment (1) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (2) to change the number of shares available for issuance as incentive stock options, (3) to change the class of employees eligible to receive incentive stock options or (4) to permit the exercise price of any outstanding option or stock appreciation right to be reduced to be below fair market value as of the grant date.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2021, 8,780,384 shares under the 2013 Plan are reserved to satisfy share delivery obligations upon the vesting of outstanding restricted performance unit awards, restricted stock unit awards, and the exercise of existing option grants, which includes 6,853,653 shares underlying options assumed from Legacy Expro in connection with the Merger (which are not available for future grant under the 2013 Plan if forfeited). As of December 31, 2021, 1,492,865 shares are reserved for issuance under all Company equity plans (including the LTIP and Expro Group Holdings International Limited 2018 Management Incentive Plan) upon the vesting of restricted performance unit awards, restricted stock unit awards, restricted stock awards, and the exercise of existing option grants.

As of December 31, 2021, there were 109,142,925 shares of our Common Stock issued and outstanding.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE EXPRO GROUP HOLDINGS N.V. 2022 LONG-TERM INCENTIVE PLAN.

SHAREHOLDER PROPOSALS

Pursuant to the Company’s Articles, general meetings will be held in Amsterdam, The Netherlands in the municipality in which the Company has its statutory seat, or at Schiphol (Municipality of Haarlemmermeer). A general meeting of shareholders shall be held at least once a year within the period required by Dutch law, which is currently no later than six months after the end of the Company’s financial year.

The agenda for the 2023 annual meeting is expected to include, in addition to other matters, any matter the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital stock as determined by our Articles and Dutch law, which is currently set at three percent. In order for such matters to be included in the Company’s proxy material or presented at the 2023 annual meeting, the qualified shareholder must submit the matter to the Company’s Secretary at 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084. Shareholders who desire to submit a proposal for action at the 2023 annual meeting other than pursuant to Rule 14a-8 of the Exchange Act must comply with Article 30 of the Company’s Articles. The request to consider such matter must be received by us no later than on the 60th day prior to the day of the 2023 annual meeting accompanied by a statement containing the reasons for the request. We currently expect our 2023 annual meeting to be held on or about May 24, 2023, with mailing to commence on or about March 31, 2023. Requests received later than the 60th day prior to the day of the meeting (which is Saturday, March 25, 2023), will be considered untimely. In addition, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the Company’s Articles is March 26, 2023.

Any proposals sought for inclusion in the proxy statement for the 2023 annual meeting must comply with Rule 14a-8 under the Exchange Act and be submitted by                 , 20    .

HOUSEHOLDING MATTERS

Shareholders who share a single address will receive only one proxy statement or Notice at that address unless the Company has received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate copy of these materials or of future materials (as applicable), he or she may contact the Company’s Corporate Secretary at (713) 463-9776, or write to Expro Group Holdings N.V., 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084, Attention: Corporate Secretary. The Company will deliver separate copies of this proxy statement or the Notice promptly upon written or oral request. If you are a shareholder receiving multiple copies of this proxy statement or the Notice, you can request householding by contacting the Company in the same manner. If you own your Common Stock through a bank, broker or other shareholder of record, you can request additional copies of this proxy statement or request householding by contacting the shareholder of record.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. The Company’s filings are available to the public at the SEC’s website at www.sec.gov. The Company’s Common Stock is listed on the New York Stock Exchange under the ticker symbol “XPRO”. You may request a copy of the Company’s filings, including this proxy statement and our 2021 Annual Report, free of charge by contacting the Company’s Corporate Secretary at (713) 463-9776, or by writing to Expro Group Holdings N.V., 1311 Broadfield Blvd., Suite 400, Houston, Texas 77084, Attention: Corporate Secretary. Upon request, we will also furnish without charge to each person to whom this proxy statement is delivered a copy of any exhibit listed in our 2021 Annual Report. The Company’s filings are also available on its website at www.expro.com.

Appendix A

EXPRO GROUP HOLDINGS N.V.

2022 LONG-TERM INCENTIVE PLAN,

EFFECTIVE MAY 25, 2022

A-i

9.	Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization		A-17
	(a)	Existence of Plans and Awards	A-17
	(b)	Subdivision or Consolidation of Shares	A-17
	(c)	Corporate Recapitalization	A-18
	(d)	Additional Issuances	A-18
	(e)	Change in Control	A-18
	(f)	Change in Control Price	A-20
	(g)	Impact of Corporate Events on Awards Generally	A-21
10.	General Provisions		A-21
	(a)	Transferability	A-21
	(b)	Taxes	A-23
	(c)	Changes to this Plan and Awards	A-23
	(d)	Limitation on Rights Conferred under Plan	A-23
	(e)	Unfunded Status of Awards	A-24
	(f)	Nonexclusivity of this Plan	A-24
	(g)	Fractional Shares	A-24
	(h)	Severability	A-24
	(i)	Governing Law	A-24
	(j)	Conditions to Delivery of Stock	A-25
	(k)	Section 409A of the Code	A-25
	(l)	Restrictions on Repricing of Options or Stock Appreciation Rights	A-26
	(m)	Clawback	A-26
	(n)	Persons Residing Outside of the United States	A-26
	(o)	Right of Offset	A-27
	(p)	Electronic Delivery and Signatures	A-27
	(q)	No Guarantee of Tax Treatment	A-27
	(r)	Plan Establishment and Term	A-27

A-ii

EXPRO GROUP HOLDINGS N.V.

2022 LONG-TERM INCENTIVE PLAN

1.    Purpose of the Plan. The purpose of the Expro Group Holdings N.V. 2022 Long-Term Incentive Plan (the “Plan”) is (i) to provide a means through which Expro Group Holdings N.V., a limited liability company organized in the Netherlands (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors, and consultants of the Company and its Subsidiaries, and (ii) to provide a means whereby those persons upon whom the responsibilities for the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening such persons’ concern for the welfare of the Company and its Subsidiaries and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors, and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Bonus Stock, Other Stock-Based Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2.    Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)    “Affiliate” means any entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity, or (ii) to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities or by contract or otherwise.

(b)    “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Bonus Stock, Other Stock-Based Award, or Performance Award, together with any other right or interest granted to a Participant under this Plan.

(c)    “Award Agreement” means a written or electronic means an agreement between the Company and a Participant evidencing an Award and its terms. Each Award Agreement shall designate (i) the type of Award being issued, (ii) the vesting conditions or forfeiture provisions applicable to the Award, including any applicable Performance Goals or provisions constituting a substantial risk of forfeiture; (iii) transferability restrictions; (iv) any applicable rules regarding delivery of shares of Stock under the Award; (v) subject to Section 5(c) below, provisions regarding payments of dividends or Dividend Equivalents; and

(vi) any additional matters as the Committee may determine to be appropriate. The terms and provisions of each Award Agreement need not be identical. Except as otherwise provided in the Plan, subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

(d)    “Beneficiary” means one or more persons, trusts, or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term “Beneficiary” means the persons, trusts, or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(e)    “Board” means the Company’s Board of Directors.

(f)    “Bonus Stock” means Stock granted as a bonus pursuant to Section 6(f).

(g)    “Cause” means a determination by the Company that a Participant (i) has engaged in gross negligence, incompetence, or misconduct in the performance of his or her duties with respect to the Employer or any of its affiliates; (ii) has failed to materially perform Participant’s duties and responsibilities to the Company or any of its affiliates; (iii) has breached any material provision of the Plan, an Award Agreement or any written agreement or corporate policy or code of conduct established by the Company or any of its affiliates; (iv) has engaged in conduct that is, or could reasonably expected to be, materially injurious to the Company or any of its affiliates; (v) has committed an act of theft, fraud, embezzlement, misappropriation, or breach of a fiduciary duty to the Company or any of its affiliates; or (vi) has been convicted of, pleaded no contest to, or received adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

(h)    “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i)    The consummation of an agreement to acquire, or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any Person of, 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) below;

(ii)    Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii)    Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (B) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such an Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control for purposes of such Award will mean a Change in Control that is also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of the Nonqualified Deferred Compensation Rules.

(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j)    “Committee” means a committee of two or more directors of the Board and/or of the Company’s Management Board designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member.

(k)    “Dividend Equivalent” means a right, granted to an Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(l)    “Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on a leave of absence may be considered as still in the employ of the Company or any of its Subsidiaries for purposes of eligibility for participation in this Plan.

(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n)    “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on the immediately preceding date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recently preceding date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including, without limitation, the Nonqualified Deferred Compensation Rules.

(o)    “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(p)    “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Board after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(q)    “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

(r)    “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(s)    “Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

(t)    “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u)    “Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(v)    “Performance Goals” means the criteria the Committee selects for purposes of calculating payment under a Performance Award. The Performance Goals shall be designated by the Committee in its sole discretion and may be based on (i) one or more business criteria that apply to the Participant, (ii) one or more business units of the Company, (iii) the Company as a whole, or (iv) individual performance goals established by the Committee, and may reference to one or more of the following: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; (24) objective safety measures, such as the total recordable incident rate (TRIR) or the lost time incident rate (LTIR); (25) other objective measures related to the completion of projects; or (26) such other events or matters as the Committee determines appropriate in its sole discretion. Any Performance Goal may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee, in its discretion, may adjust or modify the calculation of the Performance Goals for each Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; (ii) in the event of, or in connection with, any acquisition or divestiture of a portion of the Company’s business or operations; or (iii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(w)    “Performance Period” means the time period during which achievement of a Performance Goal in respect of a Performance Awards shall be measured, which may include a period of up to ten years, as specified by the Committee.

(x)    “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) owns more than fifty percent of the voting interests.

(y)    “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust, or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(z)    “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).

(aa)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(bb)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash, or a combination thereof at the end of a specified deferral period.

(cc)    “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(dd)    “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(ee)    “Stock” means the Company’s Common Stock, par value €0.06 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(ff)    “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(gg)    “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3.    Administration.

(a)    Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock, Bonus Stock, Other Stock-Based Awards, Performance Awards, as applicable, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award Agreement (which need not be identical); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award Agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state or foreign corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act; (ix) terminate, modify, or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)    Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company may be taken either (i) by the full Board, (ii) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (iii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee, by the full Board, or by the Committee upon the abstention or recusal of such non-Qualified Member(s), as applicable, shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to

Participants subject to section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.

(c)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants, or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction of or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.    Stock Subject to Plan.

(a)    Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed the sum of (x) 11,050,000 shares of Stock, (y) the number of shares remaining for issuance under the Expro Group Holdings N.V. Long-Term Incentive Plan on the Effective Date, and such total will be available for the issuance of Incentive Stock Options, and (iii) any shares issued under the Expro Group Holdings N.V. Long-Term Incentive Plan that are the subject of an award under that plan on the Effective Date and thereafter are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Stock or in a manner such that all or some of the shares of Stock covered by such award are not issued to the award holder, or are exchanged for an awards that does not involve shares of Stock (provided, however, for purposes of this clause (iii) any shares that are withheld from payment of an award to satisfy tax obligations shall be treated as issued).

(b)    Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan, minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)    Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, exchanged, settled in cash, or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock, (ii) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (iii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award (other than an Option or an SAR), will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. If shares of Stock are withheld to satisfy tax obligations with respect to an Option or an SAR, such shares shall not again be available for issuance under the Plan. If shares of Stock are tendered in payment of an option price of an Option or the exercise price of a SAR, such shares shall not be available for issuance under the Plan.

(d)    Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

(e)    Substitute Awards. Subject to the listing rules of the stock exchange, if any, on which the Stock is listed, shares of Stock delivered with respect to substitute awards granted in assumption of, or in substitution for, awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an affiliate shall not reduce the number of shares of Stock in the available for issuance under the Plan pursuant to Section 4(a); provided, however, that such substitute awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall count against the limitation with respect to shares that may be issued upon the exercise of Incentive Stock Options provided in Section 4(a). Subject to the listing rules of the stock exchange, if any, on which the Stock is listed, a number of shares under a pre-existing shareholder-approved plan of an entity directly or indirectly acquired by the Company or any affiliate as a result of a merger, consolidation or acquisition equal to the shares remaining available for delivery under such pre-existing shareholder-approved plan as of the date of the consummation of such transaction (as appropriately adjusted to reflect such transaction) may, if and to the extent permitted by the Board, be delivered with respect to Awards under the Plan and such shares shall not reduce the number of shares of Stock available for issuance under the Plan pursuant to Section 4(a); provided, however, that such Awards shall not be made after the date awards or grants could have otherwise been made under the terms of such pre-existing shareholder-approved plan, absent the transaction.

5.    Eligibility; Award Limitations.

(a)    Eligibility. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof.

(b)    Annual Limit on Awards to Non-Employee Directors.    In each calendar year, during any part of which this Plan is in effect, a non-employee director of the Board may not be granted Awards having a value (determined, if applicable, pursuant to the Financial Accounting Standards Board Accounting Standards Codification Topic 718, as amended or any successor accounting standard) on the date of grant in excess of $1,000,000, multiplied by the number of full or partial calendar years in any performance period established with respect to an Award, if applicable; provided, that, the limits set forth in this Section 5(b) shall be without regard to grants of Awards, if any, made to a non-employee director during any period in which such individual was an employee of the Company or of any of its Subsidiaries or was otherwise providing services to the Company or to any of its Subsidiaries other than in the capacity as a director of the Company. For the avoidance of doubt, the annual limit set forth in this Section 5(b) shall apply solely to equity-based compensation Awards granted under this Plan and shall not apply to shares of Stock granted to a non-employee director in lieu of all or any portion of such non-employee director’s cash-based director fees.

(c)    Limitation on Dividends and Dividend Equivalents. The Committee may provide that Awards under this Plan shall earn dividends or Dividend Equivalents or issue awards of Dividend Equivalents; provided, however, that no portion of such dividends or Dividend Equivalents may be paid prior to vesting or during the period an Award is subject to forfeiture. Prior to payment, such dividends or Dividend Equivalents shall be credited to an account maintained on the books of the Company. Any crediting of dividends or Dividend Equivalents will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including reinvestment in additional shares of Common Stock or common share equivalents. Dividend or Dividend Equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or Dividend Equivalents shall be paid on Options or SARs.

(d)    Minimum Vesting. The Committee shall establish the vesting schedule to apply to any Award. Each such Award issued under this Plan’s terms shall have a vesting period of not less than one (1) year (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one-year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the following awards shall not be subject to this requirement:

(i)    Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Affiliates;

(ii)    Shares of Stock delivered in lieu of fully vested cash bonuses;

(iii)    Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders, provided such meeting is at least fifty (50) weeks after the immediately preceding year’s annual meeting; and

(iv)    Any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 9(b);

and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, or disability, in the terms of an Award Agreement or otherwise.

6.    Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules unless the Committee makes an informed decision based on consultation with legal counsel to take such action and disqualify the Award from meeting such requirements of the Nonqualified Deferred Compensation Rules due to other considerations.

(b)    Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)    Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)    Time and Method of Exercise. The Committee shall determine the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by, or forms in which, Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii)    ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Except as otherwise provided in

Section 9, no provision of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)    Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)    Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)    Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award Agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A)    An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B)    Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)    the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

(2)    the number of shares as to which that SAR has been exercised.

(iii)    Right Without Option. An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the SAR, which Award Agreement shall comply with the following provisions:

(A)    Each Award Agreement shall state the total number of shares of Stock to which the SAR relates.

(B)    Each Award Agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C)    Each Award Agreement shall state the date at which the SARs shall expire if not previously exercised.

(D)    Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1)    the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

(2)    the number of shares as to which the SAR has been exercised.

(iv)    Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)    Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments, or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

(ii)    Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing

Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(e)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units, which are rights to receive Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to Eligible Persons. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)    Other Awards. The Committee is authorized, subject to limitations under applicable law and Section 5(d) above, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(g).

7.    Certain Provisions Applicable to Awards.

(a)    Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

(b)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award; any award granted under another plan of the Company, or any of its Subsidiaries, or of any business entity to be acquired by the Company or any of its Subsidiaries; or any other right of an Eligible Person to receive payment from the Company or any of its Subsidiaries. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered, but only to the extent such substitution does not cause the Award to violate the requirements of Section 6(b)(i) hereof. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(c)    Term of Awards. Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or upon the settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the

Committee or upon the occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company (to the extent such separate plan is required for compliance with the Nonqualified Deferred Compensation Rules) and shall further be made pursuant to the Nonqualified Deferred Compensation Rules. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e)    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f)    Restrictive Covenant Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in certain conduct, including, but not limited to, a restriction against competition with the Company or any of its Subsidiaries, a restriction against solicitation of employees, customers, and business affiliates, and confidentiality provisions, for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee (a “Restrictive Covenant Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of the Nonqualified Deferred Compensation Rules is created with respect to a Participant, the Restrictive Covenant Agreement must be entered into by such Participant within 30 days following the creation of the legally binding right.

8.    Performance Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Awards under the Plan to Eligible Persons in such amounts and upon such terms as the Committee shall determine. The right of an Eligible Person to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants. In connection with the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

9.    Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)    Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

(b)    Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate: (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Section 4(a) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, all without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Sections 4(a) and

5(b) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, all without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)    Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv)    Adjustments under Sections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)    Corporate Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “Recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4(a) and 5(b) shall be adjusted in a manner consistent with the Recapitalization.

(d)    Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e)    Change in Control.

(i)    Unless otherwise provided in an Award Agreement or any severance plan under which a Participant is eligible to receive benefits, if a Participant is involuntarily terminated without Cause during the twenty-four (24) month period immediately following the date a Change in Control occurs, then such Award shall become fully vested.

(ii)    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control, to the extent the successor company does not assume or substitute for an outstanding Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then as of the Change of Control the Committee, acting in its sole discretion without the consent or approval of any holder (subject to any restrictions or limitations in an individual Award Agreement or any other written agreement entered into between the Company and a holder), shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(A)    for any award of Options or SARs, either (1) accelerate the time at which Options or SARs then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; or (2) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Options or SARs held by such holders (irrespective of whether such Options or SARs are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options or SARs and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(f) (the “Change in Control Price”) of the shares subject to such Options or SARs over the Exercise Price(s) under such Options or SARs for such shares (except that to the extent the Exercise Price under any such Options or SARs is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Options or SARs);

(B)    For any Award of Restricted Stock, Restricted Stock Units, Bonus Stock, Other Stock-Based Awards, or any Performance Award, any restrictions, limitations and other conditions applicable to such Award shall lapse and the shares of Stock subject to such Award shall, as applicable, be issued and/or become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original Award; and

(C)    For any Award subject to performance criteria, the number of shares of Stock delivered under such Award shall be determined based on the greater of (1) actual performance, or (2) target, as calculated during the Performance Period through the date of the Change of Control;

provided, however, that, except as otherwise provided in Section 10(k) or an Award Agreement, then, for any situation in which this Section 9(e)(ii) applies, in addition to the foregoing provisions of this Section 9(e)(ii), upon the occurrence of a Change in Control, the Committee, acting in its sole discretion without the consent or approval of a holder, may cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion.

(iii)    To the extent the successor company agrees to assume or substitute for an outstanding Award, then as of the Change of Control the Committee, acting in its sole discretion without the consent or approval of any holder (subject to any restrictions or limitations in an individual Award Agreement or any other written agreement entered into between the Company and a holder), shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(A)    for any Award, with respect to all or selected holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Change in Control and which is then (or will be upon completion of the Change in Control transaction) employing such holder or which is (or will be upon completion of the Change in Control transaction) affiliated or associated with such holder in the same or a substantially similar manner as the Company prior to the Change in Control, or a parent or subsidiary of such entity, provided that (1) such assumption or substitution is on a basis where the excess of the aggregate Fair Market Value of the Stock subject to the Award immediately after the assumption or substitution is equal to the excess of the aggregate Fair Market Value of all Stock subject to the Award immediately before such assumption or substitution, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have substantially the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be; or

(B)    make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding), including adjusting an Award to provide that the number and class of Shares covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee in its sole discretion;

provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(f)    Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows:

(i)    the price per share offered to holders of Stock in any merger or consolidation;

(ii)    the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets;

(iii)    the amount distributed per share of Stock in a dissolution transaction;

(iv)    the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place; or

(v)    if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants.

In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or in Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(g)    Impact of Corporate Events on Awards Generally. In the event of a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

10.    General Provisions.

(a)    Transferability.

(i)    Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be a Permitted Transferee; provided further that, (A) there may be no consideration for any such transfer and (B) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

(ii)    Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Stock, or other Award may be transferred to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)    Other Transfers. Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)    Effect of Transfer. Following the transfer of any Award as contemplated by Sections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein, the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)    Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Sections 10(a)(i), 10(a) (ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state, and foreign securities laws.

(vi)    Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)    Taxes. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, any amounts required by federal, state, local or foreign tax law to be withheld with respect to an Award including the vesting or exercise of an Award. Alternatively, the Company or any Subsidiary may require a Participant (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or Subsidiary in cash or by check upon the vesting or exercise. Alternatively, in the discretion of the Committee, the Company may reduce the number of Shares issued to a Participant upon the exercise or vesting of a Participant’s Award to satisfy the tax withholding obligations of the Company or an Affiliate or take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award, either on a mandatory or elective basis, in the discretion of the Committee. The Company shall have no obligation upon vesting or exercise of any Award until the Company or a Subsidiary has received payment sufficient to satisfy the Company’s or the Subsidiary’s tax withholding obligations with respect to that vesting or exercise. Neither the Company nor any Subsidiary shall be obligated to advise a Participant of the existence of the tax or the amount which it will be required to withhold.

(c)    Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d)    Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award; or (v) preventing the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan (and no Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action).

(e)    Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f)    Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)    Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board (including the Company’s Management Board if required under Rule 16b-3(d)(1)) or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)    Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j)    Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of Restricted Stock, a Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k)    Section 409A of the Code. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of the Nonqualified Deferred Compensation Rules. Each Award Agreement for an Award that is intended to comply with the requirements of the Nonqualified Deferred Compensation Rules shall be construed and interpreted in accordance with such intention. If the Committee determines that an Award, an Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a Participant to become subject to additional taxes under the Nonqualified Deferred Compensation Rules, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of the Nonqualified Deferred Compensation Rules to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

The exercisability of an Option shall not be extended to the extent that such extension would subject the Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

(l)    Restrictions on Repricing of Options or Stock Appreciation Rights. Except as provided in Section 9, the Committee may not, without approval of the stockholders of the Company, (i) amend any outstanding Award Agreement for an Option to lower the option price (or cancel and replace any outstanding Award Agreement for an Option with a new Award Agreement having a lower option price), (ii) amend any outstanding Award Agreement for a SAR or to lower the SAR grant price (or cancel and replace any outstanding SAR with a new SAR having a lower SAR grant price), or (iii) cancel any outstanding “underwater” Option or SAR in exchange for cash. Further, the Committee may not lower an option price of an Option (or cancel and replace any outstanding Award Agreement with a new Award Agreement having a lower option price) or lower the SAR grant price (or cancel and replace any outstanding SAR with a new Award Agreement having a lower SAR grant price) to the extent that doing so would subject the Participant to additional taxes under section 409A of the Code.

(m)    Clawback. All Awards granted under the Plan will be subject to recoupment in accordance with (i) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or other applicable law, or (ii) any policy that may be adopted by the Board. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including, but not limited to, a recovery right in respect of previously acquired shares of Stock and/or a repayment right with respect to previously acquired cash or property, including the proceeds of any shares of Stock received under this Plan’s terms.

(n)    Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Affiliates shall be covered by the Plan; (ii) determine which persons employed or hired outside the United States are eligible to participate in the Plan; (iii) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable (and any subplans and modifications to Plan terms and procedures established under this Section 10(n) by the Committee shall be attached to the Plan document as Appendices); and (v) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

(o)    Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Nonqualified Deferred Compensation Rules. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

(p)    Electronic Delivery and Signatures. Any reference in an Award Agreement or the Plan to a written document includes without limitation any document delivered electronically or posted on the Company’s or an Affiliate’s intranet or other shared electronic medium controlled by the Company or an Affiliate. The Committee and any Participant may use facsimile, PDF or other electronic signatures in signing any Award or Award Agreement, in exercising any Option or Stock Appreciation Right, or in any other written document in the Plan’s administration. The Committee and each Participant are bound by facsimile, PDF and other electronic signatures, and acknowledge that the other party relies on facsimile and PDF signatures.

(q)    No Guarantee of Tax Treatment. Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, the Board or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.

(r)    Plan Establishment and Term. The Plan was adopted and established by the Board and approved by the Company’s stockholders on May 25, 2022 (the “Effective Date”). Awards may be granted under this Plan no earlier than the Effective Date, and no Awards may be granted under this Plan on or after the tenth anniversary of the Effective Date.

Sustainable Solutions for Expro and its Customers
Gas Compression
Well Flow Management
Customer reduced Green House Gas emissions across 10 sites by up to
10,000 tons per day
Capture Carbon
Subsea Well Access and Well Flow Management
The Northern Lights project transports liquified CO2 by pipeline to permanent offshore subsea storage
Efficiencies Environmental
Well Flow Management
Carbon-efficient solution reduces operating CO2 footprint by 57%
Emissions Operational
Well Intervention & Integrity
CoilHose operation reduced operational CO2e emissions by +75%

Vote online now at: proxydocs.com/xpro
expro.com NYSE: XPRO
Forward-Looking Statements
These materials contain goals and initiatives that are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. Inclusion of information in these materials should not be construed as a characterization of the materiality or financial impact of that information with respect to our Company. In addition, these materials contain forward-looking statements (“Forward-Looking Statements”) based on current expectations. Various statements in these materials or incorporated by reference in these materials, in previously submitted and future filings by us with the Securities and Exchange Commission, in our press releases and in oral statements made from time to time by us or on our behalf constitute Forward-Looking Statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-Looking Statements are based on current expectations and are indicated by words or phrases such as anticipate, outlook, estimate, expect, project, believe, envision, can, commit, will, aim, seek, goal, target and similar words or phrases. These Forward-Looking Statements involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed in or implied by such Forward-Looking Statements. These Forward-Looking Statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control, that could cause actual results, performance, or achievements to materially differ. These risks include, but are not limited to, those identified in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Form 8-K reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any Forward-Looking Statements, whether as a result of new information, future events, or otherwise.

SCAN TO VIEW MATERIALS & VOTE
EXPRO GROUP HOLDINGS N.V. (INCORPORATED IN THE NETHERLANDS) 1311 BROADFIELD BLVD., SUITE 400 HOUSTON, TEXAS 77084

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 24, 2022 or 5:59 A.M. Central European Time on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 24, 2022 or 5:59 A.M. Central European Time on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D71599-P71329-P71328 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXPRO GROUP HOLDINGS N.V. PROPOSALS
The Board of Directors recommends that you vote FOR each of the nominees named below:
1.	Election of Directors	For	Against	Abstain
	Nominees:

	1a. Michael C. Kearney	☐	☐	☐

	1b. Michael Jardon	☐	☐	☐			For	Against	Abstain

	1c. Eitan Arbeter	☐	☐	☐	5.	To discharge the members of the Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2021;	☐	☐	☐

	1d. Robert W. Drummond	☐	☐	☐	6.	To appoint Deloitte Accountants B.V. as the Company’s auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2022, as required by Dutch law;	☐	☐	☐

	1e. Erich L. Mosing	☐	☐	☐	7.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the Company’s U.S. GAAP financial statements for the fiscal year ending December 31, 2022;	☐	☐	☐

	1f. Alan Schrager	☐	☐	☐	8.	To authorize the Company’s Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the 2022 annual meeting;	☐	☐	☐

	1g. Lisa L. Troe	☐	☐	☐	9.	To authorize the Board to issue shares up to 20% of the issued share capital as of the date of the Annual Meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the 2022 annual meeting. The authorization also includes the authority to restrict or exclude pre-emptive rights upon an issue of shares; and	☐	☐	☐

	1h. Brian Truelove	☐	☐	☐	10.	To adopt the Company’s 2022 Long-Term Incentive Plan.	☐	☐	☐

	1i. Eileen G. Whelley	☐	☐	☐	NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the proxies appointed hereby. This proxy is solicited on behalf of the Board of the Company. The proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “For” the election of each of the director nominees named in proposal 1 and “For” proposals 2, 4, 5, 6 ,7, 8, 9, 10, and for “1 year” on proposal 3.

The Board of Directors recommends you vote FOR the following proposal:

2.	Non-binding advisory vote to approve named executive officer compensation;	☐	☐	☐

The Board of Directors recommends you vote for “1 year” on the following proposal:	1 Year	2 Years	3 Years	Abstain

3.	Non-binding advisory vote on the frequency of future non-binding advisory votes to approve named executive officer compensation; ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

4.	To review the annual report for the fiscal year ended December 31, 2021, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company’s statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2021;	☐	☐	☐

	Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/xpro.

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        D71600-P71329-P71328

EXPRO GROUP HOLDINGS N.V.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael Jardon, John McAlister, Quinn Fanning and Joshua K. Hancock as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Expro Group Holdings N.V. held by the undersigned that would be entitled to vote if personally present, at the Annual Meeting, to be held on May 25, 2022, at 4:00 P.M. Central European Time, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands, or at any postponement or adjournment thereof. The proxy, when properly executed, will be voted in accordance with the instructions given. If no instructions are given, this proxy will be voted “For” the election of each of the director nominees in proposal 1 and “For” proposals 2, 4, 5, 6 ,7, 8, 9, 10, and for “1 year” on proposal 3. In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting, or at any postponement or adjournment thereof.

Continued and to be signed on reverse side